                                                                     Exhibit 4.4
                                                                     -----------


                                  PHAMIS INC.

                  SALARY SAVINGS AND DEFERRAL PLAN AND TRUST



                 Amended and Restated Effective January 1, 1994

                                  PHAMIS INC.
                        SALARY SAVINGS AND DEFERRAL PLAN

                (Amended and Restated Effective January 1, 1994)

                               Table of Contents
                               -----------------

                                                                 Page

PREAMBLE.......................................................    1


                                   ARTICLE I
                                 NATURE OF PLAN
      1.1  Purpose.............................................    1

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

      2.1  Accounts............................................    3
      2.2  Accrued Benefit.....................................    4
      2.3  Actual Deferral Percentage..........................    4
      2.4  Actual Matching Percentage..........................    4
      2.5  Administration Committee or Committee...............    5
      2.6  Allocation Period...................................    5
      2.7  Alternate Payee.....................................    5
      2.8  Annual Addition.....................................    5
      2.9  Beneficiary.........................................    6
     2.10  Break in Service....................................    6
     2.11  Code................................................    6
     2.12  Company.............................................    6
     2.13  Compensation........................................    6
     2.14  Considered Compensation.............................    7
     2.15  Deferral Limitation.................................    7
     2.16  Determination Year..................................    7
     2.17  Disabled or Disability..............................    8
     2.18  Eligibility Computation Period......................    8
     2.19  Eligibility Service.................................    8
     2.20  Eligible Employee...................................    8
     2.21  Employee............................................    8
     2.22  Employee Contribution...............................    8
     2.23  Employer............................................    8
     2.24  Employment Commencement Date........................    8
     2.25  Employer Contribution...............................    8
     2.26  ERISA...............................................    9
     2.27  Fiscal Year.........................................    9
     2.28  Forfeiture..........................................    9

     2.29  Former Participant..................................    9
     2.30  Highly Compensated Employee.........................    9
     2.31  Hour of Service.....................................   10
     2.32  Leave of Absence....................................   12
     2.33  Limitation Year.....................................   13
     2.34  Matching Contribution...............................   13
     2.35  Nonelective Contribution............................   13
     2.36  Normal Retirement Age...............................   13
     2.37  Parental Absence....................................   13
     2.38  Participant.........................................   13
     2.39  Plan................................................   14
     2.40  Plan Entry Date.....................................   14
     2.41  Plan Year...........................................   14
     2.42  Profit Sharing Contribution.........................   14
     2.43  Qualified Domestic Relations Order..................   14
     2.44  Qualified Employer Contributions....................   15
     2.45  Re-Employed Employee................................   15
     2.46  Related Employer....................................   15
     2.47  Related Plan........................................   16
     2.48  Required Commencement Date..........................   16
     2.49  Rollover Contribution...............................   16
     2.50  Salary Deferral Contribution........................   16
     2.51  Service.............................................   16
     2.52  Trust...............................................   16
     2.53  Trust Agreement.....................................   16
     2.54  Trustee.............................................   16
     2.55  Valuation Date......................................   16
     2.56  Vested Accrued Benefit..............................   16
     2.57  Vesting Service.....................................   17

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     3.1   Eligibility..........................................  18
     3.2   Eligibility Service..................................  18
     3.3   Participation - Re-Employed Employees................  18
     3.4   Notice of Participation..............................  19
     3.5   Rollover Contributions...............................  19

                                    ARTICLE IV
                              EMPLOYER CONTRIBUTIONS

     4.1   Employer Contributions...............................  20
     4.2   Employer Contribution Limitation.....................  20
     4.3   Determination of Contribution........................  21
     4.4   Time and Method of Payment of Employer
             Contributions......................................  21
     4.5   Limitations on Matching Contribution.................  21
     4.6   Return of Employer Contributions.....................  26

                                   ARTICLE V
                    PARTICIPANT CONTRIBUTIONS AND ROLLOVERS

     5.1  Participant Election to Defer Considered
            Compensation.......................................   27
     5.2  Limitation on Salary Deferral Contributions for
            Highly Compensated Employees.......................   27
     5.3  Distribution of Excess Deferrals.....................   31
     5.4  Rollover Contributions and Trust Transfers...........   31
     5.5  Employee Contributions...............................   32

                                   ARTICLE VI
                                  ALLOCATIONS

     6.1   Participant's Accounts...............................   33
     6.2   Charging of Payments and Distributions...............   33
     6.3   Allocation of Earnings to Accounts...................   33
     6.4   Allocation of Employer Contributions.................   33
     6.5   Participants to Whom Nonelective Contributions
             Shall be Allocated.................................   34
     6.6   Dates Contributions Considered Made..................   34
     6.7   Allocation Does Not Create Rights....................   35
     6.8   Equitable Allocations................................   35
     6.9   Limitation on Annual Additions.......................   35
     6.10  Special 410(b) Allocation............................   37
     6.11  Special Valuation....................................   37

                                  ARTICLE VII
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

     7.1   Normal Retirement....................................   38
     7.2   Early Retirement.....................................   38
     7.3   Disability...........................................   38
     7.4   Death................................................   38
     7.5   Termination of Service Prior to Normal
             Retirement Age.....................................   38
     7.6   Years of Vesting Service.............................   38
     7.7   Forfeiture Occurs and Restoration of Non-Vested
             Accrued Benefit....................................   39
     7.8   Termination, Partial Termination, or Complete
             Discontinuance of Employer Contributions...........   39

                                  ARTICLE VIII
                     TIME AND METHOD OF PAYMENT OF BENEFITS

     8.1   Time of Payment......................................   41
     8.2   Method of Payment....................................   43
     8.3   Deferral of Payments.................................   44
     8.4   Involuntary and Voluntary Payments...................   44
     8.5   Qualified Domestic Relations Orders..................   45
     8.6   Payment in the Event of Legal Disability.............   46
     8.7   Accounts Charged.....................................   46
     8.8   Payments Only from Trust.............................   46
     8.9   Unclaimed Account Procedure..........................   46

     8.10  Restrictions on Distributions.......................   47
     8.11  Securities Law Restrictions.........................   48


                                   ARTICLE IX
                               PARTICIPANT LOANS

     9.1   Loans to Participants: Basic Terms and Limits.......   50
     9.2   Instruments and Security for Loans..................   51
     9.3   Loan Provisions Incorporated by Reference...........   52
     9.4   Payment of Expenses.................................   52

                                   ARTICLE X
                             IN-SERVICE WITHDRAWALS

     10.1  In-Service Withdrawal From Accounts.................   53
     10.2  Hardship Withdrawals................................   53
     10.3  Age 59 1/2..........................................   55
     10.4  Normal Retirement Age...............................   55
     10.5  Sale of Trade or Business or Subsidiary.............   55

                                   ARTICLE XI
                           TOP HEAVY PLAN PROVISIONS

     11.1  Top Heavy Rules Applied.............................   56
     11.2  Additional Definitions..............................   56
     11.3  Additional Limitation - Defined Benefit Plan........   59
     11.4  Minimum Benefit.....................................   60
     11.5  Termination of Service Prior to Normal
             Retirement Age....................................   62

                                  ARTICLE XII
                       EMPLOYER ADMINISTRATIVE PROVISIONS

     12.1  Information.........................................   63
     12.2  No Liability........................................   63
     12.3  Employer Action.....................................   63
     12.4  Indemnity...........................................   63
     12.5  Amendment to Vesting Schedule.......................   63

                                  ARTICLE XIII
                            ADMINISTRATION COMMITTEE

     13.1  Appointment.........................................   65
     13.2  Term................................................   65
     13.3  Compensation........................................   65
     13.4  Powers of the Administration Committee..............   65
     13.5  Investment Powers...................................   66
     13.6  Manner of Action....................................   67
     13.7  Authorized Representative...........................   67
     13.8  Exclusive Benefit...................................   67
     13.9  Interested Member...................................   67

     13.10 Funding Policy......................................   67
     13.11 Books and Records...................................   67

                                  ARTICLE XIV
                     PARTICIPANT ADMINISTRATIVE PROVISIONS

     14.1  Beneficiary Designation.............................   68
     14.2  No Beneficiary Designation..........................   68
     14.3  Personal Data to Administration Committee...........   68
     14.4  Address for Notification............................   68
     14.5  Place of Payment and Proof of Continued
             Eligibility.......................................   68
     14.6  Alienation..........................................   69
     14.7  Litigation Against the Trust........................   69
     14.8  Information Available...............................   69
     14.9  Beneficiary's Right to Information..................   69
     14.10 Claims Procedure....................................   69
     14.11 Appeal Procedure for Denial of Benefits.............   70
     14.12 No Rights Implied...................................   71

                                   ARTICLE XV
                                FIDUCIARY DUTIES

     15.1  Fiduciaries.........................................   72
     15.2  Allocation of Responsibilities......................   72
     15.3  Procedures for Delegation and Allocation of
             Responsibilities..................................   73
     15.4  Allocation of Fiduciary Liability...................   73

                                  ARTICLE XVI
                    DISCONTINUANCE AMENDMENT AND TERMINATION

     16.1  Discontinuance......................................   75
     16.2  Amendment...........................................   75
     16.3  Termination.........................................   75
     16.4  Termination, Partial Termination, or Complete
             Discontinuance of Employer Contributions..........   75
     16.5  Amendment Procedures................................   76
     16.6  Procedure on Termination............................   76
     16.7  Merger..............................................   76
     16.8  Notice of Change in Terms...........................   77

                                  ARTICLE XVII
                                   THE TRUST

     17.1  Purpose of the Trust................................   78
     17.2  Appointment of Trustee..............................   78
     17.3  Exclusive Benefit of Participants...................   78
     17.4  Benefits Supported Only By the Trust................   78
     17.5  Rights to Trust Assets..............................   78

                                 ARTICLE XVIII
                                 MISCELLANEOUS

     18.1  Execution of Receipts and Releases..................   79
     18.2  No Guarantee of Interests...........................   79
     18.3  Payment of Expenses.................................   79
     18.4  Employer Records....................................   79
     18.5  Interpretations and Adjustments.....................   79
     18.6  Uniform Rules.......................................   79
     18.7  Evidence............................................   79
     18.8  Severability........................................   79
     18.9  Notice..............................................   80
     18.10 Waiver of Notice....................................   80
     18.11 Successors..........................................   80
     18.12 Headings............................................   80
     18.13 Governing Law.......................................   80

                                  ARTICLE XIX
                             EMPLOYER PARTICIPATION

     19.1  Adoption by Employer................................   81
     19.2  Withdrawal by Employer..............................   81
     19.3  Adoption Contingent Upon Initial and Continued
             Qualification.....................................   81
     19.4  No Joint Venture Implied............................   82

                                  PHAMIS INC.
                        SALARY SAVINGS AND DEFERRAL PLAN

                (Amended and Restated Effective January 1, 1994)


                                    PREAMBLE
                                    --------

     WHEREAS, effective October 16, 1984, PHAMIS Inc. (the "Company") established the PHAMIS Inc. Salary Savings and Deferral Plan (the "Plan") by adopting the Washington Mutual Savings Bank Master 401(k) Plan and Trust Agreement;

     WHEREAS, the Company adopted the First Amendment to the Plan effective October 16, 1984 and obtained a favorable determination from the Internal Revenue Service regarding the qualification of the Plan under the Code on October 28, 1985;

     WHEREAS, the Company amended and restated the Plan on August 1, 1992 by adopting the IPC Pension Services Co., Inc. Defined Contribution Prototype Plan and Trust Agreement, generally effective on January 1, 1987 and January 1, 1989, as necessary to comply with the requirements of the Tax Reform Act of 1986;

     WHEREAS, the Company amended the Plan effective January 1, 1993 and November 1, 1993;

     WHEREAS, Company now desires to completely amend and restate the Plan to be an individually designed plan, effective January 1, 1994, and to comply with the Unemployment Compensation Amendments of 1992, effective January 1, 1993, the Revenue Reconciliation Act of 1993, effective January 1, 1994, and other applicable laws and regulations promulgated thereunder, effective on such dates required thereby; and

     WHEREAS, the Company further desires to amend the Plan, effective _____________, 1994, to provide for certain direction of investments in the common stock of the Company;

     NOW, THEREFORE, the Plan is hereby amended and restated as follows, to be generally effective the first day of January, 1994, and the dates recited above:



                                   ARTICLE I

                                 NATURE OF PLAN
                                 --------------

     1.1  Purpose.  The Company established and maintains the Plan in order to
          -------
aid Eligible Employees accumulate capital for their retirement. The Company intends that the Plan continue to be qualified under section 401(a) of the Code, with a cash or deferred arrangement qualified under section 401(k) of the Code and a trust exempt from taxation under section 501(a) of the

Code. Pursuant to the requirements of section 401(a)(27) of the Code, the Company also intends that the Plan be a profit-sharing plan. The provisions of this Plan (as herein amended and restated) shall generally apply only to an Employee, former Employee, Participant, or Former Participant whose Service with the Employer terminates on or after January 1, 1994, and as otherwise provided herein. The rights of any Employee, former Employee, Participant or Former Participant whose Service with the Employer terminated before January 1, 1994, and as otherwise provided herein, shall be governed by the Plan as it existed prior to this amendment and restatement.

-------------------------
End of Article I

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

     For the purpose of this Plan, the following definitions shall apply unless the context requires otherwise. Words used in the masculine gender shall apply to the feminine, where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "Article" or "Section" in this Plan shall refer to an Article or Section of this Plan unless specifically stated otherwise. Compounds of the word "here," such as "herein" and "hereof" shall be construed to refer to another provision of this Plan, unless otherwise specified or required by the context. It is the intention of the Employer that the Plan be qualified under the provisions of the Code and ERISA and that all its provisions shall be construed to that result.

     In determining the time within which an event or action is to take place for purposes of the Plan, no fraction of a day shall be considered, and any act, the performance of which would fall on a Saturday, Sunday, holiday or other non-business day, may be performed on the next following business day.

     2.1  Accounts.  Separate accounts maintained to record the Accrued Benefits
          --------
of Participants under the Plan, which include the following or any others that are established by the Administration Committee or the Trustee:

          (a) Employee Contribution Account.  Consists of the balance of Salary
              -----------------------------
Deferral Contributions, if any, recharacterized as Employee Contributions pursuant to the Section 5.2, and the income, gain, and losses allocated thereto, and less distributions made therefrom.

          (b) Matching Account.  Includes Matching Contributions made by the
              ----------------
Employer pursuant to Section 4.1(b) and allocated to the Participant pursuant to
Section 6.4(c), and the income, gain, and losses allocated thereto and less distributions made therefrom.

          (c) Profit Sharing Account.  Includes Profit Sharing Contributions
              ----------------------
made by the Employer pursuant to Section 4.1(c) and allocated to the Participant pursuant to Section 6.4(d), together with the income, gain, and losses allocated thereto and less distributions made therefrom.

          (d) Rollover Account.  Includes Rollover Contributions made by a
              ----------------
Participant or Employee in accordance with Section 5.4 of the Plan, and the income, gain, and losses allocated thereto, and less distributions made therefrom.

          (e) Salary Deferral Account.  Includes the sum of (i) Salary Deferral
              -----------------------
Contributions made by the Employer in accordance with Section 4.1(a) and allocated to the Participant pursuant to Section 6.4(b), and (ii) Nonelective Contributions made by the Employer pursuant to Section 4.1(d) and allocated to the Participant pursuant to Section6.4(e), together with the income, gain, and losses allocated thereto and less distributions therefrom.

     2.2  Accrued Benefit.  The amount allocated to a Participant's Accounts as
          ---------------
of any date.

     2.3  Actual Deferral Percentage.  For a specified group of Eligible
          --------------------------
Employees (who have satisfied the eligibility requirements of Article III) the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group to the nearest .01%) of: (i) the amount of all Salary Deferral Contributions actually contributed to the Trust on behalf of such Employee and allocated to his Salary Deferral Account for such Plan Year, and such Matching Contributions, Nonelective Contributions, and Profit Sharing Contributions, if any, for such Plan Year, as may qualify for aggregation hereunder under section 401(k)(3)(D)(ii) of the Code, that may be designated by the Administration Committee under this Section as includible in this computation for this Plan Year, to (ii) the Considered Compensation of the Employee during the Plan Year, such average of ratios being multiplied by 100.

          (a) To the extent that the Administration Committee elects, pursuant to the above paragraph, to take Matching Contributions, Nonelective Contributions, or Profit Sharing Contributions (that meet the requirements of the applicable Treasury Regulations) into account in computing the Actual Deferral Percentage, the Actual Matching Percentage tests under Section 4.5 must still be computed and satisfied separately, and in doing so the Employer shall disregard the Matching Contributions, Nonelective Contributions, or Profit Sharing Contributions used in computing the Actual Deferral Percentage for such Plan Year.

          (b) For purposes of this Section, the ratio calculated for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Deferral Contributions allocated to his account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by an Employer or a Related Employer shall be determined as if all such contributions were made under a single arrangement. Further, in the event that this Plan satisfies the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, the Actual Deferral Percentage shall be determined by calculating the ratio for each Eligible Employee as if all such plans were a single plan. Moreover, if two or more plans are permissively aggregated for purposes of section 401(k) of the Code, the aggregated plans must also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

     2.4  Actual Matching Percentage.  For a specified group of Eligible
          --------------------------
Employees (who have satisfied the eligibility requirements of Article III) the average (arithmetic mean) of the ratios (calculated separately for each Eligible Employee in such group to the nearest .01%) of: (i) the sum of all Matching Contributions and Employee Contributions actually contributed to the Trust on behalf of such Employee and allocated to his Matching Account or Employee Contribution Account for such Plan Year, and, in accordance with applicable Treasury Regulations, such Salary Deferral Contributions, Nonelective Contributions, or Profit Sharing Contributions if any, as may be designated by the Administration Committee under this Section as includible in this computation for this Plan Year, to (ii) the Considered Compensation of the Employee during the Plan Year, such average of ratios being multiplied by 100.

          (a) To the extent that the Administration Committee elects, pursuant to the above paragraph, to take Salary Deferral Contributions, Nonelective Contributions, or Profit Sharing Contributions into account in computing the Actual Matching Percentage for such Plan Year, the Actual Deferral Percentage tests under Section 5.2 must still be computed and satisfied separately, and in doing so, the Employer shall disregard Salary Deferral Contributions, Nonelective Contributions, and Profit Sharing Contributions used in computing the Actual Matching Percentage for such Plan Year.

          (b) For purposes of this Section, the ratio calculated for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Contributions or Employee Contributions allocated to his account under two or more plans or arrangements described in section 401(a) of the Code that are maintained by an Employer or a Related Employer shall be determined as if all such contributions were made under a single arrangement. Further, in the event that this Plan satisfies the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with this Plan, the Actual Matching Percentage shall be determined by calculating the ratio for each Eligible Employee as if all such plans were a single plan. Moreover, if two or more plans are permissively aggregated for purposes of section 401(m) of the Code, the aggregated plans must also satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

     2.5  Administration Committee or Committee.  The committee specified under
          -------------------------------------
Section 13.1, as from time to time constituted, to be the administrator of the Plan within the meaning of section 3(16)(A) of ERISA. If a Committee is not appointed, the Company shall be the Committee.

     2.6    Allocation Period.  The period between Valuation Dates.
            -----------------

     2.7  Alternate Payee.  Any spouse, former spouse, child, or other dependent
          ---------------
of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

     2.8  Annual Addition.  The sum of the following additions to a
          ---------------
Participant's Accounts for the Limitation Year:

          (a)  Employer contributions,

          (b)  Employee contributions, and

          (c)  Forfeitures, plus

          (d) contributions during the Limitation Year allocated to any individual medical benefit account (within the meaning of sections 415(l) and 419A(d)(2) of the Code) that is established for the Participant.

For purposes of this Section, Employer and Employee contributions shall be determined without regard to any Rollover Contributions.

     2.9  Beneficiary.  Any person or fiduciary designated by a Participant who
          -----------
is or may become entitled to a benefit under the Plan following the death of the Participant; provided, that in the case of a married Participant, the Participant's Beneficiary shall be the Participant's surviving spouse unless the Participant's spouse (i) consents in writing to the designation of another party as Beneficiary of all or a part of the benefit to which the Participant may become entitled under the Plan, (ii) such election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), (iii) the spouse's consent acknowledges the effect of such election, and (iv) such consent is witnessed by a notary public or a member of the Administration Committee. Such spousal consent shall not be required if it is established to the satisfaction of the Administration Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse hereunder shall be effective only with respect to that spouse.

     2.10 Break in Service.  A Plan Year during which an Employee or Participant
          ----------------
does not complete more than 500 Hours of Service, determined as of the end of the Plan Year.

     2.11 Code.  The Internal Revenue Code of 1986, as amended.
          ----

     2.12 Company.  PHAMIS Inc. and its successors and assigns.
          -------

     2.13 Compensation.  For purposes of determining the identity of Highly
          ------------
Compensated Employees, the limitation on Annual Additions, the Actual Deferral Percentage, the Actual Matching Percentage and the Top Heavy Plan provisions, a Participant's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer as an Employee to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, overtime pay, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), but excluding the following:

          (a) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of the Participant to a simplified employee pension plan to the extent such contributions are deductible under the Code, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed (except for amounts received from an unfunded, nonqualified plan in the year such amounts are includible in the Employee's gross income);

          (b) for purposes of the limitations on Annual Additions only, amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (d) other amounts that receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Participant).

For purposes of the limitation on Annual Additions, Compensation, as defined above, taken into account for a Limitation Year, is the Compensation actually paid or made available to the Participant during such year. For the purposes of determining the identity of Highly Compensated Employees, the Actual Deferral Percentage, the Actual Matching Percentage and the Top Heavy Plan provisions, Compensation shall also include any amounts excluded from gross income of an Employee under sections 125, 402(e)(3) (402(a)(8) prior to January 1, 1993), 402(h)(1)(B), or 403(b) of the Code. Effective for Plan Years beginning before January 1, 1994, Compensation for all purposes in excess of $200,000 (as adjusted at the same time and the same manner as under section 415(d) of the
Code) shall be disregarded. Effective for Plan Years beginning on or after January 1, 1994, Compensation for all purposes in excess of $150,000 (adjusted as provided in section 401(a)(17)(B) of the Code) shall be disregarded.

     2.14 Considered Compensation.  For purposes of making contributions and
          -----------------------
allocations hereunder, "Considered Compensation" shall mean Compensation, subject to the following adjustments:

          (a) Amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in gross income of the Employee under sections 125, 402(e)(3) (402(a)(8) prior to January 1, 1993), 402(h) or 403(b) of the
Code shall be added.

          (b) Only amounts actually paid an Employee during the period he is a Participant for services performed as an Eligible Employee shall be included.

          (c) Amounts reimbursed by the Employer for relocation expenses of an Employee shall be excluded.

     2.15 Deferral Limitation.  The $7,000 limitation specified in section
          -------------------
402(g) of the Code, subject to cost of living adjustments, that applies to salary reduction elections for each calendar year. The Deferral Limitation for 1994 is $9,240, $8,994 for 1993, $8,728 for 1992, $8,475 for 1991, $7,979 for
1990, and $7,627 for 1989.

     2.16 Determination Year.  The Plan Year for which a determination is being
          ------------------
made of who is a Highly Compensated Employee.

     2.17 Disabled or Disability.  A Participant is Disabled when the Committee
          ----------------------
determines, in its sole and absolute discretion, that the Participant has become totally and permanently disabled and unable to engage in any occupation for wage or profit. The Committee may require a Participant to submit to a medical examination in order to confirm Disability. The Committee may also rely on the determination of Disability by the Social Security Administration.

     2.18 Eligibility Computation Period.  The twelve-month period beginning
          ------------------------------
with an Eligible Employee's Employment Commencement Date; provided, however, that if an Eligible Employee does not satisfy the provisions of Section 3.2 during his initial twelve-months of Service, the Eligibility Computation Period shall be the Plan Year, beginning with the first Plan Year that begins after his Employment Commencement Date.

     2.19 Eligibility Service.  The period of Service of an Employee which is
          -------------------
used to determine the Employee's eligibility to participate herein, determined in accordance with the provisions of Section 3.2.

     2.20 Eligible Employee.  (1) Any Employee of the Company who is at least
          -----------------
age 18 and is not covered by a collective bargaining agreement, and (2) an Employee of any other Employer who is at least age 18, provided that such Employee is a member of a classification of Employees designated by the Employer as eligible to participate in this Plan in connection with such Employer's adoption of this Plan pursuant to the terms of Article XIX. Provided, however, that employees who are paid on a piece-work basis or who are temporary employees are not Eligible Employees.

     2.21 Employee.  An employee of an Employer.  In addition, the term
          --------
"Employee" shall mean any leased employee (within the meaning of section 414(n)(2) of the Code) that section 414(n) of the Code requires the Employer to treat as an employee, but only to the extent coverage of such leased employee is necessary to maintain the qualification of the Plan. However, a person who is a nonresident alien who receives no earned income (within the meaning of section 911(d)(2) of the Code from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) shall not be considered an Employee.

     2.22 Employee Contribution.  The balance, if any, of Salary Deferral
          ---------------------
Contributions recharacterized as Employee Contributions and allocated to a Participant's Employee Contribution Account pursuant to the provisions of
Section 5.2.

     2.23 Employer.  The Company and any Related Employer which has adopted the
          --------
Plan pursuant to the terms of Article XIX.

     2.24 Employment Commencement Date.  The date on which an Employee first
          ----------------------------
performs an Hour of Service for the Employer.

     2.25 Employer Contribution.  A contribution made by the Employer pursuant
          ---------------------
to Section 4.1.

     2.26 ERISA. The Employee Retirement Income Security Act of 1974, as
          -----
amended.

     2.27 Fiscal Year.  The fiscal year of the Employer.
          -----------

     2.28 Forfeiture.  As to a Participant, the amount that is not part of his
          ----------
Vested Accrued Benefit upon his termination of Service, determined pursuant to
Section 7.5. Forfeitures with respect to a Plan Year is the aggregate of each such Forfeiture that occurs during a Plan Year, as provided in Section 7.7(a).

     2.29 Former Participant.  Any individual, other than a Re-Employed
          ------------------
Employee, who has been a Participant, but who has terminated Service, and who has not yet received the entire benefit to which he is entitled under the Plan.

     2.30 Highly Compensated Employee.
          ---------------------------

          (a) An Employee, a former Employee who separated from Service prior to the Determination year and who was a Highly Compensated Employee for either (i) such former Employee's year of separation from Service or (ii) any Determination Year ending on or after the Member's 55th birthday, or an employee of a Related Employer, who, during the Plan Year for which Sections 4.5 or 5.2 are being applied or during the preceding Plan Year
        --

              (1) was at any time a 5% owner (as defined in section 416(i)(1) of the Code),

              (2) received Compensation in excess of $75,000 (as indexed at the same time and in the same manner as under section 415(d) of the Code),

              (3) received Compensation in excess of $50,000 (as indexed at the same time and in the same manner as under Code section 415(d)) and was in the group of employees of the Employer and all Related Employers consisting of the top 20% of employees when ranked on the basis of Compensation paid during such Plan Year ("Top Paid Group"), or

              (4) was at any time an officer and received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year.

          (b) However, notwithstanding the above, in the case of the Plan Year for which Sections 4.5 or 5.2 are being applied, an employee not described in subparagraphs (a)(2), (a)(3), or (a)(4) of this Section for the preceding Plan Year (without regard to this sentence) shall not be treated as described in any of the said subparagraphs for the Determination Year unless such employee is a member of the group consisting of the 100 employees of the Employer and all Related Employers paid the greatest Compensation during the Determination Year.

          (c) For purposes of determining the number of employees in the Top Paid Group for a Plan Year, the following employees, as described in sections 414(q)(8) and (11) of the Code, shall be excluded:

               (1) those who have not completed six months of Service;

               (2) those who normally work less than 17 1/2 hours per week;

               (3) those who normally work during not more than six months during any year;

               (4) those who have not attained age 21;

               (5) those subject to a collective bargaining agreement; and

               (6) nonresident aliens with no earned income from sources within the United States.

          (d) A determination of whether an employee is an officer for purposes of this Section shall be made based on the responsibilities of the employee with the Employer or a Related Employer. Of those employees determined to be officers, no more than 50 employees (or, if less, the greater of three employees or 10% of the employees, excluding all employees described in section 414(a)(8) of the Code) shall be treated as officers for purposes of this Section.
Further, if no officer receives the level of Compensation described in subparagraph (a)(4) of this Section, the highest paid officer of the group of employers consisting of the Employer and all Related Employers shall be treated as a Highly Compensated Employee described in subparagraph (a)(4).

          (e) If any individual is a member of the family of a 5% owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Determination Year, then (i) such individual shall not be considered a separate employee, and
(ii) any Compensation paid to such individual and any Employer or Employee contributions made on behalf of such individual shall be treated as if it were paid to or on behalf of the 5% owner or Highly Compensated Employee. For purposes of the immediately preceding sentence, the term "family" means, with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. However, for purposes of determining the Compensation of an Employee, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Determination Year. For purposes of complying with the provisions of Sections 4.5 and 5.2, the Employer Contributions, Employee Contributions, Salary Reduction Contributions and Compensation of such family member and the Highly Compensated Employee shall be treated according to the respective provisions of Sections 4.5(d) and 5.2(d).

     2.31 Hour of Service.
          ---------------

          (a) Each hour for which the Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer or a Related Employer for the performance of duties or for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties (irrespective of whether the employment relationship has terminated), and each hour for which back pay, irrespective of mitigation of damages, has been awarded to the Employee or Participant or agreed to by an Employer. The number of Hours of Service to be credited to an Employee or Participant because of his being entitled to payment for reasons other than for the performance of duties shall be determined in accordance with section 2530.200b-2(b) of the Department of Labor Regulations. Notwithstanding the preceding sentence, not more than 501 Hours of Service shall be credited to any Employee or Participant during any computation period for any single, continuous period during which the Employee or Participant performs no duties. In addition, an hour of service performed for a Related Employer during the time that (i) the Related Employer is a Related Employer and (ii) any other Related Employer maintains or adopts the Plan, that if performed for an Employer would be an Hour of Service, and any hour with respect to such a Related Employer that would be an Hour of Service if it were creditable pursuant to this Section with respect to an Employer shall be considered an Hour of Service performed for the Employer.

          (b) The Administration Committee shall credit Hours of Service with respect to any Employee or Participant in the following manner:

              (1) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer for the performance of duties shall be credited for the Plan Year in which the Employee performs the duties.

              (2) Hours of Service for which an Employee or Participant is either directly or indirectly paid or entitled to payment by an Employer for reasons (such as vacation, holiday, sickness, incapacity, layoff, jury duty, military duty, or leave of absence) other than for the performance of duties shall be credited as follows:

                    (A) If payment for such Hours of Service is calculated on the basis of units of time (such as hours, days, weeks, or months), such Hours of Service shall be credited to the Plan Year(s) in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

                    (B) If payment for such Hours of Service is not calculated on the basis of units of time, such Hours of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs, or, if the period during which no duties are performed extends beyond one Plan Year, such Hours of Service shall be allocated between not more than the first two Plan Years on any reasonable basis which is consistently applied.

              (3) Hours of Service for which back pay has been awarded to an Employee or Participant or agreed to by an Employer shall be credited for the Plan Year(s) in which the award or the agreement pertains rather than for the Plan Year in which the award, agreement, or payment is made.

          (c) The Committee shall determine Hours of Service from records of hours worked and hours for which payment is made or due according to one of the following methods:

              (1) If an Employee is compensated on an hourly basis, his Hours of Service shall be each Hour of Service actually completed;

              (2) If an Employee is compensated on other than an hourly basis, for each of the following periods in such Employee would be credited with at least one Hour of Service, hours shall be determined at the rate of 45 hours per week if he is compensated on a weekly basis, at the rate of 90 hours for every two weeks if he is compensated on a bi-weekly basis, at the rate of 95 hours for every semi-monthly period if he is compensated on a semi-monthly basis, and at the rate of 190 hours for each month if he is compensated on a monthly basis.

          (d) Solely for purposes of determining whether an Employee or Participant has incurred a Break in Service under Section 3.2, an Employee or Participant shall be credited with eight hours for each day (to a maximum of 40 hours per week) that the Employee or Participant is on any unpaid Leave of Absence. In no event shall hours credited under the preceding sentence be counted as Hours of Service for purposes of computing a Participant's Vested Accrued Benefit derived from Employer Contributions or for purposes of determining whether a Participant is eligible to share in the allocation of Employer Contributions under Article VI. In addition, an Employee or Participant who incurs a Parental Absence shall be treated as an Employee or Participant on an unpaid Leave of Absence for purposes of the first sentence of this paragraph; provided, however, that Hours of Service credited to an Employee or Participant as a result of a Parental Absence shall be credited only in the Plan Year in which such Parental Absence commences unless such Employee or Participant would not have incurred a Break in Service during such Plan Year without being credited with Hours of Service for such Parental Absence, in which case such Hours of Service shall be credited for the Plan Year immediately following the Plan Year in which the Parental Absence commences. The Hours of Service to be credited in connection with such Parental Absence shall be the Hours of Service that otherwise would normally have been credited to the Employee or Participant but for such absence or, in any case in which the Administration Committee is unable to determine the number of Hours of Service that would otherwise normally have been credited to such Employee or Participant, eight Hours of Service per day of absence, provided that the total number of hours so treated as Hours of Service for any period of Parental Absence shall not exceed 501 Hours of Service.

     2.32 Leave of Absence.  Any period of absence from the active employment of
          ----------------
an Employer specifically granted to the Employee in writing in accordance with a uniform policy, consistently applied, or military service under circumstance in which the Employee has reemployment rights under Federal law, subject to the following conditions:

          (a) Absence from the active Service of the Employer by reason of Leave of Absence granted by the Employer because of accident, illness, or military service or for any other reason granted by the Employer on the basis of a uniform policy applied without discrimination will not terminate an Employee's Service, provided he returns to the active employment of the Employer at or prior to the expiration of his leave, or, if not specified therein, within the period of time which accords with the Employer's policy with respect to permitted absences.

          (b) Absence from the active Service of the Employer because of engagement in military service under circumstances in which the Employee has reemployment rights under Federal law will be considered a Leave of Absence granted by the Employer and will not terminate the Service of an Employee if he returns to the active employment of the Employer within 90 days from and after discharge or separation from such engagement or, if later, within the period of time during which he has re-employment rights under any applicable Federal law.

          (c) If any such Employee who is on Leave of Absence pursuant to paragraphs (a) or (b) above does not return to the active Service of the Employer at or prior to the expiration of his Leave of Absence, his Service will be considered terminated as of the date on which his Leave of Absence began; provided, however, that if such Employee is prevented from his timely return to the active employment of the Employer because of his permanent disability or his death, he shall be treated under the Plan as though he returned to active Service immediately preceding the date of his permanent disability or his death.

     2.33 Limitation Year.  The 12 consecutive month period beginning on January
          ---------------
1 and ending on December 31.

     2.34 Matching Contribution.  A contribution made by the Employer pursuant
          ---------------------
to Section 4.1(b).

     2.35 Nonelective Contribution.  A contribution made by the Employer
          ------------------------
pursuant to Section 4.1(d).

     2.36 Normal Retirement Age.  Attainment of age 65.
          ---------------------

     2.37 Parental Absence.  Any period of absence from the active Service of an
          ----------------
Employer which commences on or after January 1, 1985:

          (a) by reason of the pregnancy of the Employee;

          (b) by reason of the birth of a child of the Employee;

          (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee; or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     2.38 Participant.  An Eligible Employee, other than a Former Participant,
          -----------
who has satisfied the requirements of Article III or has made a Rollover Contribution to the Plan; provided, however, that an Employee or former Employee who becomes a Participant solely by virtue of making a Rollover Contribution at a time when he has not satisfied the requirements of Section 3.1 or Section 3.3 shall not (i) be eligible to elect pursuant to Section 5.1 to defer any portion of his Considered Compensation,
(ii) be eligible to receive an allocation of Employer Contributions pursuant to
Section 6.4, or (iii) be eligible to receive a forfeiture allocation pursuant to
Section 4.2 until such individual satisfies the requirements of Section 3.1 or
Section 3.3 and is deemed a Participant for purposes of Sections 4.5 and 5.2.

     2.39 Plan.  The PHAMIS Inc. Salary Savings and Deferral Plan, as embodied
          -----
herein and as amended from time to time.

     2.40 Plan Entry Date.  Each January 1, April 1, July 1, and October 1.
          ---------------

     2.41 Plan Year.  The 12 consecutive month period beginning on January 1 and
          ---------
ending on December 31 of each year.

     2.42 Profit Sharing Contribution.  A contribution made by the Employer
          ---------------------------
pursuant to Section 4.1(c).

     2.43 Qualified Domestic Relations Order.  An order entered on or after
          ----------------------------------
January 1, 1985, that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, does not require the Plan to provide increased benefits (determined on the basis of actuarial value), does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order, and that has the following characteristics:

          (a) A judgment, decree, or order (including one that approves a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant and is rendered under a state (within the meaning of section 7701(a)(10) of the Code) domestic relations law (including a community property law).

          (b) The order must clearly specify:

              (1) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

              (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

              (3) the number of payments or payment period to which such order applies; and

              (4) specifically specifies that it is applicable with respect to this Plan.

          (c) In the case of any payment before a Participant has separated from Service, an order will not be treated as failing to be a Qualified Domestic Relations Order solely because such order requires the payment of benefits be made to an Alternate Payee:

              (1) in the case of any payment before a Participant has separated from Service, on or after the date on which the Participant is entitled to a distribution under the Plan or on or after the later of the date the Participant attains age 50 or the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from Service,

              (2) as if the Participant had retired on the date on which payment is to commence under such order (taking into account only the present value of benefits actually accrued as of such date), and

              (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

          (d) In addition, the Administration Committee shall treat any order entered prior to January 1, 1985, as a Qualified Domestic Relations Order if the Committee is paying benefits pursuant to such order on such date, and the Committee may treat any other order entered prior to January 1, 1985, as a Qualified Domestic Relations Order even if such order does not satisfy the requirements of this Section.

     2.44 Qualified Employer Contributions.  Employer Contributions that both
          --------------------------------
(i) qualify for aggregation for Code section 401(k) or 401(m) discrimination testing purposes, pursuant to sections 401(k)(3)(1) (ii) or 401(m)(3) of the Code, and (ii) were in fact aggregated for such purposes.

     2.45 Re-Employed Employee.  An Employee who (i) previously separated from
          --------------------
Service or service with a Related Employer with a nonforfeitable interest in his Matching Account or Profit Sharing Account or (ii) previously separated from Service or service with a Related Employer without a nonforfeitable interest in his Matching Account or Profit Sharing Account but who resumes Service or service with a Related Employer before his number of consecutive Breaks in Service equals or exceeds the greater of five or his number of years of Vesting Service prior to his separation from Service or separation from service with a Related Employer.

     2.46 Related Employer.  Any business entity that is, along with an
          ----------------
Employer, (i) a member of a controlled group of corporations (as defined by section 414(b) of the Code, with such section being modified, for purposes of
Section 6.9, in accordance with section 415(h) of the Code), (ii) a member of a group of trades or businesses (whether or not incorporated) that are under common control (as defined by section 414(c) of the Code, with such section being modified, for purposes Section 6.9, in accordance with section 415(h) of the Code), (iii) a member of an affiliated service group (as defined by section 414(m) of the Code), or (iv) any other entity described by Treasury Regulations promulgated under section 414(o) of the Code.

     2.47 Related Plan.  Any other defined contribution plan (as defined in
          ------------
section 415(k) of the Code) maintained by the Employer or any Related Employer.

     2.48 Required Commencement Date.  The April 1st of the calendar year
          --------------------------
following the calendar year in which the Participant attains age 70 1/2. However, for a Participant who is not a 5% owner of the Employer, who attained age 70 1/2 during 1988 and had not retired by January 1, 1989, the Required Commencement Date shall be April 1, 1990. This rule shall have no effect upon any life expectancy calculation for the Participant. In addition, for a Participant who attained age 70 1/2 before January 1, 1988 and is not a 5% owner
                                    ------
of the Employer, the Required Commencement Date shall be April 1 of the calendar year following the later of the calendar year in which the Participant attains
                   -----
age 70 1/2 or retires.

     2.49 Rollover Contribution.  A transfer of assets according to sections
          ---------------------
402(c) (402(a)(5) prior to January 1, 1993), 403(a)(4) or 408(d)(3)(A)(ii) of the Code.

     2.50 Salary Deferral Contribution.  A contribution made by the Employer
          ----------------------------
pursuant to Section 4.1(a).

     2.51 Service.  Any period of time the Employee is employed by an Employer,
          -------
including any period the Employee is on Leave of Absence authorized by the Employer under a uniform, nondiscriminatory policy applicable to all Employees. The Plan shall treat service of an Employee with a predecessor or Related Employer as Service with an Employer to the extent required by section 414(a) of the Code.

     2.52 Trust.  The trust related to the Plan, as it may be amended from time
          -----
to time, to hold, administer, and invest the contributions made under the Plan, and all property of every kind held or acquired by the Trustee under the Trust Agreement.

     2.53 Trust Agreement.  The agreement between the Company and the Trustee or
          ---------------
any successor Trustee establishing the Trust and specifying the duties of the Trustee.

     2.54 Trustee.  The person or entity from time to time appointed as Trustee
          -------
under the Trust Agreement.

     2.55 Valuation Date.  Each March 31, June 30, September 30, and December
          --------------
31. The Committee may also designate any additional date as a special Valuation Date.

     2.56 Vested Accrued Benefit.  The percentage of a Participant's Accrued
          ----------------------
Benefit to which he becomes entitled upon an event of distribution hereunder, determined in accordance with Article VII.

     2.57 Vesting Service.  The period of Service of an Employee which is used
          ---------------
to determine the Employee's nonforfeitable interest in his Matching Account and his Profit Sharing Account, determined in accordance with the provisions of
Section 7.6.


-------------------------
End of Article II

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

     3.1  Eligibility.  Each Eligible Employee who was a Participant in the Plan
          -----------
on the effective date of this amendment and restatement shall continue to be a Participant hereunder. Each other Eligible Employee may become a Participant in the Plan on the Plan Entry Date (if employed on that date) that coincides with or immediately follows the date upon which he completes one year of Eligibility Service. Effective January 1, 1994, however, each Eligible Employee may become a Participant in the Plan on the Plan Entry Date (if employed on that date) that coincides with or immediately follows the date upon which he completes one Hour of Service.

     3.2  Eligibility Service.
          -------------------

          (a) General.  For purposes of determining an Employee's eligibility to
              -------
participate in the Plan, except as provided in Section 3.2(b) below, an Employee shall be credited with one year of Eligibility Service at the end of an Eligibility Computation Period in which he completes both (i) 12 months of Service and (ii) 1,000 Hours of Service with the Employer or a Related Employer.

          (b) After Separation from Service.  In the case of an Employee who
              -----------------------------
separates from Service and who resumes Service, but not as a Re-Employed Employee, years or months of Eligibility Service credited to such Employee for Service performed prior to his resumption of Service shall be disregarded. For purposes of this Section 3.2, in the case of an Employee who separates from Service and who resumes Service, but not as a Re-Employed Employee, Employment Commencement Date shall mean the date on which an Employee first performs an Hour of Service for the Employer following the close of the last Plan Year in which the Employee incurred a Break in Service.

     3.3  Participation - Re-Employed Employees.  A Re-Employed Employee who is
          -------------------------------------
an Eligible Employee shall re-enter the Plan as a Participant:

          (a) If he was a Participant prior to his separation from Service, the day he performs his first Hour of Service as a result of his return to Service, or

          (b) If he was not a Participant prior to his separation from Service, on the later of (1) the first Plan Entry Date after he has completed the requisite Eligibility Service specified in Section 3.1 (counting any Service previously credited under Section 3.2(a) and not subsequently disregarded under
Section 3.2(b)), taking into account, where relevant, any prior Service, or (2) his reemployment commencement date.

Any other Employee whose Service terminates and who is subsequently re-employed shall commence participation in accordance with the provisions of Sections 3.1 and 3.2.

     3.4  Notice of Participation.  Within a reasonable time following the date
          -----------------------
upon which an Eligible Employee becomes eligible to become a Participant, but prior to his Plan Entry Date, the Administration Committee shall give such Eligible Employee reasonable notice of his pending commencement of participation in the Plan. Such notice shall include forms on which the Eligible Employee may make the election provided in Section 5.1 of this Plan. By his participation, a Participant shall be deemed to have agreed to abide by the provisions of the Plan.

     3.5  Rollover Contributions.  An Employee shall become a Participant on the
          ----------------------
date a Rollover Contribution is made on his behalf, if he has not already become a Participant, solely for purposes of such Rollover Contribution. However, such Employee shall not be eligible to make Participant contributions or receive an allocation of Employer Contributions until he has satisfied the general requirements of this Article III.


-------------------------
End of Article III

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS
                             ----------------------

     4.1  Employer Contributions.  Subject to the limitations specified in
          ----------------------
Section 4.2, each Employer shall make the contributions provided for in Section 4.1(a) for each Limitation Year ending with or within its Fiscal Year. In addition, subject to the limitations specified in Section 4.2 for each such Limitation Year, each Employer may also make additional contributions, in its sole and absolute discretion, as described in subsections (b), (c) and (d) of this Section 4.1. The Employer Contributions made for any Limitation Year shall or may be as follows:

          (a) Salary Deferral Contribution.  A Salary Deferral Contribution that
              ----------------------------
equals the aggregate amount by which Participants have elected, in accordance with the provisions of Section 5.1, to reduce their Considered Compensation for the Plan Year that ends with or immediately after the Limitation Year.

          (b) Matching Contribution.  A Matching Contribution by the Employer
              ---------------------
that is subject to the limitations of Section 4.5 and that is 50% of the Salary Deferral Contribution elected by a Participant pursuant to Section 5.1(a) (and that is not subsequently distributed pursuant to Sections 5.2 or 5.3) that does not exceed $2,000 in any Plan Year.

          (c) Profit Sharing Contribution.  A Profit Sharing Contribution in an
              ---------------------------
amount, if any, determined by the Employer, in its sole and absolute discretion.

          (d) Nonelective Contribution.  A Nonelective Contribution in an
              ------------------------
amount, if any, determined by the Employer in its sole and absolute discretion.

     4.2  Employer Contribution Limitation.
          --------------------------------

          (a) Notwithstanding the provisions of Section 4.1, the aggregate amount of Salary Deferral Contributions, Matching Contributions, Nonelective Contributions, and Profit Sharing Contributions for each Limitation Year shall not exceed either the total amount deductible under section 404 of the Code, or the sum of:

              (1) The aggregate of the limitations prescribed by Section 6.9 for all Participants entitled to share in the allocation of such Employer Contributions under Section 6.4, and

               (2) The sum of any amounts that have been erroneously unallocated with respect to Employees who were or would have been entitled to share in the allocation of Employer Contributions but for the failure to credit such Participants with Hours of Service that are determined during the Limitation Year to be creditable, to the extent such contribution was not made in a preceding Limitation Year.

If either of the above limitations would be exceeded for any Limitation Year, the Employer shall reduce its Employer Contributions to the extent necessary to satisfy such limitations, in the following order of reduction: (i) to the extent permitted by law without jeopardizing the qualification of either the Plan or the cash or deferred arrangement thereunder, Salary Deferral Contributions, starting with the Participant(s) with the highest Actual Deferral Percentage,
(ii) Profit Sharing Contributions, (iii) Matching Contributions, and (iv) Nonelective Contributions.

          (b) Forfeitures arising during a Limitation Year shall be applied to reduce Employer Contributions for the Limitation Year in which such Forfeitures occur and shall be deemed to be Employer Contributions for such Limitation Year; provided, however, that Forfeitures shall not reduce Salary Deferral Contributions. Forfeitures used to reduce Employer Contributions shall be deemed to reduce Employer Contributions in the following order: first, restoration of accrued benefits as provided in Section 7.7(b), second, Nonelective Contributions, third, Matching Contributions, and fourth, Profit Sharing Contributions. In addition, Forfeitures may also be applied to pay the administration expenses of the Plan, as provided in Section 18.3. If Forfeitures arising during the Limitation Year exceed the aggregate limitations prescribed by Section 6.9 for all Participants entitled to share in the allocation of Employer Contributions for the Limitation Year plus any amounts described in
Section 4.2(a)(2), the amount of such excess Forfeitures shall held unallocated in a suspense account in accordance with Section 6.9(d) and treated as Forfeitures arising during the next Limitation Year.

     4.3  Determination of Contribution.  Each Employer, from its records, shall
          -----------------------------
determine the amount of any contributions to be made by it to the Trust under the terms of the Plan.

     4.4  Time and Method of Payment of Employer Contributions.  Each Employer
          ----------------------------------------------------
shall pay Salary Deferral Contributions to the Trustee on the earliest date on which such contributions can by reasonably segregated from the Employer's general assets, not to exceed the earlier of (a) 90 days from the date on which such amounts would otherwise have been payable to the Participant in cash (in the case of amounts withheld by the Employer from a Participant's wages) or (b) the end of the 12-month period immediately following the Plan Year to which the contributions relate. The Employer may pay the remainder of its contribution for each Plan Year in one or more installments. The Employer's contribution for any Plan Year shall be due on the last day of its Fiscal Year with or within which such Plan Year ends, and, unless paid before, shall be payable then or as soon thereafter as practicable, but not later than the time prescribed by law for filing the Employer's federal income tax return (including extensions thereof) for such Fiscal Year, without interest. If the contribution is on account of the Employer's preceding Fiscal Year, the contribution shall be accompanied by the Employer's signed statement to the Trustee that payment is on account of such Fiscal Year. Contributions may be paid in cash, or other property, as the Employer may determine, including qualifying employer real property and qualifying employer securities (as defined in sections 407 and 408 of ERISA). Property shall be valued at its fair market value at the time of contribution. All contributions for each Plan Year shall be deemed to be paid as of the earlier of the actual date of payment or the last day of such Plan Year.

     4.5  Limitations on Matching Contribution.  For each Plan Year, the Plan
          ------------------------------------
shall satisfy the nondiscrimination tests in section 401(m) of the Code and Treasury Regulations promulgated thereunder. This Code section and corresponding regulations are hereby incorporated by this reference.

          (a) Limitations.  Notwithstanding the provisions of Sections 4.1 and
              -----------
5.2(c)(3), the Actual Matching Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (1) or (2):

              (1) The Actual Matching Percentage for the Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or

              (2) The Actual Matching Percentage for the Eligible Employees who are not Highly Compensated Employees multiplied by two provided that the Actual Matching Percentage for the Highly Compensated Employees may not exceed the Actual Matching Percentage for the Eligible Employees who are not Highly Compensated Employees by more than two percentage points, but subject to the aggregate limitation rules of Section 4.5(b).

          (b) Aggregate Limit.  If one or more Highly Compensated Employees are
              ---------------
eligible for contributions that are tested under both this Section 4.5 and
Section 5.2, multiple use of the Actual Matching Percentage alternative limit set forth in Section 4.5(a)(2) shall be limited so that the disparity in the aggregated Actual Deferral Percentage and Actual Matching Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than the aggregate limit. Except as provided in this Section, the "aggregate limit," for purposes of this Section 4.5(b), is the greater of the following:

               (1)  The sum of:

                    (A) 1.25 multiplied by the greater of (i) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (ii) the Actual Matching Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and

                    (B) Two plus the lesser of (i) or (ii) above; provided, however, that this amount shall not exceed 2.0 multiplied by the lesser of (i) or (ii) above.

               (2)  The sum of:

                    (A) 1.25 multiplied by the lesser of (i) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and (ii) the Actual Matching Percentage for the group of Participants who are not Highly Compensated Employees for the Plan Year; and

                    (B) Two plus the greater of (i) and (ii) in the immediately preceding subparagraph; provided, however, that this amount shall not exceed 2.0 multiplied by the greater of (i) or (ii) above.

Amounts in excess of the aggregate limit shall be treated as excess contributions and adjusted as provided in Section 4.5(c). For purposes of applying this multiple use limit, the Actual Matching Percentage and the Actual Deferral Percentage shall be determined after any required distributions of excess contributions and deferrals under Sections 4.5(c), 5.2(c), and 5.3, and any recharacterizations of excess contributions under Section 5.2(c)(3).

          (c) Adjustments for Excess Contributions.  A distribution which is
              ------------------------------------
made pursuant to the adjustments described in this Section 4.5(c) may be made notwithstanding any other provision of the Plan.

              (1) Determination of Excess Contributions.  If at any time during
                  -------------------------------------
     a Plan Year, the Actual Matching Percentage for the Highly Compensated Employees would exceed, if not adjusted in accordance with the limitations of this Section, the amounts allowed under Section 4.5(a), the "excess contributions" (hereinafter defined) for the Plan Year may be eliminated by the Administration Committee by (i) refunding Employee Contributions and/or Matching Contributions plus earnings (or less losses) thereon for the Plan
                            ----
     Year, (ii) forfeiting Matching Contributions that are not vested, or (iii) a combination of the above, until the Actual Matching Percentage for the Highly Compensated Employees does not exceed the limits of Section 4.5(a). "Excess contributions" shall mean, with respect to the Plan Year, the excess of (i) the aggregate amount of Employee Contributions and Matching Contributions (and any other contributions considered in determining the Actual Matching Percentage) actually paid over to the Trust (or which, absent the limitations of Section 4.5(a), would have been paid over to the Trust) on behalf of Highly Compensated Employees for such Plan Year, over
     (ii) the maximum amount of such Employee Contributions and Matching Contributions (and any other contributions considered in determining the Actual Matching Percentage) permitted under the limitations of Section 4.5(a).

     Refund or reduction of excess contributions shall be made according to any of the following methods, alone or in combination, as determined by the Administration Committee, and in accordance with sections 401(a)(4) and 401(m) of the Code (and regulations thereunder):

                    (A) Refund of Unmatched Employee Contributions.  Any
                        ------------------------------------------
          Employee Contributions which are not matched by Matching Contributions or any other contributions considered in determining the Actual Matching Percentage (plus earnings or less losses thereon as specified in Sections 4.5(c)(3) and 4.5(c)(4) below) shall be refunded (according to the leveling method specified in Section 4.5(c)(2) below) to such Highly Compensated Employees until the limits of
          Section 4.5(a) are satisfied.

                    (B) Forfeiture of Unvested Matching Contributions.  Any
                        ---------------------------------------------
          Matching Contributions contributed to a Highly Compensated Employee's Matching Account which are not vested shall be treated as a Forfeiture until the limits of Section 4.5(a) are satisfied.

                    (C) Refund of Matching Contributions and Matched Employee
                        -----------------------------------------------------
          Contributions.  If, after applying paragraph (A) above, the limits of
          -------------
          Section 4.5(a) are not satisfied, the Administration Committee shall refund such excess contributions (including earnings and losses as specified in Sections 4.5(c)(3) and 4.5(c)(4)) to the applicable Highly Compensated Employees by alternately applying paragraphs (i) and (ii) below on an equal dollar-for-dollar basis, until the limits of Section 4.5(a) are satisfied.

                        (i) Refund (according to the leveling method specified in Section 4.5(c)(2)) the amount of Matching Contributions that have been contributed by the Employer, and

                        (ii) Refund (according to the leveling method specified
               in Section 4.5(c)(2)) the portion of Employee Contributions that were matched.

               (2) Leveling Method.  The amount of excess contributions to be
                   ---------------
     refunded to each Highly Compensated Employee under Sections 4.5(c)(1)(A) or 4.5(c)(1)(C) above is to be determined by the following leveling method, under which the Actual Matching Percentage of the Highly Compensated Employee with the highest Actual Matching Percentage is reduced to the extent required to (i) enable the Plan to satisfy the limitations of
     Section 4.5(a) or (ii) cause such Highly Compensated Employee's Actual Matching Percentage to equal the Actual Matching Percentage of the Highly Compensated Employee with the next highest Actual Matching Percentage, whichever occurs first. This process (in conjunction with the proportional reduction of Matching Contributions under Section 4.5(c)(1)(C)(i)) must be repeated until the Plan satisfies the limitations of Section 4.5(a). All refunds from a Participant's Salary Deferral Account shall be charged first against Salary Deferral Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Salary Deferral Contributions for the calendar year that includes the last day of the Plan Year. All refunds shall be distributed by the Trustee to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year in which such excess contributions arose, if administratively feasible, and within 12 months after the close of such Plan Year, at the latest.

     The excess contributions identified by application of the preceding paragraph shall be distributed to the Highly Compensated Employees whose Actual Matching Percentages were reduced.

              (3) Determination of Earnings and Losses for the Plan Year.  The
                  ------------------------------------------------------
     earnings or losses allocable to excess contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant's Employee Contribution Account for the applicable Plan Year by a fraction, the numerator of which is the excess contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the balance of the Participant's Employee Contribution Account on the last day of the applicable Plan Year (prior to any refund of excess contributions) reduced by the income or gain (or increased by the loss) allocable to such total amount for the Plan Year.

              (4) Income Allocable to Excess Contributions.  The income
                  ----------------------------------------
     allocable to excess contributions, for purposes of Section 4.5(c)(3), shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether or not such appreciation has been realized.

          (d) Special Rules For Family Members.
              --------------------------------

              (1) If an eligible Highly Compensated Employee is subject to the family aggregation rules of Code section 414(q)(6) because such Employee is either a 5% owner or one of the ten most highly compensated employees, the combined Actual Matching Percentage for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining Matching Contributions, Employee Contributions, Compensation, and any amounts considered in determining the Actual Matching Percentage, of all the eligible family members.

              (2) The Matching Contributions, Employee Contributions, Compensation and any amounts considered in determining the Actual Matching Percentage of all family members are disregarded for purposes of determining the Actual Matching Percentage for both the group of Highly Compensated Employees and the group of Employees that are not Highly Compensated Employees, except to the extent taken into account under
     Section 4.5(d)(1) above.

              (3) If an Employee is required to be aggregated as a member of more than one family group in the Plan, all Eligible Employees who are members of those family groups that include that Employee are aggregated as one family group in accordance with Sections 4.5(d)(1) and 4.5(d)(2).

              (4) The determination and correction of excess contributions of a Highly Compensated Employee whose Actual Matching Percentage is determined under the family aggregation rules of this Section 4.5(d) is accomplished by reducing the Actual Matching Percentage as required under Section 4.5(c) and allocating the excess aggregate contributions for the family group among the family members in proportion to the Employee Contributions and Matching Contributions (and amounts treated as the same) for each such family member.

     4.6  Return of Employer Contributions.  Upon an Employer's request, a
          --------------------------------
contribution which was (a) made upon a mistake of fact, (b) conditioned upon initial qualification of the Plan, or (c) conditioned upon deductibility of the contribution under section 404 of the Code, shall be returned to the Employer within one year after payment of the contribution, denial of the initial qualification, or disallowance of the deduction (to the extent disallowed), as the case may be; provided, however, the amount returned shall be the excess of the amount contributed over the amount which would have been contributed if there had been no mistake of fact or a mistake in determining the amount of the deduction. Any earnings on the excess contribution amount shall not be returned to the Employer, although any losses thereon will reduce the amount so returned. The entire amount may be returned if the Plan, from its inception, fails to be a qualified plan, within the meaning of section 401(a) of the Code.


-------------------------
End of Article IV

                                   ARTICLE V

                    PARTICIPANT CONTRIBUTIONS AND ROLLOVERS
                    ---------------------------------------

     5.1  Participant Election to Defer Considered Compensation.
          -----------------------------------------------------

          (a) Subject to the provisions of Section 5.2, a Participant may elect:

              (1) To receive his entire Considered Compensation in cash; or

              (2) To defer a portion of his Considered Compensation, not to exceed the Deferral Limitation for a calendar year. Such an election must be a specified whole percentage that does not exceed 15% of a Participant's Considered Compensation. The Employer shall contribute the amount deferred to the Trust as a Salary Deferral Contribution to be allocated, for the Participant's benefit, to his Salary Deferral Account.

The Deferral Limitation above shall be decreased by any salary deferrals under section 401(k) of the Code made by a Participant under any Related Plan, to the extent that any "excess deferrals" (as defined in Section 5.3) are allocated to this Plan pursuant to Section 5.3.

          (b) An Employee must make an election under this Section 5.1 to defer the receipt of Compensation on the form and within the time prescribed by the Committee. The deferral election shall become effective as of the first Plan Entry Date that is coincident with or immediately follows the date that the Employee becomes an Eligible Employee, or, if the initial election is not filed in a timely manner, as soon as is administratively feasible after such Plan Entry Date.

          (c) A Participant may prospectively modify a deferral election made hereunder to be effective on any Plan Entry Date, or prospectively revoke a deferral election effective on any payroll date, by providing written notice of such modification to the Administration Committee in the time and manner prescribed by the Committee.

     5.2  Limitation on Salary Deferral Contributions for Highly Compensated
          ------------------------------------------------------------------
Employees.  For each Plan Year, the Plan shall satisfy the nondiscrimination
---------
tests in section 401(k)(3) of the Code and the Treasury Regulations promulgated thereunder. This Code section and regulations are hereby incorporated by this reference.

          (a) Limitations.  Notwithstanding the provisions of Section 5.1, the
              -----------
Actual Deferral Percentage for the Highly Compensated Employees with respect to any Plan Year shall not exceed the greater of (1) or (2):

              (1) The Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or

              (2) The Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees multiplied by two provided that the Actual Deferral

     Percentage for the Highly Compensated Employees may not exceed the Actual Deferral Percentage for the Eligible Employees who are not Highly Compensated Employees by more than two percentage points, but subject to the aggregate limitation rules of Section 5.2(b).

          (b) Aggregate Limit.  If one or more Highly Compensated Employees are
              ---------------
eligible for contributions that are tested under both Section 4.5 and this
Section 5.2, multiple use of the Actual Deferral Percentage alternative limit set forth in Section 5.2(a)(2) shall be limited so that the disparity in the aggregated Actual Deferral Percentage and Actual Matching Percentage of such Highly Compensated Employees does not exceed that of all other Participants by more than the aggregate limit. For purposes of this Section 5.2(b), the "aggregate limit" is determined by the greater of the following:

              (1)  The sum of:

                   (A) 1.25 multiplied by the greater of (i) the Actual
          Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, or (ii) the Actual Matching Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year; and

                   (B) Two plus the lesser of (i) or (ii) above; provided, however, that this amount shall not exceed 2.0 multiplied by of the lesser of (i) or (ii) above.

              (2)  The sum of:

                   (A) 1.25 multiplied by the lesser of (i) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Plan Year, and (ii) the Actual Matching Percentage for the group of Participants who are not Highly Compensated Employees for the Plan Year; and

                   (B) Two plus the greater of (i) and (ii) in the immediately preceding subparagraph; provided, however, that this amount shall not exceed two multiplied by the greater of (i) or (ii) above.

Amounts in excess of the aggregate limit shall be treated as excess contributions and adjusted as provided in Section 5.2(c). For purposes of applying this multiple use limit, the Actual Matching Percentage and the Actual Deferral Percentage shall be determined after any required distributions of excess contributions and deferrals under Sections 4.5(c), 5.2(c), and 5.3, and any recharacterizations of excess contributions under Section 5.2(c)(3).

          (c) Adjustments for Excess Contributions.  If the Actual Deferral
              ------------------------------------
Percentage for the Highly Compensated Employees exceeds or is reasonably expected by the Committee to exceed the amounts allowed under Section 5.2(a), the Committee shall, in its sole and absolute discretion, do one or more of the following:

              (1) Prospective Reduction of Excess Contributions.  As often as
                  ---------------------------------------------
     the Committee elects, and at any time during a Plan Year, it shall prospectively reduce the amount of Considered Compensation to be deferred pursuant to Section 5.1(a) by each Highly Compensated Employee who has elected pursuant to Section 5.1(a) to defer a portion of his Considered Compensation until the Actual Deferral Percentage for Highly Compensated Employees will not exceed the limits of Section 5.2(a).

              (2) Refund of Excess Contributions.
                  ------------------------------

                  (A) Refund the portion of each Highly Compensated Employee's Salary Deferral Contribution that constitutes a portion of the excess contribution (hereinafter defined) for the Plan Year, plus earnings
                                                                ----
          (or less losses) thereon for the Plan Year until the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the limits of Section 5.2(a) with all refunds from a Participant's Salary Deferral Account to be charged first against Salary Deferral Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Salary Deferral Contributions for the calendar year that includes the last day of the Plan Year. All such refunds shall be distributed by the Trustee to the Employee within two and one-half months after the close of the Plan Year in which the excess contribution arose, if administratively possible, and within 12 months after the close of such Plan Year at the latest. For purposes of this Section 5.2(c), "excess contribution" shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Salary Deferral Contributions (and any other amounts considered in determining the Actual Deferral Percentage) actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such Salary Deferral Contributions (and any other amounts considered in determining the Actual Deferral Percentage) permitted under the limitations of Section 5.2(a).

          The amount of excess contributions for each Highly Compensated Employee is to be determined by the following leveling method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to (i) enable the Plan to satisfy the limitations of Sections 5.2(a), or (ii) cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage, whichever occurs first. This process must be repeated until the Plan satisfies the limitations of Section 5.2(a).

          The provisions of this Section 5.2(c)(2) shall be applied after the provisions of Section 5.3 and any distributions thereunder. Any distribution made pursuant to this Section 5.2(c)(2) may be made notwithstanding any other provision of this Plan.

                   (B) Determination of Earnings and Losses for Plan Year.  The
                       --------------------------------------------------
          earnings or losses allocable to excess contributions for the applicable Plan Year shall be determined by multiplying the total income (or loss) allocable to the Participant's Salary Deferral Account for the applicable Plan Year by a fraction, the numerator of which is the excess contribution on behalf of the Participant for the applicable Plan Year and the denominator of which is the balance of the Participant's Salary Deferral Account on the last day of the applicable Plan Year (prior to any refund or redistribution of excess contributions), reduced by the income or gain (or increased by the loss) allocable to such total amount for the Plan Year.

                   (C) Income Allocable to Excess Contributions.  The income
                       ----------------------------------------
          allocable to excess contributions, for purposes of Section 5.2(c)(2)(B), shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stock, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

              (3) Recharacterization of Excess Contributions.  The Committee
                  ------------------------------------------
     may reduce the portion of each Highly Compensated Employee's Salary Deferral Contribution that constitutes a portion of the excess contribution (as defined and determined in accordance with Section 5.2(c)(2)(A)) for the Plan Year, plus earnings (or less losses) thereon for the Plan Year, until the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the limits of Section 5.2(a) and recharacterize the reduction amounts as Employee Contributions (and earnings thereon) and credit such recharacterized amounts to the appropriate Participants' Employee Contribution Account for the same Plan Year as the year in which the Salary Deferral Contributions being recharacterized were made. Such recharacterizations shall be charged first against Salary Deferral Contributions for the calendar year that includes the first day of the Plan Year, and then, to the extent necessary, charged against Salary Deferral Contributions for the calendar year that includes the last day of the Plan Year. However, as required under section 1.401(k)-1(f)(3)(iii)(B) of the Treasury Regulations, such Salary Deferral Contributions may be recharacterized only to the extent that a Highly Compensated Employee could have otherwise made Employee Contributions to the Plan.

     The Employer or Committee shall report recharacterized excess contributions as Employee Contributions to the Internal Revenue Service and the Participant, by timely providing to the Employer and Participant such forms as the Commissioner of the Internal Revenue Service shall designate, and shall timely take such other action as the Commissioner of the Internal Revenue Service shall require. Recharacterization will be deemed to have occurred on the date on which the last of those Highly Compensated Employees with excess contributions to be recharacterized is notified in the manner specified in this Section 5.2(c)(3). However, notwithstanding anything to the contrary above, excess contributions may not be recharacterized after 2 1/2 months after the close of the Plan Year to which the recharacterization relates. The provisions of this Section 5.2(c)(3) shall be applied after the provisions of Section 5.3 and any distributions thereunder. Any recharacterization made pursuant to this Section 5.2(c)(3) may be made notwithstanding any other provision of this Plan.

          (d) Special Rules For Family Members.
              --------------------------------

              (1) If an eligible Highly Compensated Employee is subject to the family aggregation rules of section 414(q)(6) of the Code because such Employee is either a 5% owner or one of the ten most highly compensated employees, the combined Actual Deferral Percentage for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining Salary Deferral Contributions, Compensation, and amounts (such as Nonelective Contributions) treated as Salary Deferral Contributions of all the eligible family members.

              (2) The Salary Deferral Contributions, Compensation and amounts treated as Salary Deferral Contributions of all family members are disregarded for purposes of determining the Actual Deferral Percentage for the group of Employees that are not Highly Compensated Employees, except to the extent taken into account under Section 5.2(d)(1) above.

              (3) If an Employee is required to be aggregated as a member of more than one family group in the Plan, all Eligible Employees who are members of those family groups that include that Employee are aggregated as one family group in accordance with Sections 5.2(d)(1) and 5.2(d)(2).

              (4) The determination and correction of excess contributions of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation rules of this Section 5.2(d) is accomplished by reducing the Actual Deferral Percentage as required under Section 5.2(c) and allocating the excess contributions for the family group among the family members in proportion to the Salary Deferral Contributions (and amounts treated as the same) for each such family member.

     5.3  Distribution of Excess Deferrals.  If a Participant is required to
          --------------------------------
include in his gross income for a calendar year elective deferrals (as defined in section 402(g)(3) of the Code) which exceed the Deferral Limitation, such amounts shall be treated as "excess deferrals" and shall be distributed to the Participant. The Administration Committee shall distribute such excess deferral, adjusted for any income or losses allocable to such amount (determined in accordance with the principles of Section 5.2(c)(2)) for the Plan Year in question not later than the April 15th following the calendar year in which the excess deferrals were made, or such later time as permitted by the Code or in Treasury Regulations. Any distribution made pursuant to this Section 5.3 may be made notwithstanding any other provision of this Plan.

     5.4  Rollover Contributions and Trust Transfers.  An Employee may make a
          ------------------------------------------
Rollover Contribution to the Plan of any nonforfeitable interest he has in assets attributable to contributions made by an employer under another plan that is qualified under section 401(a) of the Code.

          (a) Rollover Contributions shall be made in cash or non-cash property acceptable to the Trustee. Rollover Contributions shall be separately accounted for and are at all times nonforfeitable. Before accepting a Rollover Contribution, the Committee may require a Participant to furnish satisfactory evidence that the proposed contribution is in fact a Rollover Contribution which the Code permits an employee to make to a plan qualified under section 401(a) of the Code.

          (b) The Trustee may accept a transfer of assets from another plan that is qualified under section 401(a) of the Code. In such an event, the Committee shall determine the appropriate Accounts of the affected Participants or shall establish new Accounts to allocate such assets. If the Trustee accepts an asset transfer that would require the Plan to provide any benefit, pursuant to section 411(d)(6) of the Code or otherwise, that is not provided for in the Plan on the date of such transfer, the Committee may establish new Accounts to preserve the protected benefits of the affected Participants. The provisions of Section 16.7 shall apply if the Trustee accepts any trust-to-trust transfer of assets.

     5.5  Employee Contributions.  Employee Contributions shall consist solely
          ----------------------
of Salary Deferral Contributions recharacterized as Employee Contributions by the Committee pursuant to Section 5.2(c)(3), and shall only be permitted to the extent allowable under section 1.401(k)-1(f)(3)(iii)(B) of the Treasury Regulations. As of the last Valuation Date for each Plan Year, the Committee shall allocate and credit, for the Plan Year preceding such Valuation Date, each Participant's Employee Contributions deemed to have been made during such Plan Year, plus earnings and gains and less any losses for such Plan Year on Employee Contributions, to the contributing Participant's Employee Contribution Account.


-------------------------
End of Article V

                                   ARTICLE VI

                                  ALLOCATIONS
                                  -----------

     6.1  Participant's Accounts.  The Administration Committee shall establish
          ----------------------
for each Participant one or more of the Accounts described in Section 2.1, as appropriate, to which shall be allocated the proper Employer Contributions and, if applicable, Employee Rollover Contributions, together with the income, gain, and losses allocable thereto and less the distributions therefrom. The establishment of separate Accounts shall not require a segregation of the Trust assets.

     6.2  Charging of Payments and Distributions.  On each Valuation Date, all
          --------------------------------------
payments, distributions and loans made under the Plan since the immediately preceding Valuation Date to or for the benefit of a Participant or his Beneficiary shall be charged to the proper Accounts of such Participant.

     6.3  Allocation of Earnings to Accounts.  The charges and allocations to
          ----------------------------------
Accounts provided for in this Section shall be performed separately with respect to each Account. On each Valuation Date, after allocating charges pursuant to
Section 6.2 and prior to allocating Profit Sharing Contributions or Matching Contributions made to the Trust during the immediately preceding Allocation Period, Trust earnings and realized and unrealized gains and losses that are attributable to each Participant's Account shall be allocated according to the actual investment experience for each such Account.

     6.4  Allocation of Employer Contributions.  With respect to Salary Deferral
          ------------------------------------
Contributions and Matching Contributions, as of the last day of the Allocation Period in which such Salary Deferral Contributions occurred and, with respect to all other Employer Contributions, as of the last Valuation Date for each Plan Year, the Administration Committee shall:

          (a) First, determine the aggregate limitation prescribed by Section
              -----
6.9 for all Participants entitled to share in the allocation of Employer Contributions for the Limitation Year ending within the Plan Year.

          (b) Next, as of each Valuation Date, allocate to each Participant's
              ----
Salary Deferral Account a portion of the total Salary Deferral Contributions to be allocated on such Valuation Date the amount of Salary Deferral Contributions authorized by the Participant, in accordance with Section 5.1, during the immediately preceding Allocation Period; provided that the amount allocated to a Highly Compensated Employee's Salary Deferral Account for a given Limitation Year shall be subject to the limitations of Section 5.2.

          (c) Next, for those Participants who have authorized Salary Deferral
              ----
Contributions and who have completed one year of Vesting Service, as of each Valuation Date allocate to each such Participant's Matching Contribution Account a portion of the total Matching Contributions to be allocated during the immediately preceding Allocation Period that equals the percentage, if any, of such Participant's Salary Deferral Contributions for such Plan

Year to be contributed as Matching Contribution under Section 41(b); provided that the amount allocated to the Matching Account of a Highly Compensated Employee for a given Plan Year shall be subject to the limitations of Section 4.5.

          (d) Next, as of the last Valuation Date for each Plan Year, allocate,
              ----
for the Plan Year preceding such Valuation Date, Profit Sharing Contributions among the Profit Sharing Accounts of Participants who completed one year of Vesting Service during the Plan Year, or who terminated employment with the Employer during the Plan Year by reason of death, Disability, or retirement, such allocation to be pro rata according to the ratio that each such
                      --- ----
Participant's Considered Compensation for the Plan Year bears to the Considered Compensation of all Participants entitled to such allocation of the Profit Sharing Contribution for such Plan Year.

          (e)  (1)  Next, unless otherwise provided in an adoption agreement,
                    ----
     each Plan Year for which an Nonelective Contribution is made, the Employers shall divide such contribution into one or more separate tiers, as determined in their sole discretion.

               (2) If the Nonelective Contribution is divided into more than one tier, each succeeding tier shall be allocated, as of the last Valuation Date of the Plan Year, to the Salary Deferral Account of each non-Highly Compensated Employee entitled thereto by Section 6.5 who, after disregarding the Employees receiving an allocation from a previous tier, elected the lowest percentage of Salary Deferral Contributions for such year, in the ratio that the Considered Compensation of each such non-Highly Compensated Employee bears to the Considered Compensation of all such non-Highly Compensated Employees who are entitled to receive an allocation from that tier.

               (3) The allocation formula under this Section 6.4(e) shall be employed so that the contribution and allocation to each tier results in the Actual Deferral Percentage (or, at the election of the Administration Committee, the Actual Matching Percentage) for that tier being raised by a certain percentage, as determined by the Employers, provided that the percentage increase for each succeeding tier shall in no event be greater than such increase for any preceding tier.

     6.5  Participants to Whom Nonelective Contributions Shall be Allocated.
          -----------------------------------------------------------------
Unless otherwise provided in an adoption agreement, the Nonelective Contributions for any Plan Year shall be allocated among and credited to the Salary Deferral Accounts of Eligible Employees who were not Highly Compensated Employees and who have satisfied the requirements of Article III prior to or during the Plan Year and completed a Year of Vesting Service during the Plan Year; provided, however,that any Employee who was a Participant during the Plan Year, who terminated employment with the Employer, and who, immediately thereafter, commenced employment with a Related Employer shall be eligible for an allocation of Nonelective Contributions in such year, provided that such Employee completes a Year of Vesting Service during the Plan Year (aggregating his Service with the Employer and the Related Employer).

     6.6  Dates Contributions Considered Made.  For purposes of this Article VI,
          -----------------------------------
Nonelective Contributions, and Profit Sharing Contributions under the Plan for any Plan Year shall be considered to have been made on the last day of that year, unless paid sooner to the Trustee. Salary Deferral Contributions, Matching Contributions, Rollover Contributions, and Employee Contributions under the Plan for any Plan Year shall be considered to have been made on the Valuation Date falling on the last day of the Allocation Period in which the Rollover Contribution was made or to which the Participant elections pursuant to Section 5.1(a) giving rise to the Salary Deferral Contributions, or through recharacterization of such contributions, giving rise to Employee Contributions, relate. Notwithstanding anything in this Section to the contrary, earnings, gains and losses shall be allocated and determined pursuant to Section 6.3.

     6.7  Allocation Does Not Create Rights.  No Participant shall acquire any
          ---------------------------------
right to or interest in any specific asset of the Trust as a result of the allocations provided for in the Plan.

     6.8  Equitable Allocations.  If the Committee in good faith determines that
          ---------------------
certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by certain individual Participants on whose behalf specific expenses were incurred, the net earnings and adjustments in value of the accounts shall be increased by the amounts of such expenses, and the Committee shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants, Former Participants, or Beneficiaries; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of section 401(a) of the Code.

     6.9  Limitation on Annual Additions.
          ------------------------------

          (a) General.  Notwithstanding any other provision of the Plan, the
              -------
Annual Addition to a Participant's Accounts for any Limitation Year may not exceed an amount equal to the lesser of:

              (1) $30,000 or, if greater, 25% of the dollar limitation in effect under section 415(b)(1)(A) of the Code; or

              (2) 25% of the Participant's Compensation for the Limitation Year; provided, however, that this limitation shall not apply to any contributions for post-retirement medical benefits treated as Annual Additions under section 419A(f)(2) of the Code or any other amount treated as an Annual Addition under section 415(l)(1) of the Code.

          (b) Additional Limitation - Related Plan.  If a Participant also
              ------------------------------------
participates in a Related Plan, any reductions required by section 415 of the Code shall be made first from the Related Plan if such Related Plan provides for the same, and, if not, the maximum amount allocable to a Participant's Accounts for the Limitation Year as specified in paragraph (a) of this Section 6.9 shall be reduced by the amount of the Annual Addition made with respect to the Participant for the Limitation Year under any Related Plan.

          (c) Additional Limitation - Defined Benefit Plan.  If a Participant
              --------------------------------------------
also participates in one or more qualified defined benefit plans (as defined in section 414(j) of the

Code) maintained by the Employer or any Related Employer, the maximum amount otherwise allocable to his Accounts under paragraphs (a) and (b) of this Section
6.9 shall be reduced to the extent necessary to ensure that the sum of the "Defined Benefit Fraction" for the Limitation Year plus the "Defined Contribution Fraction" for the Limitation Year does not exceed 1.0. The Defined Benefit Fraction for a Limitation Year shall be a fraction (a) the numerator of which shall be the projected annual benefit of the Participant under such defined benefit plan or plans (determined as of the close of the year) and (b) the denominator of which shall be an amount equal to the lesser of: (i) the product of 1.25 multiplied by the dollar limitation in effect for such year under section 415(b)(1)(A) of the Code or (ii) the product of 1.4 multiplied by the amount which may be taken into account for such year under section 415(b)(1)(B) of the Code with respect to such Participant. The Defined Contribution Fraction for a Limitation Year shall be a fraction (a) the numerator of which shall be the sum of the annual additions (as defined in section 415(c)(2) of the Code) to the Participant's accounts under all defined contribution plans maintained by the Employer or Related Employer as of the close of the Limitation Year, and (b) the denominator of which shall be the sum of the lesser of the following amounts determined for each such plan for the Limitation Year and for each prior year of service with the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect for such year under section 415(c)(1)(A) of the Code (determined without regard to section 415(c)(6) of the Code) or (ii) the product of 1.4 multiplied by the amount that may be taken into account under section 415(c)(1)(B) of the Code with respect to such individual under the defined contribution plans for the Limitation Year.

Notwithstanding the foregoing, the provisions of this paragraph (c) shall only apply if such defined benefit plan or plans do not provide for a reduction of benefits to ensure that the sum of the Defined Benefit Fraction for such Limitation Year and the Defined Contribution Fraction for such Limitation Year does not exceed 1.0.

          (d) Correction of Excess Annual Additions.  If the foregoing
              -------------------------------------
limitations on Annual Additions would be exceeded in a Limitation Year for any Participant as a result of (i) the allocation of Forfeitures, (ii) a reasonable error in estimating a Participant's Compensation, (iii) a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to a Participant, or (iv) any other facts and circumstances that would justify correction of excess Annual Additions, the Administration Committee shall, consistently with Treas. Reg. (S) 1.415-6(b)(6), correct such excess Annual Additions as follows:

              (1) First, the amount of Employee Contributions allocated to a Participant's Accounts during the Limitation Year, and earnings thereon, that are in excess of the limits provided in this Section shall be distributed to the Participant.

              (2) Next, the amount of Salary Deferral Contributions allocated to a Participant's Accounts during the Limitation Year, and earnings thereon, that are in excess of the limits provided in this Section shall be distributed to the Participant.

              (3) Next, any other excess Annual Additions shall be credited to a suspense account and held there unallocated and used to reduce Employer Contributions for that Participant's Accounts in the next Limitation Year (and succeeding Limitation

     Years, as necessary) if that Participant is covered by the Plan as of the end of the Limitation Year. However, if that Participant is not covered by the Plan as of the end of the Limitation Year, then such excess Annual Additions shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to the Accounts of all Participants, as consistent with the provisions of section 1.415-6(b)(6) of the Treasury Regulations. Furthermore, the excess Annual Additions shall be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the remaining Participants in the Plan. In the event of termination of the Plan, amounts credited to the a suspense account shall, to the extent permitted by this Section, be allocated among the Accounts of Participants in the ratio that each such Participant's Compensation for the Plan Year in which the termination occurs bears to the Compensation of all such Participants for that Plan Year. Upon termination of the Plan, any amounts remaining in a suspense account that cannot be allocated to Participants' Accounts shall revert to the Employer.

     6.10 Special 410(b) Allocation.  Notwithstanding the conditions and
          -------------------------
requirements of this Article VI for a Participant to share in allocations of Employer Contributions, Participants who (i) earned more than 500 Hours of Service during a Plan Year and (ii) are not otherwise excludable from coverage testing under section 410(b) of the Code ("Includible Participants") shall be deemed eligible to share in the allocation of contributions for such Plan Year to the extent required for the Plan to satisfy the requirements of section 410(b) of the Code. To determine which Includible Participants, if any, are to be deemed eligible to share in such allocations, the Administration Committee shall rank Includible Participants according to the number of Hours of Service credited to each. The Committee shall determine the number of Includible Participants, selected in order of ranking, to be deemed eligible for an allocation of contributions under this Article VI so that the Plan satisfies section 410(b) of the Code (and/or other Code requirements) for the Plan Year.

     6.11 Special Valuation.  While it is contemplated that the Trust will be
          -----------------
valued by the Trustee and allocations made only on the Valuation Date, should it be necessary to make distributions under the provisions hereof, and the Administration Committee, in good faith determines that, because of (a) an extraordinary change in general economic conditions, (b) the occurrence of some casualty radically affecting the value of the Trust or a substantial part thereof, or (c) an abnormal fluctuation in the value of the Trust has occurred since the end of the preceding Plan Year, the Administration Committee may, in its sole discretion, to prevent the payee from receiving a substantially greater or lesser amount than what he would be entitled to, based on current values, cause a revaluation of the Trust to be made and a reallocation of the interests therein as of the date the payee's right of distribution becomes fixed. The Administration Committee's determination to make such special valuation and the valuation of the Trust as determined by the Trustee shall be conclusive and binding on all persons ever interested hereunder.


-------------------------
End of Article VI

                                  ARTICLE VII

                  TERMINATION OF SERVICE - PARTICIPANT VESTING
                  --------------------------------------------

     7.1  Normal Retirement.  A Participant who remains in the Service of the
          -----------------
Employer after attaining Normal Retirement Age shall continue to participate in Employer Contributions until the date of his actual retirement, and his Accrued Benefit shall be fully vested and nonforfeitable. Upon termination of Service, the Administration Committee shall direct the Trustee to make payment of the full value of the Participant's Accrued Benefit to him at such times and in such manner as provided in Article VIII hereof. The value of the Participant's Accrued Benefit shall be determined as of the Valuation Date prior to or coincident with the date of distribution. However, if Employer Contributions are allocated to the Participant's Accounts after such Valuation Date for the Plan Year in which the Participant receives a distribution on account of retirement, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

     7.2  Early Retirement.  There is no additional early retirement benefit
          ----------------
under the Plan.

     7.3  Disability.  A Participant who becomes Disabled shall be fully vested
          ----------
in his Accrued Benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution. However, if Employer Contributions are allocated to the Participant's Accounts after such Valuation Date for the Plan Year in which the Participant receives a distribution on account of Disability, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

     7.4  Death.  Upon the death of a Participant, he shall become fully vested
          -----
in his Accrued Benefit, determined as of the Valuation Date coincident with or immediately preceding the date of distribution. However, if Employer Contributions are allocated to the Participant's Accounts after such Valuation Date for the Plan Year in which the Beneficiary receives a distribution on account of the Participant's death, then the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations.

     7.5  Termination of Service Prior to Normal Retirement Age.  The value of a
          -----------------------------------------------------
Participant's Accrued Benefit shall be determined as of the Valuation Date coincident with or immediately preceding the date payment of the Accrued Benefit commences. However, if Employer Contributions are allocated to the Participant's Accounts after such Valuation Date, the value of the Participant's Accrued Benefit shall be adjusted to reflect such additional allocations. A Participant shall have a 100% Vested Accrued Benefit after termination of Service that is not after death, Disability or Normal Retirement Age.

     7.6  Years of Vesting Service.  For purposes of vesting under Section 7.5,
          ------------------------
a year of Vesting Service shall mean any Plan Year during which a Participant completes at 1,000 Hours of Service with the Employer or a Related Employer. In the case of an Employee who separates from Service and who resumes employment with the Employer, but not as a Re-Employed Employee, years of Vesting Service prior to his resumption of employment shall be disregarded. If a Participant incurs five consecutive Breaks in Service, Service after such Breaks in Service shall not increase the Participant's nonforfeitable percentage in his Accrued Benefit derived from Employer Contributions that accrued prior to such five consecutive Breaks in Service.

     7.7  Forfeiture Occurs and Restoration of Non-Vested Accrued Benefit.
          ---------------------------------------------------------------

          (a) Forfeiture Occurs.  A Forfeiture of a Participant's Accrued
              -----------------
Benefit shall occur as of the earlier of (i) in the case where the Participant does not receive a distribution of his entire Vested Accrued Benefit (or receives it after the close of the second Plan Year following his termination of Service), on the last day of the Plan Year in which the Participant first incurs five consecutive Breaks in Service as the result of the termination of his Service or (ii) immediately upon receipt of his distribution if the Participant receives a distribution of his entire Vested Accrued Benefit (including a deemed cash-out of $0) as the result of his termination of Service (provided such distribution, if any, is made not later than the close of the second Plan Year following the Participant's termination of Service). If only one of the events identified in the preceding sentence occurs, the event that occurs shall be deemed the first to occur. The Committee shall determine a Participant's Forfeiture, if any, solely by reference to the vesting schedule of Section 7.5.

          (b) Restoration of Non-Vested Accrued Benefit.  If a Participant
              -----------------------------------------
incurs a Forfeiture by reason of Section 7.7(a)(ii) and returns to Service prior to incurring five consecutive Breaks in Service, the amount of the Forfeiture shall be restored (unadjusted for any gains or losses) as part of such individual's Accrued Benefit and credited to an Employer Contribution account, hereinafter called the "Restoration Account," if the Participant repays to the Plan the full amount of the distribution prior to the earlier of (1) the Plan's termination, or (2) the lapse of five years following the Participant's reemployment by the Employer or a Related Employer (provided that the Participant must be an Employee at the time of repayment). If the Participant received a deemed cash-out of $0, he shall be deemed to have repaid the distribution upon reemployment. As of the Valuation Date immediately following such repayment, and prior to any allocation of Trust earnings, Forfeitures, or Employer Contributions specified in Article VI, the amount of a Participant's previous Forfeiture (the "Restoration Amount") shall be allocated to his Restoration Account. The Restoration Amount shall be credited first against Forfeitures arising for the Plan Year, and if such Forfeitures are not sufficient to satisfy the Restoration Amount in full, the Restoration Amount shall be further credited against Trust income and gain for the Plan Year, and if the Restoration Amount thereafter still remains unsatisfied in full, the remainder of such amount shall be satisfied out of Employer Contributions for the Plan Year. The Restoration Amount shall not be deemed an Annual Addition. In addition, the Employer may make an Employer Contribution for the purpose of restoring a Forfeiture even though the Employer has no profits. The Committee shall give timely notice to any rehired Employee, if such Employee is eligible to make a repayment, of his right to make such repayment before the expiration of the periods of the occurrence of the events specified above, and such notice shall also include an explanation of the consequences of not making such repayment.

     7.8  Termination, Partial Termination, or Complete Discontinuance of
          ---------------------------------------------------------------
Employer Contributions.  Notwithstanding any other provision in this Plan, in
----------------------
the event of a termination or partial termination of the Plan, or a complete discontinuance of Employer Contributions under the Plan, all affected Participants shall have a fully vested interest in their Accrued Benefit determined as of the date of such event. The value of the Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested, as if such date was the Valuation Date for the Limitation Year in which the termination, partial termination, or complete discontinuance of Employer Contributions occurs. The Committee shall interpret and administer this Section 7.8 consistently with Section 16.4 and in accord with the intent and scope of the Treasury regulations promulgated under section 411(d)(3) of the Code.


--------------------------
End of Article VII

                                  ARTICLE VIII

                     TIME AND METHOD OF PAYMENT OF BENEFITS
                     --------------------------------------

     8.1  Time of Payment.
          ---------------

          (a) Normal Retirement.  In the event of normal retirement, within the
              -----------------
meaning of Section 7.1 hereof, payment of a Participant's Vested Accrued Benefit shall commence as soon as administratively feasible after the Valuation Date that coincides with or next follows the date that the Participant terminates Service, unless the Participant elects to defer payment (subject to the restrictions of Section 8.4).

          (b) Death or Disability.  In the event of death or Disability, except
              -------------------
in the case of a distribution deferred pursuant to Section 8.4, payment of the Participant's Vested Accrued Benefit shall commence as soon as administratively feasible after the Valuation Date that coincides with or next follows death or the determination by the Administration Committee that the Participant is Disabled. Notwithstanding these provisions, in the event of the death of a Participant in which his spouse is named as his Beneficiary, payment shall commence at such time as requested by said spouse, or, in the event of Disability, the time requested by the Participant.

          (c) Other Termination of Service.  Upon a Participant's termination of
              ----------------------------
Service for any reason other than retirement, Disability, or death, the Trustee shall generally hold the Participant's Vested Accrued Benefit in Trust until the Participant's Normal Retirement Age, at which time the Trustee shall commence distribution of the Participant's Vested Accrued Benefit in accordance with the provisions of Section 8.1(a) and Section 8.2. However, a Participant may obtain earlier distribution of his Vested Accrued Benefit in accordance with Section 8.4.

          (d) Limitation on Time of Payment.  Notwithstanding any contrary
              -----------------------------
provisions in the Plan, and unless the Participant otherwise elects, the Trustee shall commence distribution of the Participant's Vested Accrued Benefit not later than 60 days after the close of the Plan Year in which the latest occurs:
(i) the date the Participant attains Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; and (iii) the date the Participant terminates Service with his Employer.

              (1) Notwithstanding the provisions above to the contrary, the Vested Accrued Benefit of each Participant (i) shall be distributed to such Participant not later than the Required Commencement Date or (ii) shall be distributed, commencing not later than the Required Commencement Date, in accordance with Treasury regulations, over the life of such Participant or over the lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary). If distributions under the Plan have commenced with respect to a Participant and the Participant dies before his entire interest has been distributed to him but after his Required Commencement Date (except in the case of certain annuities under Prop. Treas. Reg. (S) 1.401(a)(9)-1 B-5(b), or its successor, in which case the Participant could have died before or after his Required Commencement Date), the remaining portion of such interest shall be distributed at least as rapidly as such interest would have been distributed to him under the method of distribution in effect under the immediately preceding sentence at the Participant's death.

               (2) If the Participant dies before the distribution of his interest has commenced in accordance with (ii) of the first sentence of the above paragraph, or, except as provided above, if distribution of the Participant's interest has commenced but the Participant dies prior to his Required Commencement Date, then, except as provided below, his entire interest shall be distributed to his Beneficiary by December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. Notwithstanding the preceding sentence, unless the designated Beneficiary elects to receive payments under the preceding sentence, if any portion of the Participant's interest is payable to (or for the benefit of) a designated Beneficiary, then such portion shall be distributed in accordance with Treasury regulations over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary, commencing not later than December 31 of the calendar year immediately following the calendar year in which the Participant died. Notwithstanding the required commencement date in the preceding sentence, if the designated Beneficiary is the surviving spouse of the Participant, the deceased Participant's interest shall be distributed or commence to be distributed to such surviving spouse on or before the later of the following: (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, and
     (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. However, if the surviving spouse dies before the distributions to such spouse commence (or before such distributions are deemed to commence under Prop. Treas. Reg. (S) 1.401(a)(9)-1, C-6, or its successor), the distribution of the interest of the deceased Participant shall be made over such period, and shall begin at such time, as would be required under the above rules, as if the surviving spouse were the Participant. In applying this rule, the date of death of the surviving spouse shall be substituted for the date of death of the Participant. However, in such case, the special surviving spouse death distribution rules are not available to the surviving spouse of the deceased Participant's surviving spouse. For purposes of this Section 8.1(d), except in the case of a life annuity, the life expectancy of the Participant and his spouse may be redetermined but not more frequently than annually. In addition, pursuant to regulations prescribed by the Secretary of the Treasury, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child's attainment of majority (or other designated event permitted under regulations prescribed by the Secretary of the Treasury). For the purposes of this paragraph, the term "Beneficiary" shall only include individuals. Notwithstanding the foregoing provisions of this paragraph, nothing in this paragraph shall permit any Participant or Beneficiary to elect any form of distribution not otherwise expressly permitted under this Plan; but rather, the Committee may at any time modify any form of the distribution elected by a Participant or Beneficiary to ensure compliance with this paragraph.

               (3) In addition to the above rules, any payments payable to the Participant or his Beneficiary must also satisfy the minimum incidental death benefit rules of the Treasury regulations promulgated under section 401(a)(9) of the Code. Payments in the form of a life annuity for the life of the Participant, or payments in the form of a qualified joint and survivor annuity for the joint lives of the Participant and his spouse, shall automatically satisfy these rules.

               (4) Rules that are similar to the above rules shall apply in the case that benefits are provided through an annuity contract.

               (5) Notwithstanding any other provision herein to the contrary, distributions hereunder will be made in accordance with the Treasury Regulations promulgated under section 401(a)(9) of the Code, including Treas. Reg. (S) 1.401(a)(9)-2, including any grandfather or transitional rules thereunder. Furthermore, any provisions contained herein which reflect section 401(a)(9) of the Code shall override any distribution options in the Plan inconsistent therewith.

     8.2  Method of Payment.  After all required accounting adjustments, the
          -----------------
Trustee, in accord with the direction of the Administration Committee, shall make payment of the Participant's Vested Accrued Benefit in cash, common stock of the Company (but only to the extent his Accounts are so invested), shares of mutual funds (but only to the extent his Accounts are invested in mutual funds that permit in-kind distributions upon a Direct Rollover described in Section 8.2(c)(4)), or a combination thereof, under one of the following methods, as elected by the Participant or Beneficiary:

          (a)  By payment in a lump sum.

          (b) By payment in monthly, quarterly or annual installments over a fixed reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor of the Participant and his Beneficiary.

          (c) This Section 8.2(c) applies to distributions made on or after January 1, 1993. Notwithstanding any contrary provision of the Plan that would otherwise limit a distributee's election under this Section 8.2(c), a distributee may elect at the time and in the manner prescribed by the Administration Committee to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The terms used in this Section 8.2 are defined as follows:

               (1) Eligible rollover distribution. Any distribution of all or any portion of the balance to the credit of the distributee, except that it does not include:

                    (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more.

          (B) Any distribution to the extent it is required under section 401(a)(9) of the Code.

                    (C) The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

               (2)  Eligible retirement plan.

                    (A) An individual retirement account described in section 408(a) of the Code.

                    (B) An individual retirement annuity described in section 408(b) of the Code.

                    (C) An annuity plan described in section 403(a) of the Code.

                    (D) A qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution.

                    (E) However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (3) Distributee. A Participant or Former Participant, his surviving spouse, or his spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order.

               (4) Direct rollover. A payment by the Plan to the eligible retirement plan specified by the distributee.

     8.3  Deferral of Payments.  Should a Participant's Accounts be retained in
          --------------------
the Trust after the date on which his participation ends and he has become a Former Participant, the Accounts may continue to be treated as a part of the Trust. The Accounts will be credited (or debited) with their share of the net income (or loss) attributable to the investments of such Accounts but shall not be credited with any further Employer Contributions.

     8.4  Involuntary and Voluntary Payments.  Notwithstanding the provisions of
          ----------------------------------
this Article VIII, if a Participant's Vested Accrued Benefit does not exceed $3,500 at the time he would be eligible to receive a distribution due to termination of Service (adjusted for any prior distributions), the Administration Committee shall direct the Trustee to distribute the Participant's Vested Accrued Benefit (including a deemed distribution of $0) to the Participant or his Beneficiary in a lump sum as soon as administratively feasible following the Valuation Date that coincides with or next follows the Participant's termination of Service. If value of the Participant's Vested Accrued Benefit exceeds $3,500 (adjusted for any prior distributions), a Plan distribution generally may not occur before the Participant's Normal Retirement Age

(except in the case of death) unless he files a written request with the Committee for the payment of his Vested Accrued Benefit.

          (a) A Participant may receive a distribution of his Vested Accrued Benefit that exceeds $3,500 (adjusted for any prior distributions) by filing a request with the Committee for payment to be made soon as administratively feasible after the Valuation Date following the Committee's receipt of said request. In connection with such request, the Committee shall provide the Participant with written notice of his right to consent to such distribution, as required under the Code, no more than 90 days prior to the date the distribution is made.

          (b) If the distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may, if otherwise administratively feasible, commence immediately after the Committee provides written notice to the Participant of his right to consent to a distribution prior to Normal Retirement Age (as required by Treas. Reg. (S) 1.411(a)-11(c)), provided that:

               (1) the Committee clearly informs the Participant of his right to a 30 day period to consider whether or not to elect a distribution and distribution option; and

               (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          (c) Upon the Participant's death after termination of Service, payment of his Vested Accrued Benefit shall be made in accordance with Section 8.1(b).

     8.5  Qualified Domestic Relations Orders.  The Administration Committee
          -----------------------------------
shall establish reasonable procedures for determining the existence of a Qualified Domestic Relations Order and to administer distributions under the same. In the event that the Committee receives a written order that purports to be a Qualified Domestic Relations Order, the following procedures shall apply:

          (a) The Committee shall promptly notify the appropriate Participant and any purported Alternate Payee of the receipt of such order and the Committee's procedures for determining whether such order is a Qualified Domestic Relations Order.

          (b) During any period in which it is being determined (by the Committee, by a court of competent jurisdiction, or otherwise) if an order is a Qualified Domestic Relations Order, the Committee shall direct the Trustee to segregate in a separate account or in an escrow account the amount that would have been payable to the Alternate Payee during such period if the order is determined to be a Qualified Domestic Relations Order.

          (c) If the order (or modification thereof) is determined to be a Qualified Domestic Relations Order within 18 months, the Committee shall direct the Trustee to pay the segregated account (and any earnings or interest thereon) or the balance held in the escrow account, as applicable, to the Alternate Payee according to the provisions of the Qualified Domestic Relations Order, or in the form elected by the Alternate Payee under the Plan. An

Alternate Payee may elect to receive a distribution as soon as administratively feasible after the Committee has determined that an order is a Qualified Domestic Relations Order.

          (d) If, within the aforesaid 18 month period, it is determined that the order is not a Qualified Domestic Relations Order, or if such determination has not been made, the Committee shall pay the amounts in the said segregated account or escrow account, including interest, to the person(s) who would have been entitled to such amounts if there had been no such order.

          (e) Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the aforesaid 18 month period shall be applied prospectively only.

     8.6  Payment in the Event of Legal Disability.  Payments to any
          ----------------------------------------
Participant, Former Participant, or Beneficiary shall be made to the recipient entitled thereto in person or upon his personal receipt, in form satisfactory to the Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Committee, shall otherwise be unable to apply such payment in furtherance of his own interest and advantage. The Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways:

          (a)  To such person directly;

          (b) To the guardian of his person or his estate;

          (c) To a relative or friend of such person, to be expended for his benefit; or

          (d) To a custodian for such person under any Uniform Gifts to Minors Act.

The decision of the Committee, in each case, will be final, binding, and conclusive upon all persons ever interested hereunder. The Committee shall not be obliged to see to the proper application or expenditure of any payment so made. Any payment made pursuant to the power herein conferred upon the Committee shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

     8.7  Accounts Charged.  The Committee shall charge all distributions made
          ----------------
to a Participant or to his Beneficiary from his Accounts against the Accounts of the Participant when made.

     8.8  Payments Only from Trust.  All benefits of the Plan shall be payable
          ------------------------
solely from the Trust and neither the Employer, Committee, nor Trustee shall have any liability or responsibility therefor except as expressly provided herein.

     8.9  Unclaimed Account Procedure.  Neither the Trustee nor the
          ---------------------------
Administration Committee shall be obliged to search for or ascertain the whereabouts of any Participant or Beneficiary. The Committee, by certified or registered mail addressed to his last known address of record with the Committee or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan, and the notice shall state the provisions of this Section. If (i) the Participant's Vested Accrued Benefit is (a) $3,500 or less or (b) greater than $3,500 and he has attained Normal Retirement Age, and (ii) the Participant or Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee within the earlier of (i) the date that is immediately prior to three years (adjusted according to the abandonment period of the escheat laws of the applicable state) after the date of notification, or (ii) the date the Participant attains the Required Commencement Date, the Plan benefit of such Participant or Beneficiary will be treated as follows (to the extent otherwise permitted under ERISA or the Code):

          (a) If the whereabouts of the Participant is unknown but the whereabouts of the Participant's Beneficiary then is known to the Committee, the Committee may direct the Trustee to make distribution to the Beneficiary.

          (b) If the whereabouts of the Participant and his Beneficiary then is unknown to the Committee, but the whereabouts of one or more relatives by adoption, blood, or marriage of the Participant is known to the Committee, the Committee may direct the Trustee to distribute the Participant's benefits to any one or more of such relatives and in such proportions as the Committee determines.

          (c) If the Committee does not know the whereabouts of any of the above persons within the time limits prescribed above, then the benefit shall be treated as a Forfeiture hereunder, provided that the benefit shall be reinstated in the event that the Participant or Beneficiary ever makes a claim therefor. Either upon or prior to the occurrence of the Forfeiture under this Section
8.9, the Committee may then notify the Social Security Administration or the Internal Revenue Service Disclosure Staff of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Committee may request the Social Security Administration or the Internal Revenue Service Disclosure Staff to notify the Participant (or Beneficiary) in accordance with the procedures it has established for this Purpose.

          (d) While payment is pending, the Committee may direct the Trustee to hold the Participant's benefits in a segregated account invested at the discretion of the Committee. However, after a Forfeiture has occurred under this Section 8.9, a Participant or Beneficiary who seeks a reinstatement of the forfeited amount shall only be entitled to the minimum return required by law (which may be 0%). The segregated account shall be entitled to all income it earns and shall bear all expense and loss it incurs. Any payment made pursuant to this provision shall operate as a complete discharge of all obligations of the Trustee and the Committee, to the extent of the distributions so made.

     8.10 Restrictions on Distributions.  Notwithstanding anything to the
          -----------------------------
contrary above, a Participant's Salary Deferral Account, and any amounts in any other employer contribution accounts attributable to Qualified Employer Contributions, and any earnings thereon, shall not be distributed before the first to occur of the following events:

          (a)  the Participant's retirement;

          (b)  his death;

          (c)  his permanent disability;

          (d)  his termination of employment;

          (e)  his attainment of age 59 1/2;

          (f) with respect to a Participant's Salary Deferral Contributions and pre-1989 earnings thereon only, his incurring a financial hardship;

          (g) the termination of the Plan, provided that neither the Employer nor a Related Employer maintains a successor plan;

          (h) the disposition, to a corporation that is not a Related Employer, of substantially all of the assets (within the meaning of Code section 409(d)(2)) used by the Employer in the trade or business in which the Participant is employed, provided that the Participant continues employment with the transferee corporation and the Employer continues to maintain the Plan; or

          (i) the disposition, to a corporation that is not a Related Employer, of the Employer's interest in a subsidiary in which the Participant is employed, provided that the Participant continues employment with the subsidiary and the Employer continues to maintain the Plan.

A distribution may be made under (g), (h), or (i) above only if it constitutes a total distribution of the Participant's entire account balance in all Accounts and the account balances under any other profit-sharing plans of the Employer or a Related Employer.

     8.11 Securities Law Restrictions.  If at the time shares of Company Stock
          ---------------------------
are to be distributed to a Participant (or, in the event of his death, his Beneficiary), to the extent deemed necessary or desirable by the Administration Committee, the Administration Committee may, as a condition precedent to the distribution of such shares, require from the Participant (or his Beneficiary) such written representations, if any, concerning his (or their) intentions with regard to the retention or disposition of the Company Stock being distributed or such written covenants and agreements, if any, as to the manner of any such disposition of such shares as, in the opinion of the Administration Committee, may be necessary to ensure that any such disposition by such Participant (or his Beneficiary) will not result in a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute, statutes, or regulations then in effect. The Trustee may stamp or imprint on the stock certificates issued to a Participant (or his Beneficiary) pursuant to a distribution from the Trust a legend referring to the provisions of the immediately preceding sentence and to any representations, covenants, or agreements made by the Participant (or his Beneficiary) with respect thereto.


-------------------------
End of Article VIII

                                   ARTICLE IX

                               PARTICIPANT LOANS
                               -----------------

     9.1  Loans to Participants: Basic Terms and Limits.  In the event that the
          ---------------------------------------------
Administration Committee decides to permit Plan loans, it may authorize the Trustee to make a loan to any Participant (or any other person that must be eligible for Plan loans under ERISA, the Code or regulations and rulings promulgated thereunder) that is within the following limits:

          (a) The loan must be made out of the Participant's Accounts cannot be less than $1,000 (or the amount stated in the Loan Procedures Document referenced in Section 9.3) and cannot exceed, when added to the outstanding balance of all other loans to such Participant, the lesser of:

               (1) $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of loans to such Participant from the Plan during the 12 consecutive month period ending on the day before the date such loan is made, over (ii) the outstanding balance of loans to such Participant from the Plan on the day the loan is made, or

               (2) The greater of (i) 1/2 of the value of the Participant's Vested Accrued Benefit, or (ii) $10,000.

          (b) The limitation on loans that may be made from this Plan shall be calculated to take into account the Participant's nonforfeitable benefits and loans under all plans with which this Plan must be aggregated for purposes of sections 414(b), (c), (m) and (o) of the Code, with all such plans to be treated as a single plan and with the limitations above applying to the total of all nonforfeitable benefits under all such plans. For purposes of this Section, the value of a Participant's Vested Accrued Benefit shall be determined as of the Valuation Date coincident with or immediately preceding the date the loan is made.

          (c) No loan shall be made to a Participant unless both the Participant and his spouse (at the date the loan is made), if any, consent in writing within 90 days prior to the making of the loan to (1) the making of the loan, (2) the set-off of the Participant's Vested Accrued Benefit upon acceleration or default under the loan, and (3) the distribution or deemed distribution of all or a part of the Participant's Account necessary to effect the set-off. The written consent of the Participant's spouse to the loan, set-off and distribution or deemed distribution provisions must acknowledge the effect of the loan, set-off and distribution or deemed distribution provisions and must be witnessed by a member of the Committee or a notary public. For purposes of any required spousal consent, and any other applicable loan limitation, any renegotiation, extension, renewal, or other revision of a loan shall be treated as a new loan made on the date of the renegotiation, extension, renewal or revision.

          (d) All Participant loans shall, by their terms, be repaid within five years from the dates on which they are made, unless the loan is used to acquire any dwelling unit which (within a reasonable time) is to be used as a principal residence of the Participant, in which event repayment shall be made within a reasonable period of time (determined as of the date the loan is made), which may be greater than five years.

          (e) All loans shall be accelerated and immediately due in full upon a Participant's termination of Service (unless such Participant is otherwise mandatorily eligible for Plan loans under ERISA, the Code or regulations and rulings promulgated thereunder). If the Participant does not repay the loan at the time of acceleration, the Trustee shall have the right to set-off, as described above.

          (f) All loans shall be made at interest rates then currently prevalent for loans from a commercial lending institution under circumstances similar to the circumstances under which the loan is being made, or at a reasonable interest rate if such currently prevalent rate is not "reasonable" under section 4975(d)(1)(D) of the Code. Except as may be allowed under regulations promulgated by the Secretary of the Treasury, all loans shall be made on the basis of substantially level amortization over the term of the loan, with payments due not less frequently than quarterly.

     9.2  Instruments and Security for Loans.  Each loan hereunder shall be
          ----------------------------------
evidenced by a promissory note and secured by a security agreement, mortgage, deed of trust, or such other security instruments as the Committee may require. All such instruments shall contain, in addition to the provisions specifically required by this Article IX, such repayment, default, and remedial terms as may be determined by the Committee.

          (a) Security for loans hereunder shall be provided by (i) the pledge of a Participant's Vested Accrued Benefit and (ii) the pledge of such additional collateral as the Committee may require in order for the loan to be adequately secured. In determining the adequacy of the security for the loan, no more than 50% of the present value of a Participant's Vested Accrued Benefit may be considered as security for the outstanding balance of all Plan loans, calculated immediately after the origination of a loan hereunder. Further, if because of a decrease in the value of a Participant's Vested Accrued Benefit, the Committee believes a loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of his Vested Accrued Benefit or demand accelerated, including immediate, payment of the loan. An assignment for security of a Participant's Vested Accrued Benefit shall be limited as provided in Section 14.6.

          (b) The default provisions of the instruments relating to a loan shall provide that upon default a loan may be set off against the Participant's Accounts at the earliest time permitted by applicable law. Moreover, as a condition precedent to obtaining a loan hereunder, each Participant and his then spouse, if any, must request and consent, in writing, to a distribution from his Accounts to the fullest extent necessary and permissible by law to effect such set-off. For purposes of setting off account balances upon default of a Plan loan, Employee Contributions and Rollover Contributions (to the extent that such does not represent amounts received in a trust-to-trust transfer), but not earnings on any such contributions unless otherwise required by law, may be distributed at any time, and Profit Sharing Contributions, Matching Contributions, and earnings on Employee Contributions, Rollover Contributions that were not received in a trust-to-trust transfer, Profit Sharing Contributions and Matching Contributions (but only to the extent such contributions and earnings do not represent Qualified Employer Contributions and earnings thereon) may be distributed when such funds have been allocated to the Participant's Account for at least two years. Salary Deferral Contributions, Nonelective Contributions, Qualified Employer Contributions and earnings thereon, may only be distributed according to the provisions of Section 8.10. Rollover Contributions (and earnings thereon) that are attributable to trust-to-trust transfers may be distributed pursuant to the rules applicable to the type of contribution(s) represented by such trust-to-trust transfer.

          (c) The Committee shall provide for the repayment of the loan through payroll deduction over the term of the loan, and, except as expressly provided otherwise in a Participant's promissory note, or as otherwise restricted by law, any revocation or modification of a payroll deduction authorization without the Committee's consent shall automatically constitute an event of default under such loan. Each promissory note and security instrument shall be delivered to the Trustee for the benefit of the borrowing Participant's Accounts. The amount borrowed by a Participant shall be considered an investment made by the Trustee from such Participant's Accounts in such combination thereof as is appropriate. The interest on the loan shall be allocated to the Participant's appropriate Account or Accounts and any losses incurred as a result of the making of the loan shall also be allocated to such Account or Accounts.

     9.3  Loan Provisions Incorporated by Reference.  For purposes of satisfying
          -----------------------------------------
the requirements of section 2550.408b-1(d) of the Labor Regulations, the Committee shall adopt a Loan Procedures Document (herein so called) that contains the following provisions:

          (a) A procedure for applying for loans.

          (b) The basis on which loans will be approved or denied that are in addition to the conditions stated herein.

          (c) Limitations (if any) on the types and amount of loans offered.

          (d) The types of collateral which may secure a Participant loan.

This document, after being duly adopted by the Committee according to its normal adoption procedures, shall be incorporated in the Plan by this reference as if fully set forth herein. As provided in Section 16.2, the Committee shall have the power to amend and modify the Loan Procedures Document.

     9.4  Payment of Expenses.  If a Participant's application for a loan is
          -------------------
approved, the Participant shall be required to pay all reasonable and necessary expenses incurred in the making and administration of the loan, including, but not limited to, attorney's fees. The amount to be paid shall be determined by the Committee and shall be paid at the time and in the form prescribed thereby.

-------------------------
End of Article IX

                                   ARTICLE X

                             IN-SERVICE WITHDRAWALS
                             ----------------------

  10.1  In-Service Withdrawal From Accounts.  To the extent permitted by this
        -----------------------------------
Article X, a Participant may withdraw any amount from his Accounts not in excess of his Vested Accrued Benefit by filing a written request for a withdrawal in accordance with the rules established by the Administration Committee. The payment of the amount to be withdrawn shall occur as soon as administratively feasible on or after the Valuation Date following receipt and approval of such request.

  10.2  Hardship Withdrawals.
        --------------------

          (a) General.  A Participant shall be entitled to make withdrawals from
              -------
his Accounts prior to termination of Service in the case of and to the extent required by a hardship, subject to the limitations and conditions of this Section. A "hardship" shall exist if a withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant, and is in an amount necessary to satisfy the financial need.

               (1) Subject to the limitations stated herein, any hardship withdrawal shall first be made first from the Participant's Employee Contribution Account, next from his Rollover Account, next from his Salary Deferral Account, next from his Matching Account, and next from his Profit Sharing Account.

               (2) Hardship withdrawals from a Participant's Salary Deferral Account are limited to the Participant's total Salary Deferral Contributions as of the date of the withdrawal, plus amounts treated as such under Treas. Reg. (S) 1.401(k)-1(b)(5) and earnings on all such amounts through December 31, 1988 (or the market value of the Participant's Salary Deferral Account, if less) less the amount of previous hardship withdrawals. These limitations also apply to amounts that are attributable to salary reduction contributions and qualified employer contributions or qualified employer contributions made to another plan in which the Participant participated that are received by the Trust in a trust-to-trust transfer described in Section 5.4(b).

               (3) Hardship determinations shall be made according to the standards set forth below subsections (b), (c) and (d). These standards shall be modified in accordance with revenue rulings, notices, and other documents of general applicability published by the Internal Revenue Service to expand the list of deemed immediate and heavy financial needs and additional methods for distributions to be deemed necessary to satisfy an immediate and heavy financial need.

          (b) Immediate and Heavy Financial Need.  A financial need shall not
              ----------------------------------
fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. A hardship withdrawal must be on account of one or more of the following:

               (1) Medical expenses described in section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code.

               (2) Costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments.

               (3) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, the Participant's children, or the Participant's dependents (defined in section 152 of the Code).

               (4) The need to prevent the (a) eviction of the Participant from his or her principal residence, or (b) foreclosure on the mortgage of the Participant's principal residence.

          (c) Withdrawal Necessary to Satisfy Financial Need.  A withdrawal will
              ----------------------------------------------
be treated as necessary to satisfy a financial need only if:

               (1) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, which may include amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

               (2) The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer or a Related Employer.

          (d) Limitations on Contributions After Withdrawal.  Upon obtaining a
              ---------------------------------------------
hardship withdrawal, the Participant shall be subject to the following:

               (1) The Participant's Salary Reduction Contributions to the Plan, or elective contributions to any other plan of the Employer or a Related Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution shall be limited to the Deferral Limit for the year, minus the amount of the Participant's Salary Reduction Contributions for the taxable year of the hardship withdrawal.

               (2) The Participant's Salary Reduction Contributions, Employee Contributions and elective contributions and employee contributions to all other plans maintained by the Employer or a Related Employer shall be suspended for 12 months after the receipt of a hardship withdrawal.

                    (A) The "other plans" of the Employer or a Related Employer to which this provision means all qualified and nonqualified plans of deferred compensation maintained by the Employer or a Related Employer. This includes stock option, stock purchase and similar plans, or a cash or deferred arrangements that is part of a cafeteria plan, within the meaning of section 125 of the Code.

                    (B) This limitation does not apply to (i) the mandatory employee contribution portion of a defined benefit plan, (ii) a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code, (iii) a cashless exercise of a stock option, or similar right, or (iv) the exercise of a stock appreciation right, or similar right, that does not involve or require the expenditure of Participant funds.

          (e) Participant Representations.  In determining if certain objective
              ---------------------------
standards identified in this Section are satisfied, the Committee may rely on written representations by the Participant, unless the Committee has actual knowledge that such conditions are not satisfied.

          (f) No Redeposit of Hardship Withdrawal.  A Participant shall not be
              -----------------------------------
permitted to recontribute to or redeposit in his Accounts any portion of the amounts withdrawn by reason of hardship.

     10.3 Age 59 1/2.  A Participant who is employed by an Employer has a
          ----------
continuing election to withdraw all or any portion of his Vested Accrued Benefit attributable to his Salary Deferral Account, Employee Contribution Account, and Rollover Account upon attainment of age 59 1/2.

     10.4 Normal Retirement Age.  A Participant who is employed by an Employer
          ---------------------
has a continuing election to withdraw all or any portion of his Vested Accrued Benefit upon attainment of Normal Retirement Age.

     10.5 Sale of Trade or Business or Subsidiary.  If the Company or an
          ---------------------------------------
Employer sells substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business or sells a subsidiary (within the meaning of section 409(d)(3) of the Code), a Participant who continues employment with the acquiring entity is eligible for a distribution of his Vested Accrued Benefit attributable to his Salary Deferral Account, Employee Contribution Account and Matching Account as if he terminated employment, determined in a manner consistent with section 401(k)(10) of the Code and applicable Treasury regulations.


-------------------------
End of Article X

                                   ARTICLE XI

                           TOP HEAVY PLAN PROVISIONS
                           -------------------------

     11.1  Top Heavy Rules Applied.  Notwithstanding any provisions of this Plan
           -----------------------
to the contrary, if the Plan is a Top Heavy Plan during any Plan Year, the provisions of this Article XI shall apply.

     11.2  Additional Definitions.  The following definitions apply only for
           ----------------------
purposes of this Article XI:

          (a) "Aggregation Employee" shall mean any employee of the Aggregation
               --------------------
Employer, including any leased employees (within the meaning of section 414(n) of the Code). For this purpose, an individual formerly employed by an Aggregation Single Employer shall be deemed an Aggregation Employee.

          (b) "Aggregation Employer" shall mean the Employer and all other
               --------------------
employers aggregated pursuant to sections 414(b), (c) or (m) of the Code.

          (c) "Aggregation Single Employer" shall mean an employer that sections
               ---------------------------
414(b), 414(c), and 414(m) of the Code require be aggregated with the Employer and other employers and treated as a single employer.

          (d) "Determination Date" shall mean, with respect to any plan year,
               ------------------
the last day of the preceding plan year, except in the case of the first plan year, in which event the Determination Date shall be the last day of such plan year. Whenever it is necessary to determine the value of accrued benefits as of a given Determination Date, such value shall be determined as of the Valuation Date that immediately precedes the Determination Date.

          (e) "Key Employee" shall mean any Aggregation Employee or former
               ------------
Aggregation Employee (including any deceased employee) who at any time during the current plan year or any of the four preceding plan years, is or was:

               (1) An officer of the Aggregation Employer having an annual Compensation greater than 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code for the calendar year in which the plan year ends;

               (2) One of the ten employees of an Aggregation Single Employer having annual compensation for the plan year from such Aggregation Single Employer of more than the dollar limitation in effect under section 415(c)(l)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) or having owned during the plan year containing the Determination Date or any of the four immediately preceding plan years both more than a 1/2% interest and the largest interests in such Aggregation Single Employer, and if two such employees have the same interest in the employer, the employee having the greater annual compensation from the employer shall be treated as having a larger interest;

               (3) A 5% owner of an Aggregation Single Employer or

               (4) A 1% owner of an Aggregation Single Employer having compensation of more than $150,000.

In addition, the term "Key Employee" shall mean the beneficiary of any Aggregation Employee or former Aggregation Employee defined above in this
Section 112(e) as being a Key Employee.

For the purposes of determining which Aggregation Employees or former Aggregation Employees, if any, are or were officers of the Aggregation Employer, whether an individual is an officer shall be based on his responsibilities with respect to the Aggregation Single Employer or Aggregation Employers by whom he is directly employed, and of such individuals initially deemed officers, no more than 50 Aggregation Employees, or, if lesser, the greater of three Aggregation Employees or 10% of the Aggregation Employees of the Aggregation Employer, shall be treated as officers. In addition, for plan years beginning after February 28, 1985, sole proprietorships, partnerships, associations, corporations, trusts, and labor organizations may have officers; and any person who is an administrative executive in regular and continued service shall be deemed an officer, subject to the above limitations. For purposes of determining the number of officers taken into account under clause (i), Aggregation Employees that are described in section 414(q)(8) of the Code shall be excluded.

The number of employees that the Aggregation Employer has for the plan year containing the Determination Date with respect to a plan shall be the greatest number of employees the Aggregation Employer had during that plan year or any of the preceding four plan years. A "5% owner" shall mean, if the Aggregation Single Employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Aggregation Single Employer or stock possessing more than 5% of the total combined voting power of all stock of the Aggregation Single Employer and, if the Aggregation Single Employer is not a corporation, any employee who owns more than 5% of the capital or profits interest in the Aggregation Single Employer. A "1% owner" shall mean, if the Aggregation Single Employer is a corporation, any person who owns (or is considered as owning within the meaning of section 318 of the Code) more than 1% of the outstanding stock of the Aggregation Single Employer or stock possessing more than 1% of the total combined voting power of all stock of the Aggregation Single Employer and, if the Aggregation Single Employer is not a corporation, any employee who owns more than 1% of the capital or profits interest in the Aggregation Single Employer. For purposes of applying the attribution rules of section 318 of the Code, section 318(a)(2)(C) of the Code shall be applied by substituting "5%" for "50%" each time that term appears in said section. In the case of an entity other than a corporation, ownership shall be attributed as under section 318 of the Code, except that capital or profits interests shall be substituted for stock interests. If an employee's ownership interest in an employer changes during a plan year, his ownership interest for such plan year is the largest interest he owned at any time during the year. An Employee or individual who is not described above as being a Key Employee, including a former Key Employee, is not a Key Employee.

          (f) "Permissive Aggregation Group" shall mean a plan or a group of
               ----------------------------
plans that must be aggregated in the Required Aggregation Group and any other plan or plans of an Aggregation Employer if the group would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code with such additional plan being taken into account. Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of each plan's Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

          (g) "Plan" shall mean a plan that satisfies the requirements of
               ----
section 401(a) of the Code.

          (h) "Plan Year" shall mean the plan year of a plan of an Aggregation
               ---------
Single Employer.

          (i) "Required Aggregation Group" shall mean a group of plans
               --------------------------
consisting of (i) each plan of the Aggregation Employer in which a Key Employee participates during the plan year containing the Determination Date for such plan or has participated during any of the immediately preceding four plan years and (ii) any other plan of the Aggregation Employer that enables any of such plans to satisfy the requirements of section 401(a)(4) or 410 of the Code. Benefits under such plans shall be aggregated by adding together the present values of the accrued benefits (determined separately for each plan as of each plan's Determination Date) and adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

          (j) "Top Heavy Plan" shall mean the Plan for a given Plan Year if the
               --------------
Plan is not a member of a Required Aggregation Group (because there are no other plans that must be aggregated with the Plan) and if the sum (determined as of the Determination Date for the Plan) of the present value of the cumulative Accrued Benefits (determined in accordance with Treas. Reg. (S) 1.416-1) for Key Employees of the Employer exceeds 60% of a similar sum determined for all Employees. If for a given Plan Year the Plan is a member of a Required Aggregation Group, the Plan shall be a Top Heavy Plan for such Plan Year if, as of the Plan's Determination Date for such Plan Year, both the Required Aggregation Group and the Permissive Aggregation Group that include the Plan are Top Heavy Groups (herein so called). A "Top Heavy Group" is any Required Aggregation Group or Permissive Aggregation Group if the sum (determined as of the Determination Dates for the plans in such group that fall within the same calendar year) of (i) the present value of the accrued benefits (determined in accordance with Treas. Reg. (S) 1.416-1) for Key Employees under all defined benefit plans (within the meaning of section 414(j) of the Code) included in such group and (ii) the accrued benefits (determined in accordance with Treas. Reg. (S) 1.416-1) of Key Employees under all defined contribution plans (within the meaning of section 414(i) of the Code) included in such group exceeds 60% of a similar sum determined for all Aggregation Employees. For the purpose of determining the present value of the accrued benefit of any employee, the present value shall be increased, as required by Treas. Reg. (S) 1.416-1, by the aggregate distributions made with respect to such Employee under the plan during the five year period ending on the Determination Date for such plan, and under any terminated plan that, if it had not been terminated, would have been included in the Required Aggregation Group. Notwithstanding the foregoing provisions of this Section 11.2(j), if any individual has not performed services for any employer maintaining the plan at any time during the five year period ending on the Determination Date for such plan, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

Except to the extent provided in Regulations of the Secretary of the Treasury, any Rollover Contribution (or similar transfer) initiated by an Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any aggregation group which includes such plan is a Top Heavy Group). If any individual is not a Key Employee with respect to a plan in the aggregation group for any plan year, but such individual was a Key Employee with respect to a plan in the aggregation group for any prior plan year, any accrued benefit for such Employee and the account of such employee shall not be taken into consideration in making a determination of the top heavy status of the plan. Each plan in a Top Heavy Group shall be deemed a Top Heavy Plan.

          (k) "Super Top Heavy Plan" shall mean a Top Heavy Plan if the plan
               --------------------
would be a Top Heavy Plan if "90%" were substituted for "60%" each place it appears in Section 11.2(j) above.

     11.3 Additional Limitation - Defined Benefit Plan.
          --------------------------------------------

          (a) Super Top Heavy Plan Years.  If during a Plan Year this Plan is a
              --------------------------
Super Top Heavy Plan and a Participant also participates in one or more qualified defined benefit plans (within the meaning of section 414(j) of the Code) maintained by the Employer or a Related Employer, the maximum amount otherwise allocable to his Accounts under Section 6.4 for any Limitation Year that contains any portion of the Plan Year during which this Plan is a Super Top Heavy Plan shall be reduced to the extent necessary to ensure that the sum of the Defined Benefit Fraction (within the meaning of Section 6.9(c)) for the Limitation Year plus the Defined Contribution Fraction (within the meaning of Section (6.9(c), for the Limitation Year does not exceed 1.0. For this purpose the Defined Benefit Fraction shall have a denominator that shall be an amount equal to the lesser of: (i) the product of 1.0 multiplied by the dollar limitation in effect for such year under section 415(b)(1)(A) of the Code or
(ii) the product of 1.4 multiplied by the amount that may be taken into account for such year under section 415(b)(1)(B) of the Code with respect to such Participant. The Defined Contribution Fraction shall have a denominator that shall be the sum of the lesser of the following amounts determined for each defined contribution plan maintained by the Employer or a Related Employer as of the close of the Limitation Year and in which the Participant has an account for the Limitation Year and for each prior year of service with the Employer: (i) the product of 1.0 multiplied by the dollar limitation in effect for such year under section 415(c)(1)(A) of the Code (determined without regard to section 415(c)(6) of the Code) or (ii) the product of 1.4 multiplied by the amount that may be taken into account under section 415(c)(1)(B) of the Code with respect to such individual under such defined contribution plans for the Limitation Year.

          (b) Top Heavy Plan Years.  If during a Plan Year this Plan is a Top
              --------------------
Heavy Plan but not a Super Top Heavy Plan, the provisions of Section 11.3(a) shall nevertheless be applicable to the Plan and the Plan shall be deemed a Super Top Heavy Plan for the purposes of Section 11.3(a) if either of the following conditions are satisfied:

               (1) The Employer fails to make a contribution for the Plan Year for the benefit of each non-Key Employee Participant who is employed by the Employer on the last day of the Plan Year; or

               (2) The Employer's contribution for the Plan Year allocated to any non-Key Employee's Employer contribution accounts, when aggregated with the amounts of the Employer's contributions for the Plan Year allocated to such non-Key Employee's accounts under all other defined contribution plans (within the meaning of section 414(i) of the Code) maintained by the Employer, and when expressed as a percentage of such non-Key Employee's Compensation for the Plan Year, is less than the lesser of: (i) 4% or (ii) the "highest applicable percentage for the Plan Year." For purposes of this
     Section 11.3(b), the "highest applicable percentage for the Plan Year" is the greatest percentage that can be obtained with respect to the group of Key Employee Participants for the Plan Year as a result of dividing with respect to each Key Employee Participant (i) the aggregate for the Plan Year of the Employer's contributions allocated to such Key Employee Participant's Employer Contribution Account and to such Key Employee Participant's accounts under all other defined contribution plans (within the meaning of section 414(i) of the Code) maintained by the Employer by
     (ii) such Key Employee Participant's Compensation for the Plan Year.

          (c) Special Rule.  Notwithstanding the foregoing provisions of this
              ------------
Section 11.3, if for any Plan Year the Plan is a Top Heavy Plan or Super Top Heavy Plan, the sum of the Defined Benefit Fraction (within the meaning of Section 6.9(c)) and the Defined Contribution Fraction (within the meaning of
Section 6.9(c)) for a Limitation Year may in the case of a Participant exceed
1.0 (but not l.25) if, but only if, there are no further benefit accruals for that individual under any defined benefit plan (within the meaning of section 414(j) of the Code) maintained by the Employer or a Related Employer and no further annual additions (within the meaning of section 415(c)(2) of the Code) for that individual under any defined contribution plan (within the meaning of section 414(i) of the Code) maintained by the Employer or any Related Employer until the sum of such fractions satisfies the rules of section 415(e) of the Code using the 1.0 factor for that individual.

     11.4 Minimum Benefit.  Notwithstanding the provisions of Article VI, and
          ---------------
except as provided in the last paragraph of this Section 11.4, during any Plan Year in which this Plan is a Top Heavy Plan, the Employer shall make an aggregate contribution to this Plan and any Related Plan for the benefit of each Participant who is an Employee and is not a Key Employee and who was in the Service of the Employer on the last day of the Plan Year in an amount which when allocated to the accounts of each Participant who is not a Key Employee and expressed as a percentage of each such Participant's compensation, is equal to or exceeds the lesser of: (i) 3% of such non-Key Employee Participant's compensation; or (ii) a percentage of such non-Key Employee Participant's compensation, such percentage being equal to the percentage at which contributions and Forfeitures are made under the Plan for such year for the Key Employee for whom such percentage is the highest. The amount to be allocated to non-Key Employee Participants pursuant to this Section
11.4 shall include any amounts otherwise allocable under Section 6.4 (except for Salary Deferral Contributions) and shall not be in addition thereto. Salary Deferral Contributions cannot be used to satisfy the minimum contribution requirement for non-Key Employees under this Section 11.4. An Employee who is not a Key Employee may not fail to accrue a minimum benefit under this Section
11.4 because either (1) such Employee is otherwise excluded from participation (or accrues no benefit) merely because the Employee's Compensation is less than a stated amount or (2) the Employee is otherwise excluded from participation (or accrued no benefit) merely because of a failure to make mandatory Employee contributions.

For Plan Years beginning after December 31, 1988, Salary Deferral Contributions allocated to non-Key Employees shall be disregarded for purposes of determining minimum benefits under this Section 11.4.

Notwithstanding the preceding provisions of this Section 11.4, if the Employer maintains during a Plan Year two or more defined contribution plans (within the meaning of section 414(i) of the Code), one of which is a money purchase pension plan (within the meaning of Treas. Reg. (S) 1.401-1(b)(1)(i)), the minimum Employer Contribution and benefits required by this Section 11.4 on behalf a Participant who is not a Key Employee and who participates in both the money purchase pension plan and this Plan shall, unless provided otherwise in the money purchase pension plan, be provided under the money purchase pension plan to the extent such plan provides for an Employer Contribution sufficient to satisfy such minimum, and only to the extent that such minimum is not provided under the money purchase pension plan shall any portion of such minimum contribution and benefits be provided under this Plan. If the Participant participates in two or more such defined contribution plans that are not money purchase pension plans and one of such plans requires Employer Contributions for a plan year but the other plan does not require Employer Contributions for a plan year, the minimum Employer Contribution and benefits required by this
Section 11.4 shall be provided under the plan that requires Employer Contributions, and only to the extent such minimum is not provided under such plan shall such minimum be provided under the plan or plans that do not require Employer Contributions. If during a Plan Year, the Employer maintains this Plan and a defined benefit plan (within the meaning of section 414(j) of the Code) and a Participant who is not a Key Employee participates in both of such plans, then if such Participant is entitled to accrue a benefit under such defined benefit plan with respect to such Plan Year, and such Participant has accrued a benefit equal to or in excess of 2% multiplied by his number of years of Eligibility Service (as defined in Section 3.2) (excluding years of Eligibility Service accrued during Plan Years, if any, commencing prior to January 1, 1984, and Plan Years during which the Plan was not a Top Heavy Plan) multiplied by the Participant's average compensation during the five consecutive year period during which the Participant had the greatest aggregate compensation from the Employer, the Employer shall not be required to provide for such Participant under this Plan the minimum benefit otherwise required under this Section 11.4; provided, however, that if this Plan requires or is amended to require an Employer Contribution for a Plan Year, the minimum benefit accrual under the defined benefit plan shall be offset by the benefits provided under this Plan for such Plan Year as provided in Treas. Reg. (S) 1.416-1, M-12. If this becomes a Top Heavy Plan for a Plan Year, but not a Super Top Heavy Plan, and the Employer makes contributions on behalf of a Participant under both this Plan and a defined benefit plan (within the meaning of section 414(j) of the Code) and the Employer wishes to use a factor of 1.25 rather than 1.0 as a limitation on the sum of the Defined Contribution Fraction (within the meaning of Section 6.9(c)) and Defined Benefit Fraction (within the meaning of Section 6.9(c)) for the Limitation Year, then the defined benefit plan minimum benefit accrual specified above shall be increased by one percentage point (up to a maximum of ten percentage points) for each year of Eligibility Service (within the meaning of Section 3.2) within which a Plan Year during which this Plan was a Top Heavy Plan or Super Top Heavy Plan ended; provided that no such year of Eligibility Service completed during a Plan Year beginning prior to January 1, 1984, shall be counted for such purpose. Nothing in this Section 11.4 shall prohibit the Employer from making contributions in excess of the minimums stated herein provided such contributions are otherwise in accordance with the provisions of the Plan or other plan pursuant to which they are made.

     11.5 Termination of Service Prior to Normal Retirement Age.  If during any
          -----------------------------------------------------
Plan Year a Participant has performed at least one Hour of Service for the Employer and the Plan is a Top Heavy Plan, such Participant's Vested Accrued Benefit attributable to his Matching Account and Profit Sharing Account upon termination of Service for any reason before Normal Retirement Age (except death or Disability) shall be 100% of his Accrued Benefit.

Notwithstanding any of the foregoing, if during any prior Plan Year the Plan was a Top Heavy Plan and in any subsequent Plan Year the Plan ceases to be a Top Heavy Plan, the rights of a Participant who had performed at least one Hour of Service during the Period the Plan was a Top Heavy Plan in and to his Accrued Benefit attributable to his Matching Account shall not be less than his vested rights during the period that the Plan was a Top Heavy Plan. Provided, further, any Participant who has three or more Years of Service at the beginning of a Plan Year in which the Plan ceases to be a Top Heavy Plan shall have the right to elect, within a reasonable time of the beginning of the Plan Year in which the Plan ceases to be a Top Heavy Plan, to have his non-forfeitable percentage under this Plan computed in accordance with the schedule applicable to Plan Years in which the Plan is a Top Heavy Plan. Any election made under this
Section 11.5 shall be made in the manner specified by Section 12.5 as if such change in vesting schedule had been made by way of an amendment.


-------------------------
End of Article XI

                                  ARTICLE XII

                       EMPLOYER ADMINISTRATIVE PROVISIONS
                       ----------------------------------

     12.1  Information.  Each Employer shall, upon request or as may be
           -----------
specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Administration Committee and Trustee to perform their respective duties and functions under the Plan. Each Employer's records as to the current information the Employer furnishes to the Committee and Trustee shall be conclusive as to all persons.

     12.2  No Liability. Subject to Articles XII and XVII, the Employer assumes
           ------------
no obligation or responsibility to any of the Employees, Participants, or Beneficiaries for any act of, or failure to act, on the part of the Committee or the Trustee.

     12.3  Employer Action.  Any action required of an Employer may be by
           ---------------
resolution of its board of directors or by any person authorized to act on behalf of the Employer.

     12.4  Indemnity.  The Company shall indemnify and save harmless the
           ---------
Committee, and its members, and each of them, from and against any and all loss resulting from liability to which the Committee, or its members, may be subjected by reason of any act or conduct (except willful or reckless misconduct), in their official capacities in the administration of the Plan or Trust or both, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense.

     12.5  Amendment to Vesting Schedule.  Although the Employer reserves the
           -----------------------------
right to amend the vesting schedule at any time, the Employer shall not amend the vesting schedule (and no amendment shall be effective) if the amendment would reduce the nonforfeitable percentage of any Participant's Accrued Benefit derived from Employer Contributions (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment.

In the event the vesting schedule of this Plan is amended, any Participant who has completed at least three years of Vesting Service may elect to have his Accrued Benefit computed under the Plan without regard to such amendment by notifying the Committee in writing during the election period hereinafter described. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

           (a) The date which is 60 days after the day such amendment is adopted;

           (b) The date which is 60 days after the day such amendment becomes effective; or

           (c) The date which is 60 days after the day the Participant is given written notice of such amendment by the Committee.

Any election made pursuant to this Section shall be irrevocable. The Committee, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior vesting schedule.


-------------------------
End of Article XII

                                  ARTICLE XIII

                            ADMINISTRATION COMMITTEE
                            ------------------------

     13.1  Appointment.  The Company may appoint an Administration Committee to
           -----------
administer the Plan and direct Plan investments. The Company may appoint more than one committee for such purposes. In the absence of such appointments, the Company shall function as the Committee.

     13.2  Term.  Each member of each Committee shall serve until his successor
           ----
is appointed. Any member of the Committee may be removed by the Company, with or without cause, which shall have the power to fill any vacancy which may occur. A member may resign upon written notice to the Company.

     13.3  Compensation.  The members of the Committee shall serve without
           ------------
compensation for services as such, but the Company shall pay all expenses of the members of the Committee, including the expenses for any bond required under section 412 of ERISA. To the extent such expenses are not paid by the Company, they shall be paid by the Trustee from the Trust.

     13.4  Powers of the Administration Committee.  The Committee shall have the
           --------------------------------------
following powers and duties:

           (a) To direct the administration of the Plan in accordance with the provisions herein set forth;

           (b) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

           (c) To interpret the provisions of the Plan and determine all questions with respect to rights of Employees, Participants, and Beneficiaries under the Plan, including but not limited to rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit, and the Vested Accrued Benefit of each Participant.

           (d) To interpret and enforce the terms of the Plan and the rules and regulations it adopts;

           (e) To direct the Trustee with respect to the crediting and distribution of the Trust and all other matters within its discretion as provided in the Trust Agreement;

           (f) To direct the Trustee to transfer assets to another trust which constitutes a qualified trust under section 401(a) of the Code and to accept transfers of assets from other trusts which constitute qualified trusts under sections 401(a) and 501(a) of the Code;

           (g) To review and render decisions with respect to a claim for, (or denial of a claim for) a benefit under the Plan;

          (h) To furnish the Employer with information which the Employer may require for tax or other purposes;

          (i) To engage the service of counsel (who may, if appropriate, be counsel for the Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

          (j) To prescribe procedures to be followed by distributees in obtaining benefits;

          (k) To receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

          (l) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

          (m) To maintain, or cause to be maintained, separate Accounts in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan;

          (n) To select a secretary, who need not be a member of the Committee; and

          (o) To interpret and construe the Plan.

The Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Nonetheless, the Committee shall have absolute discretion in the exercise of its powers in this Plan. All exercises of power by the Committee hereunder shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious.

     13.5  Investment Powers.  The Administration Committee shall also have the
           -----------------
following powers and duties with respect to the investment of the Trust:

          (a) To direct the Trustee in the investment, reinvestment, and disposition of the Trust, including the investment of up to 100% of the Trust in "qualifying employer securities" (as defined in section 407(d)(5) of ERISA) without regard to the limitations of sections 407(a)(2), (3), or (4) of ERISA, as provided in the Trust Agreement;

          (b) To receive and review reports of the financial condition and of the receipts and disbursements of the Trust from the Trustee;

          (c) To furnish the Employer with information which the Employer may require for tax or other purposes;

          (d) To engage the services of an Investment Manager or Managers (as defined in section 3(38) of ERISA), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

          (e) To interpret and construe the Plan with respect to the investment, reinvestment, and disposition of Plan assets.

     13.6  Manner of Action.  The decision of a majority of the members of the
           ----------------
Administration Committee appointed and qualified shall control. In case of a vacancy in the membership of the Committee, the remaining members may exercise any and all of the powers, authorities, duties, and discretion conferred upon the Committee. The Committee may, but need not, call or hold formal meetings. Any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient. The Committee shall maintain adequate records of its decisions.

     13.7  Authorized Representative.  The Committee may authorize any one of
           -------------------------
its members, or its secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters, or other documents. The Committee must evidence this authority by an instrument signed by all its respective members and filed with the Trustee.

     13.8  Exclusive Benefit.  The Committee shall administer the Plan for the
           -----------------
exclusive benefit of the Participants and their Beneficiaries.

     13.9  Interested Member.  No member of the Committee may decide or
           -----------------
determine any matter concerning the distribution, nature, or method of settlement of his own benefits under the Plan unless there is only one person acting alone in the capacity as the Committee.

     13.10 Funding Policy.  The Committee shall review, not less often than
           --------------
annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Committee shall communicate annually to the Trustee and to the Plan Investment Manager(s) (herein so-called), if any, the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

     13.11 Books and Records.  The Committee shall maintain, or cause to be
           -----------------
maintained, records which will adequately disclose at all times the state of the Trust and of each separate interest therein. The books, forms, and methods of accounting shall be the responsibility of the Committee.


-------------------------
End of Article XIII

                                  ARTICLE XIV

                     PARTICIPANT ADMINISTRATIVE PROVISIONS
                     -------------------------------------

     14.1  Beneficiary Designation.  Subject to the limitations of Section 2.9,
           -----------------------
each Participant may from time to time designate, in writing, a Beneficiary to whom the Trustee shall pay his Accrued Benefit in the Trust in the event of his death. The Administration Committee shall prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Committee, it shall revoke all designations filed prior to that date by the same Participant. A Participant may designate multiple and/or contingent Beneficiaries.

     14.2  No Beneficiary Designation.  Subject to the limitations of Section
           --------------------------
2.9, if a Participant fails to name a Beneficiary in accord with Section 14.1, or if the Beneficiary named by a Participant predeceases him, the Beneficiary shall be, first, his spouse at the time of his death, or if he has no surviving spouse, then to his surviving children (including adopted children) in equal shares, or if the Participant has no surviving children, then to his surviving parents in equal shares, or if the Participant has no surviving parents, then to his estate. If the Participant dies after distributions have commenced hereunder but before a complete distribution of his Vested Accrued Benefit, then the Trustee shall pay the such Accrued Benefit in a lump sum to the legal representative of the estate of the last to die of the Participant and his Beneficiary. The Committee, in its sole discretion, shall direct the Trustee as to whom the Trustee shall make payment under this Section.

     14.3  Personal Data to Administration Committee.  Each Participant and
           -----------------------------------------
Beneficiary must furnish to the Committee evidence, data, or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will promptly furnish full, true, and complete evidence, data, and information when requested by the Committee, provided the Committee shall advise each Participant of the effect of his failure to comply with its request.

     14.4  Address for Notification.  Each Participant and each Beneficiary of a
           ------------------------
deceased Participant shall file with the Committee, in writing, his post office address, and each subsequent change of such post office address. Any payment or distribution hereunder, and any communication addressed to a Participant or his Beneficiary, at the last address filed with the Committee, or if no address has been filed, then the last address indicated on the records of the Employer shall be deemed to have been delivered to the Participant or his Beneficiary on the date that such distribution or communication is deposited in the United States Mail, postage prepaid.

     14.5  Place of Payment and Proof of Continued Eligibility.  Any check
           ---------------------------------------------------
representing payment hereunder and any communication addressed to an Employee, a former Employee, a retired Employee, or Beneficiary at his last address filed with the Committee, or if no such address has been filed, then at his last address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited in the United States mail. If the Committee, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Committee, notify such person that all unmailed and future retirement income payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address.

     14.6  Alienation.  Except as provided under a Qualified Domestic Relations
           ----------
Order, no benefit payable under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary prior to actually being received by the person entitled to the benefit under the terms of the Plan. The Trust shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder, except to the extent that under a Qualified Domestic Relations Order the Trustee is required to pay a portion of a Participant's Accrued Benefit to an Alternate Payee. In the event an Employer or the Trustee receives written notice of an adverse claim to a benefit distributable to a Participant, Former Participant or Beneficiary, the Trustee may suspend payment(s) of such benefit until such matter is resolved to the satisfaction of the Trustee.

     14.7  Litigation Against the Trust.  If any legal action filed against the
           ----------------------------
Trustee, an Employer, or the Committee, or against any member or members of the Committee or the Employer, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself, the Employer, the Committee and its members, or the Employer, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent permitted under section 401(a)(13) of the Code.

     14.8  Information Available.  Any Participant in the Plan or any
           ---------------------
Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan and Trust, contract, or any other instrument under which the Plan was established or is operated. The Committee will maintain all of the items listed in this Section in its office, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Committee shall furnish him with a copy of any item listed in this Section. The Committee may make a reasonable charge to the requesting person for the copy so furnished.

     14.9  Beneficiary's Right to Information.  A beneficiary's right to (and
           ----------------------------------
the Committees', or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.

     14.10 Claims Procedure.  Prior to or upon becoming entitled to receive a
           ----------------
benefit hereunder, a Participant or Beneficiary shall file a claim for such benefit with the Committee at the time and in the manner prescribed thereby. However, subject to the restrictions of Section 8.4, the Committee may direct the Trustee to commence payment of a Participant's or Beneficiary's benefits hereunder without requiring the filing of a claim therefor, if the Committee has knowledge of such Participant's or Beneficiary's whereabouts.

     14.11 Appeal Procedure for Denial of Benefits.  The Committee shall provide
           ---------------------------------------
adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Committee has denied. Such notice must be sent within 90 days of the date the claim is received by the Committee unless special circumstances require an extension of time for processing the claim. Such extension shall not exceed 90 days and no extension shall be allowed unless, within the initial 90 day period, the claimant is sent an extension notice indicating the special circumstances requiring the extension and specifying a date by which the Committee expects to render its decision.
The Committee's notice of denial to the Claimant shall set forth:

          (a) The specific reason or reasons for the denial;

          (b) Specific references to pertinent Plan provisions on which the Committee based its denial;

          (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed;

          (d) A statement that the Claimant may:

               (1) Request a review upon written application to the Committee;

               (2) Review pertinent Plan documents;

               (3) Submit issues and comments in writing; and

          (e) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within 60 days after receipt of the Committee's notice of denial of benefits. The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the 60 day period will render the Committee's determination final, binding, and conclusive.

If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

The Committee's notice of denial of benefits shall identify the name of each member of the Committee and the name and address of the Committee member to whom the Claimant may forward his appeal.

     14.12 No Rights Implied.  Nothing contained in this Plan, or with respect
           -----------------
to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, shall give any Employee, Participant, or any Beneficiary any right to continue employment, any legal or equitable right against an Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, except as expressly provided by the Plan, the Trust or ERISA.


-------------------------
End of Article XIV

                                   ARTICLE XV

                                FIDUCIARY DUTIES
                                ----------------

     15.1  Fiduciaries.  The "Fiduciaries" of the Plan shall consist of the
           -----------
following:

          (a) The Administration Committee;

          (b) The Trustee; and

          (c) Such other person or persons that are designated to carry out fiduciary responsibilities under the Plan in accordance with Section 15.3 hereof.

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary may employ one or more persons to render advice with regard to any responsibility such Fiduciary has under the Plan.

     15.2  Allocation of Responsibilities.  The powers and responsibilities of
           ------------------------------
the Fiduciaries are hereby allocated as indicated below:

          (a) Company.  The Company shall be responsible for all functions
              -------
assigned or reserved to it under the Plan and Trust Agreement. Any authority assigned or reserved to the Company under the Plan and Trust Agreement shall be exercised by resolution of the appropriate representatives of the Company, or action by a delegate thereof.

          (b) Administration Committee.  The Committee shall have the
              ------------------------
responsibility and authority to control (i) the operation and administration of the Plan, and (ii) the investment of the Trust in accordance with the terms of the Plan and Trust Agreement, except with respect to duties and responsibilities specifically allocated to other fiduciaries. The Committee shall have the authority to issue written directions to the Trustee to the extent provided in the Trust Agreement. The Trustee shall follow the Committee's directions unless it is clear that the actions to be taken under those directions would be violations of applicable fiduciary standards or would be contrary to the terms of the Plan or Trust Agreement.

          (c) Trustee.  The Trustee shall have the duties and responsibilities
              -------
set out in the Trust Agreement, subject, however, to direction by the Committee as set out in the Trust Agreement.

          (d) Allocations.  Powers and responsibilities may be allocated to
              -----------
other Fiduciaries in accordance with Section 15.3 hereof, or as otherwise provided herein or in the Trust Agreement.

This Article is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided by a specified provision of the Plan or Trust Agreement.

     15.3  Procedures for Delegation and Allocation of Responsibilities.
           ------------------------------------------------------------
Fiduciary responsibilities may be allocated as follows:

          (a) The Committee may specifically allocate responsibilities to a specified member or members of the Committee, or to a subcommittee.

          (b) The Committee may designate a person or persons other than a Fiduciary to carry out fiduciary responsibilities under the Plan (this authority shall not cause any person or persons employed to perform ministerial acts and services for the Plan to be deemed fiduciaries of the Plan).

          (c) The Committee may appoint an Investment Manager or managers to manage (including the power to acquire and dispose of) the assets of the Plan (or a portion thereof).

          (d) If at any time there be more than one Trustee serving under the Trust Agreement, such Trustees may allocate specific responsibilities, obligations, or duties among themselves in such manner as they shall agree.

Any allocation of responsibilities pursuant to this Section shall be made by filing a written notice thereof with the Committee specifically designating the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

     15.4     Allocation of Fiduciary Liability.
              ---------------------------------

          (a) Co-Trustees.  In the event that there are two or more Trustees
              -----------
serving under the Trust Agreement, each should use reasonable care to prevent a Co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

          (b) Liability Where Allocation is in Effect.  To the extent that
              ---------------------------------------
fiduciary responsibilities are specifically allocated by a Fiduciary, or pursuant to the express terms hereof, to any person or persons, then such Fiduciary shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that the Fiduciary violated this Article (i) with respect to such allocation or designation, (ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation, or
(iv) the Fiduciary would otherwise be liable in accordance with this Section
15.4.

          (c)  No Responsibility for Employer Action.  Neither the Trustee nor
              ------------------------------------------
the Committee shall have any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or Eligible Employee, nor for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan.

          (d) No Duty to Inquire.  Neither the Trustee nor the Committee shall
              ------------------
have any obligation to inquire into or be responsible for any action or failure to act on the part of the others.

          (e) Liability of Trustee Where Investment Manager Appointed.  If an
              -------------------------------------------------------
Investment Manager has been appointed pursuant to Section 15.3 hereof, then neither the Trustee nor the Committee shall be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Plan which are subject to the management of such Investment Manager.

          (f) Successor Fiduciary.  No Fiduciary shall be liable with respect to
              -------------------
any breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.


-------------------------
End of Article XV

                                  ARTICLE XVI

                   DISCONTINUANCE AMENDMENT AND TERMINATION
                   ----------------------------------------

    16.1  Discontinuance.  The Company shall have the right, at any time,
          --------------
without prior notice and without cause, to suspend or discontinue its contributions under the Plan.

    16.2  Amendment.  The Company shall have the right at any time, and from
          ---------
time to time, without prior notice and without cause, to amend the Plan in any manner. In addition, the Administrative Committee is authorized to amend the Loan Procedures Document referenced in Section 9.3 by a majority vote of the Committee members or by such other procedure described in the Loan Procedure Document. All amendments shall be in writing and shall state the date to which it is either retroactively or prospectively effective. Notwithstanding the provisions of this Section, no amendment shall:

          (a) Except as provided for in Section 4.6, authorize or permit any of the Trust (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;

          (b) Cause or permit any portion of the Trust to revert to or become the property of the Employer;

          (c) Increase duties or responsibilities of the Trustee or the Committee without the written consent of the affected Trustee or the affected member or members of the Committee.

    16.3  Termination.  The Company shall have the right, without prior notice
          -----------
and without cause, to terminate the Plan at any time. The Plan shall terminate upon the first to occur of the following:

          (a) The date terminated by action of the Company; or

          (b) The dissolution, merger, consolidation, or reorganization of the Company or the sale by the Company of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall be substituted as the Company under this Plan.

    16.4  Termination, Partial Termination, or Complete Discontinuance of
          ---------------------------------------------------------------
Employer Contributions.  Notwithstanding any other provision in this Plan, in
----------------------
the event of a termination or partial termination of the Plan, or a complete discontinuance of Employer Contributions under the Plan, all affected Participants shall have a fully vested interest in their Accrued Benefit determined as of the date of such event. The value of the Accrued Benefit shall be determined on the date the Accrued Benefit becomes fully vested, as if such date was the Valuation Date for the Limitation Year in which the termination, partial termination, or complete discontinuance of Employer Contributions occurs. The Administration Committee shall interpret and administer this Section 16.4 consistently with Section 7.8 and in accord with the intent and scope of the Treasury regulations issued under section 411(d)(3) of the Code.

     16.5  Amendment Procedures.  Pursuant to section 402(b)(3) of ERISA, the
           --------------------
Company must comply with the following procedures before an amendment to the Plan is effective, except as specified in Section 16.3(b):

           (a) The Company may modify or terminate the Plan only by a written amendment that is authorized by the Company.

           (b) The Company's authorization of the amendment must be evidenced by any of the following: (i) a resolution of the board of directors; (ii) execution of the amendment by the chief executive officer or president of the Company; or
(iii) ratification of the amendment by a resolution of the board of directors or written approval by the chief executive officer or president of the Company; provided, however, that the Loan Procedures Document may also be amended by the Committee according to the procedures stated therein.

           (c) Notice of an amendment that terminates the Plan must be provided to the Trustee.

           (d) The Company need not provide notice of the amendment to Plan participants or employees, except as may be required by section 204(h) of ERISA.

     16.6  Procedure on Termination.  In the event of termination of the Plan or
           ------------------------
permanent discontinuance of Employer Contributions, the Employer shall cause any unallocated assets to be allocated to Participant Accounts in the manner specified in the Treasury regulations promulgated under section 411 of the Code. Moreover, the Company shall, in its sole discretion, authorize any one of the following procedures:

           (a) Continue Plan. To continue the Plan in operation in all respects
               -------------
until the Trustee has distributed all benefits under the Plan, except that no further persons shall become Participants, no further Employer Contributions shall be made, all Accounts shall be fully vested, and no further payments shall be made except in distribution of the Trust and payment of administration expenses; or

           (b) Liquidate Plan.  Subject to the limitations contained herein, to
               --------------
wind up and liquidate the Plan and Trust and distribute the assets thereof, after deduction of all expenses, to the Participants, Former Participants, and Beneficiaries in accordance with their respective Accounts as then constituted. If the Employer makes no election before termination, then this subsection (b) will govern distribution of the Trust.

     16.7  Merger. The Trustee shall not consent to, or be a party to, any
           ------
merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation, or transfer, the surviving Plan, if it then terminated, would provide to each Participant a benefit equal to or greater than the benefit each

Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

     16.8  Notice of Change in Terms.  The Administration Committee, within the
           -------------------------
time prescribed by ERISA and applicable regulations, shall furnish all Participants and Beneficiaries a summary descriptive of any material amendment to the Plan or notice of discontinuance of contributions or termination of the Plan and all other information required by ERISA to be furnished without charge.

-------------------------
End of Article XVI

                                  ARTICLE XVII

                                   THE TRUST
                                   ---------

     17.1  Purpose of the Trust.  A Trust has been created and will be
           --------------------
maintained for the purposes of the Plan, and the assets thereof shall be invested in accordance with the terms of the Trust Agreement. All contributions will be paid into the Trust, and all benefits under the Plan will be paid from the Trust.

     17.2  Appointment of Trustee.  Trustee(s) shall be appointed by the Company
           ----------------------
to administer the Trust. The Trustee's obligations, duties, and responsibilities shall be governed solely by the terms of the Trust Agreement.

     17.3  Exclusive Benefit of Participants.  Subject to Section 4.6, the Trust
           ---------------------------------
will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, and no part of the corpus or income of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and with respect to expenses of administration. The Company reserves the right to recover any amounts held in a suspense account at the termination of the Trust that cannot be used to reduce Employer Contributions in the year of termination because of the limitations contained in Section 6.9 of the Plan and section 415 of the Code.

     17.4  Benefits Supported Only By the Trust.  Any person having any claim
           ------------------------------------
under the Plan will look solely to the assets of the Trust for satisfaction.

     17.5  Rights to Trust Assets.  No Employee shall have any right to, or
           ----------------------
interest in, any assets of the Trust upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust and none of the Fiduciaries shall be liable therefor in any manner.


-------------------------
End of Article XVII

                                 ARTICLE XVIII

                                 MISCELLANEOUS
                                 -------------

     18.1  Execution of Receipts and Releases.  Any payment to any Participant,
           ----------------------------------
or to his legal representative or Beneficiary, in accordance with the provisions of the Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan and Trust. The Administration Committee may require such Participant, legal representative, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as it shall determine.

     18.2  No Guarantee of Interests.  Neither the Trustee, the Administration
           -------------------------
Committee, nor the Company guarantee the Trust from loss or depreciation. The Company does not guarantee the payment of any money which may be or becomes due to any person from the Trust. The liability of the Committee and the Trustee to make any payment from the Trust is limited to the then available assets of the Trust.

     18.3  Payment of Expenses.  Except as provided below, all expenses incident
           -------------------
to the administration and protection of the Plan and Trust, including but not limited to legal, accounting, and Trustee fees, may be paid by the Employer, or, in the absence of such payments (which are not obligatory), shall be paid from the Trust, and until paid, shall constitute a first and prior claim and lien against the Trust. Such expenses may be paid out of Forfeitures in the Trust that occur each Plan Year. However, any and all expenses relating to settlor functions that arise from the creation, design or termination of the Plan must be paid by the Employer and may not be paid from the Trust.

     18.4  Employer Records.  Records of an Employer as to an Employee's or
           ----------------
Participant's period of employment, termination of employment and the reason therefor, leaves of absence, reemployment, and Compensation will be conclusive on all persons, unless determined to be incorrect.

     18.5  Interpretations and Adjustments.  To the extent permitted by law, an
           -------------------------------
interpretation of the Plan and a decision on any matter within a Fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

     18.6  Uniform Rules.  In the administration of the Plan, uniform rules will
           -------------
be applied to all Participants similarly situated.

     18.7  Evidence.  Evidence required of anyone under the Plan may be by
           --------
certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     18.8  Severability.  In the event any provision of the Plan shall be held
           ------------
to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the

Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     18.9  Notice.  Any notice required to be given herein by the Trustee, an
           ------
Employer, or the Administration Committee, shall be deemed delivered, when (a) personally delivered, or (b) placed in the United States mails, in an envelope addressed to the last known address of the person to whom the notice is given.

     18.10 Waiver of Notice.  Any person entitled to notice under the Plan may
           ----------------
waive the notice.

     18.11 Successors.  The Plan shall be binding upon all persons entitled to
           ----------
benefits under the Plan, their respective heirs and legal representatives, upon each Employer, its successors and assigns, and upon the Trustee, the Administration Committee, and their successors.

     18.12 Headings.  The titles and headings of Articles and Sections are
           --------
included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     18.13 Governing Law.  All questions arising with respect to the provisions
           -------------
of this Agreement shall be determined by application of the laws of the State of Washington except to the extent Washington law is preempted by federal law.


-------------------------
End of Article XVIII

                                  ARTICLE XIX

                             EMPLOYER PARTICIPATION
                             ----------------------

     19.1  Adoption by Employer.  Subject to the further provisions of this
           --------------------
Article, any entity which is a member of the same controlled group of corporations or trades or businesses under common control (as defined in sections 414(b) or 414(c) of the Code) as the Company, now in existence or hereafter formed or acquired, or is approved by the Company, and which is otherwise legally eligible, may, with the consent and approval of the board of directors of the Company, by formal resolution or decision of its own board of directors, adopt the Plan and the Trust and, if deemed necessary by the Company, execute an Adoption Agreement, for all or any classification of its employees. Such adoption shall be effectuated and evidenced by a formal resolution of the board of directors of the Company consenting to and containing or incorpo rating by reference such formal resolution or decision of the adopting corporation.
The adoption resolution or decision shall become, as to such adopting corporation and its employees, a part of the Plan as then or subsequently amended. It shall not be necessary for the adopting corporation to sign or execute the Plan document, but, if deemed necessary by the Company, such corporation must complete and execute an Adoption Agreement. The effective date of the Plan for any such adopting corporation shall be that stated in the resolution or decision of adoption of the adopting corporation, and from and after such effective date, the adopting corporation shall assume all the rights, obligations and liabilities of an Employer hereunder. The administrative powers and control of the Company, as now or hereafter provided in the Plan, including the Company's sole right of amendment of the Plan and Trust and of appointment and removal of the Administration Committee, and Trustee, together with their successors, shall not be diminished by reason of the participation of any such adopting corporation in the Plan and Trust.

     19.2  Withdrawal by Employer.  Any Employer by action of its board of
           ----------------------
directors and notice to the Company and the Trustee, may withdraw from the Plan and Trust at any time without affecting other Employers not withdrawing, by complying with the provisions of the Plan. Termination of the Plan as it relates to an Employer upon its withdrawal shall be governed by the provisions of Article XVI. A withdrawing Employer may arrange for the continuation by itself or its successor of this Plan and Trust in separate form for its own Employees with such amendments, if any, as it may deem proper, or it may arrange for continuation of the Plan and Trust by merger with an existing plan and trust qualified under sections 401(a) and 501(a) of the Code and transfer of such portion of the Trust assets as the Committee determines are allocable to the Employer and its employees who are Participants. The Company may in its absolute discretion, by resolution of its board of directors, terminate an Employer's participation at any time when (1) the Employer ceases to be a member of the Company's controlled group of corporations, (2) in the Company's judgment such Employer fails or refuses to discharge its obligations under the Plan following such prior notice and opportunity to cure as may be appropriate under the circumstances, or (3) in the Company's judgment, such Employer should not be allowed to continue to participate.

     19.3  Adoption Contingent Upon Initial and Continued Qualification.  The
           ------------------------------------------------------------
adoption of the Plan and Trust by a corporation as provided in Section 19.1 is made contingent and subject to the condition precedent that the adopting corporation meets all the statutory requirements for qualified plans under the Code for its Employees. The adopting corporation may, or at the request of the Company shall, request an initial letter of determination from the appropriate District Director of Internal Revenue to the effect that the Plan and Trust, as herein set forth or as amended with respect to the adopting corporation, satisfy the requirements of the applicable federal statutes for tax qualification purposes for such adopting corporation and its employees. In the event the Plan or the Trust in its operation becomes disqualified for any reason as to such adopting corporation and its employees, the portion of the Trust allocable to them shall be segregated as soon as is administratively feasible, pending either (1) the prompt requalification of the Plan and Trust as to such corporation and its employees to the satisfaction of the Internal Revenue Service, so as not to affect the continued qualified status of the Plan and Trust as to all other Employees, or (2) as provided in Section 19.2 above, the prompt withdrawal of such corporation from this Plan and Trust and a continuation by itself or its successor of a plan and a trust separately from this Plan and Trust, or by merger with another existing qualified plan and trust with a transfer of its said segregated portion of Trust assets, or (3) the prompt termination of the Plan and Trust as to itself and its employees.

     19.4  No Joint Venture Implied.  The adoption of the Plan by any Employer
           ------------------------
shall not create a joint venture or partnership relation between it and any other Employer. Any rights, duties, liabilities and obligations assumed or incurred hereunder by any Employer, or imposed upon any Employer by the provisions of the Plan, shall relate to and affect such Employer alone.


-------------------------
End of Article XIX

          IN WITNESS WHEREOF, PHAMIS Inc. has caused this instrument to be executed on this 23rd day of November, 1994, but to be effective as of the dates first written above.

                                 PHAMIS INC.



                                 By:  /s/ Frank T. Sample
                                      --------------------------------------

                                 Its: Chief Executive Officer
                                      --------------------------------------

                               FIRST AMENDMENT TO
                                THE PHAMIS INC.
                        SALARY SAVINGS AND DEFERRAL PLAN


                                   RECITALS:

     WHEREAS, PHAMIS, Inc. (the "Company") has established the PHAMIS, Inc. Salary Savings and Deferral Plan (the "Plan") for the benefit of its employees and recently amended and restated the Plan to comply with the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, and the Revenue Reconciliation Act of 1993;

     WHEREAS, the Company has requested that the Internal Revenue Service issue a favorable determination letter regarding the tax-qualified status of the Plan;

     WHEREAS, the Service has conditioned its issuance of a favorable determination upon the adoption of certain amendments to the restated Plan; and

     WHEREAS, the Company desires to satisfy such conditions and may amend the Plan at any time pursuant to Section XVI thereof;


                                   AMENDMENTS

     NOW, THEREFORE, effective generally January 1, 1989, and such other dates required to satisfy the requirements of Internal Revenue Code of 1986, the Plan is amended as follows:

     1.  Section 2.20 of the Plan is amended to read in its entirety as follows:


               2.20  Eligible Employee.  (1) Any Employee of the Company who is
                     -----------------
         at least age 18 and is not covered by a collective bargaining agreement and (2) an Employee of any other Employer who is at least age 18, provided that such Employee is a member of a classification of Employees designated by the Employer as eligible to participate in this Plan in connection with such Employer's adoption of this Plan pursuant to the terms of Article XIX.

     IN WITNESS WHEREOF, the undersigned authority has executed this amendment pursuant to the authorization of the Company.

                              PHAMIS INC.



                              By:  /s/ Gregg W. Blodgett
                                   ------------------------------------

                              Its: Vice President-Finance
                                   ------------------------------------

                              SECOND AMENDMENT TO
                                THE PHAMIS INC.
                        SALARY SAVINGS AND DEFERRAL PLAN


     THIS AMENDMENT to the PHAMIS Inc. Salary Savings and Deferral Plan (the "Plan") is made by PHAMIS Inc. (the "Company") on this 22nd day of February, 1996.


                                   RECITALS:

     WHEREAS, the Company has merged the assets of the ESOP into the Plan on October 1, 1995, and desires to amend the Plan in order to preserve certain protected benefits with respect to the assets of the ESOP that have been merged into the Plan; and

     WHEREAS, the Company desires to further amend the Plan to increase the maximum matching contribution that can be made on behalf of a Plan participant;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1.   Effective October 1, 1995, a new Section 2.1(f) is added as follows:

          (f) ESOP Account.  Includes assets transferred to the Plan on behalf
              ------------
of a participant in the PHAMIS Inc. Employee Stock Ownership Plan on October 1, 1995, in accordance with Section 5.4(c) of the Plan, and the income, gain, and losses allocated thereto, and less distributions made therefrom.

     2.   Effective October 1, 1995, Section 3.1 is restated as follows:

     3.1  Eligibility.  Each Eligible Employee who was a Participant in the Plan
          -----------
on the effective date of this amendment and restatement shall continue to be a Participant hereunder. Each Employee or former Employee who was a participant in the PHAMIS Inc. Employee Stock Ownership Plan on October 1, 1995, shall become a Participant in this Plan on such date. Each other Eligible Employee may become a Participant in the Plan on the Plan Entry Date (if employed on that date) that coincides with or immediately follows the date upon which he completes one year of Eligibility Service. Effective January 1, 1994, however, each Eligible Employee may become a Participant in the Plan on the Plan Entry Date (if employed on that date) that coincides with or immediately follows the date upon which he completes one Hour of Service.

     3.   Effective January 1, 1996, the following provision shall replace
Section 4.1(b):

          (b) Matching Contribution.  A Matching Contribution by the Employer
              ---------------------
that is subject to the limitations of Section 4.5 and that is 50% of the Salary Deferral Contribution elected by a Participant pursuant to Section 5.1(a) (and that is not subsequently distributed pursuant to Sections 5.2 or 5.3) that does not exceed $1,500 in any Plan Year. Prior to January

1, 1996, the Matching Contribution by the Employer to any Participant's Account could not exceed $1,000 in any Plan Year.

     4.   Effective October 1, 1995, the following new paragraph is added to
Section 5.4:

          (c) On October 1, 1995, this Plan was merged with the assets of the PHAMIS Inc. Employee Stock Ownership Plan (the "ESOP"). Each participant in the ESOP shall be a Participant in this Plan on the date of the merger and the benefits of each such Participant shall be held in the ESOP Account established hereunder. In addition to the rights provided in this Plan, each Participant shall with respect to his ESOP Account be entitled to the benefits provided under the ESOP to the extent that such benefits are required to be maintained hereunder pursuant to section 411(d)(6) of the Code. The benefit of each Participant in his ESOP Account shall not be less hereunder than the benefit the such Participants would have received had the ESOP terminated immediately before the merger with this Plan.


     IN WITNESS WHEREOF, the Company has adopted this amendment on the day and year first written above.

                              PHAMIS INC.



                              By:  /s/ Gregg W. Blodgett
                                   -------------------------------------

                              Its: Vice President-Finance
                                   -------------------------------------

                                  PHAMIS INC.

                       SALARY SAVINGS AND DEFERRAL TRUST



                       Effective Date: December 1, 1994

                                  PHAMIS INC.
                       SALARY SAVINGS AND DEFERRAL TRUST
                       ---------------------------------


                               TABLE OF CONTENTS
                                                                            Page

                                   ARTICLE I

                  TITLE, DEFINITIONS, AND ACCEPTANCE OF TRUST


     1.1  Title...........................................................   2
     1.2  Definitions.....................................................   2
     1.3  Word Usage......................................................   3
     1.4  Acceptance of Trust.............................................   3

                                   ARTICLE II
                          PLAN AND TRUST COMPLEMENTARY

     2.1  Complementary...................................................   5
     2.2  Intent to Qualify...............................................   5

                                  ARTICLE III
                                 CONTRIBUTIONS
     3.1  Contributions...................................................   6
     3.2  Commingling of Funds............................................   6
     3.3  Contributions Not Recoverable...................................   6

                                   ARTICLE IV
                              PAYMENTS FROM TRUST

     4.1  Distributions...................................................   7
     4.2  Direction by Committee..........................................   7
     4.3  Exclusive Benefit of Participants...............................   7
     4.4  Liability for Payments..........................................   7
     4.5  Return of Employer Contributions................................   7
     4.6  Payment in the Event of Disability or Incapacity................   7

                                   ARTICLE V
                             POWERS OF THE TRUSTEE

     5.1  Trustee's Powers................................................   9
     5.2  Collective Investment Trust.....................................  11
     5.3  Asset Transfers.................................................  12
     5.4  Power to Do All Necessary Acts..................................  12
     5.5  Separate Investment Funds.......................................  12



     5.6  Short Term Investments..........................................  12
     5.7  Ancillary Trustee...............................................  13
     5.8  Securities Laws.................................................  13

                                   ARTICLE VI
                              DIRECTED INVESTMENTS
     6.1  General.........................................................  14
     6.2  Participant Directed Investments................................  15
     6.3  Investment Manager..............................................  17
     6.4  Investment of Matching Contributions............................  18

                                  ARTICLE VII
                           ADMINISTRATIVE PROVISIONS

     7.1  Accounts and Records...........................................   19
     7.2  Committee Action...............................................   19
     7.3  Valuation of Trust.............................................   19
     7.4  Employer Action................................................   19
     7.5  Court Proceedings..............................................   19
     7.6  Parties to Litigation..........................................   19
     7.7  Third Party....................................................   20
     7.8  Authorization with Respect to Taxes............................   20
     7.9  Consultation With Counsel......................................   20
     7.10 No Interest in Employer........................................   20
     7.11 Fees and Expenses..............................................   20
     7.12 Bonding of Trustee.............................................   20
     7.13 Rule Against Perpetuities......................................   20

                                 ARTICLE VIII
                               FIDUCIARY DUTIES

     8.1  General Fiduciary Standards....................................   22
     8.2  Allocation of Responsibilities.................................   22
     8.3  Liability Among Co-Fiduciaries.................................   22
     8.4  Reliance on Written Instrument.................................   24
     8.5  Liability for Payment of Funds.................................   24
     8.6  Trustee Indemnification........................................   24

                                  ARTICLE IX
                           SUBSTITUTION OF TRUSTEE

     9.1  Trustee........................................................   25
     9.2  Resignation....................................................   25
     9.3  Removal........................................................   25
     9.4  Judicial Appointment...........................................   25



     9.5  Succession of Trustee..........................................   25
     9.6  Merger of the Trustee..........................................   25

                                   ARTICLE X
                           AMENDMENT AND TERMINATION
     10.1  Amendment......................................................  26
     10.2  Termination....................................................  26
     10.3  Amendment and Termination Procedures...........................  26
     10.4  Suspension of Contributions....................................  27
     10.5  Merger or Consolidation........................................  27

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
     11.1  Continuation by Successor......................................  28
     11.2  Limitation on Participants' Rights.............................  28
     11.3  Receipt or Release.............................................  28
     11.4  Alienation.....................................................  28
     11.5  Accounting Period..............................................  28
     11.6  Title to Assets................................................  28
     11.7  Headings.......................................................  29
     11.8  Governing Law..................................................  29
     11.9  Venue..........................................................  29
     11.10 Reliance on Communications.....................................  29
     11.11 Execution and Counterparts.....................................  29

                                  PHAMIS INC.
                       SALARY SAVINGS AND DEFERRAL TRUST
                       ---------------------------------



     THIS AGREEMENT OF TRUST is made this 23rd day of November, 1994, by and among PHAMIS Inc., a Washington corporation (the "Company") and Gregg Blodgett, Kathy Dellplain, and Malcolm Gleser (collectively, the "Trustee").


                                    RECITALS
                                    --------


     WHEREAS, effective October 16, 1984, the Company established a profit-sharing plan and trust known as the PHAMIS Inc. Salary Savings and Deferral Plan and Trust (the "Plan"), which has been amended from time to time;

     WHEREAS, contemporaneously herewith, the Company has completely amended and restated the Plan to be a separate plan document and to comply with the requirements of the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Revenue Reconciliation Act of 1993, and other applicable laws and regulations promulgated thereunder;

     WHEREAS, the Company desires to amend the trust provisions of the Plan as a separate trust agreement, to be known as the PHAMIS Inc. Salary Savings and Deferral Trust (the "Trust" or "Trust Agreement")

     WHEREAS, effective __________________, 1994, the Company further desires to amend the Trust so that Employer "matching" contributions are invested in common stock of the Company and that neither the Trustee nor any fiduciary of the Plan shall have any discretionary authority for the investment of such matching contributions;

     WHEREAS, certain of the original trustees of the Plan have resigned their trusteeship, and have been replaced by the individual trustees executing this Trust Agreement;

     NOW, THEREFORE, the Company and the Trustee hereby amend and restate the Trust Agreement to read as follows:

                                   ARTICLE 1

                  TITLE, DEFINITIONS, AND ACCEPTANCE OF TRUST
                  -------------------------------------------


    1.1  Title.  This Trust Agreement shall be known as the PHAMIS Inc. Salary
         -----
Savings and Deferral Trust.

    1.2  Definitions.   For the purpose of this Trust, the following definitions
         -----------
shall apply unless the context requires otherwise:

         (a) "Beneficiary" shall mean any person or fiduciary designated by a
              -----------
Participant pursuant to the terms of the Plan who is or may become entitled to a benefit under the Plan following the death of the Participant.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
              ----
         (c) "Committee" shall mean the administration committee appointed by
              ---------
the Company to administer the Plan under the terms thereof.

         (d) "Company" shall mean PHAMIS Inc. and its successors and assigns.
              -------

         (e) "Employer" shall mean the Company and any other entity that is in a
              --------
controlled group of corporation with the Company, as defined in section 414(b) of the Code, or that is under common control with the Company, as defined in section 414(c) of the Code, and which has adopted the Plan.

         (f) "Employer Securities" shall mean "qualifying employer securities"
              -------------------
(as such term is defined in section 407(d)(5) of ERISA) of the Company, or a related entity.

         (g) "ERISA" shall mean the Employee Retirement Income Security Act of
              -----
1974, as amended.

         (h) "Fiduciary" shall mean the Trustee, the Committee, the Investment
              ---------
Manager, and such other entities that are designated to carry out fiduciary responsibilities hereunder.

         (i) "Investment Funds" shall mean the separate funds for investment of
              ----------------
Trust assets that are established by the Committee for the direction by Plan participants of the investment of their respective account balances under the Plan. An Investment Fund may be a fund invested in Employer Securities, a mutual fund, an investment contract, or a fund managed by the Trustee or an Investment Manager. In addition, an Investment Fund may also be a self-directed brokerage account with a broker-dealer designated by the Committee and that is subject to such other restrictions and limitations imposed by the Committee. The Committee may add new Investment Funds and eliminate existing Investment Funds at any time.

         (j) "Investment Manager" shall mean an investment manager that is
              ------------------
defined in section 3(38) of ERISA and is appointed by the Committee (with no duty on the part of the Trustee to determine if the appointee is qualified to be an Investment Manager) to manage a Separate Account. Such Investment Manager shall be (a) registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in the Investment Advisers Act of 1940, or
(c) an insurance company qualified to manage, acquire or dispose of plan assets under the laws of more than one state. The Trustee shall be an Investment Manager with respect to those Investment Funds for which it agrees to retain responsibility for investment.

         (k) "Participant" shall mean an Employee or former Employee who has an
              -----------
account balance under the Plan, other than a Former Participant.

         (l) "Plan" shall mean the PHAMIS Inc. Salary Savings and Deferral Plan,
              ----
as amended from time to time. With the consent of the Company, Trustee, and sponsoring Employer, the term "Plan" may also include any other tax qualified defined contribution plan established or maintained by an Employer. Where the context of this Trust so requires, "Plan" shall mean each individual defined contribution plan that is invested hereunder.

         (m) "Prior Trustee" shall mean the individuals who formerly served as
              -------------
trustees of the Plan prior to the date of this Trust Agreement.

         (n) "Trust" shall mean the Salary Savings and Deferral Trust, as
              -----
embodied herein, and as amended from time to time, and all property of every kind held or acquired by the Trustee under the Trust Agreement.

         (o) "Trust Agreement" shall mean this agreement between the Company and
              ---------------
the Trustee, or any successor Trustee, as amended.

         (p) "Trustee" shall mean Gregg Blodgett, Kathy Dellplain, and Malcolm
              -------
Gleser, collectively, or the individual, individuals, entity or entities from time to time appointed as successor Trustee hereunder.

     1.3  Word Usage.  Words used in the masculine shall apply to the feminine
          ----------
where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The words "herein," "hereinafter," "hereof" and other conjunctive uses of the word "here" shall be construed as a reference to another portion of this agreement setting
forth the provisions of the Trust.   Uses of the term "Section"  or "Article" as
a cross-reference shall be to other Sections or Articles contained in the Trust unless the context requires otherwise or otherwise specifically stated.

     1.4  Acceptance of Trust.  The Trustee, by the affixing of its signature to
          -------------------
this Trust Agreement, accepts the Trust created by this Trust Agreement, upon the terms and conditions of this Trust Agreement, to all of which the parties hereto agree, and the Participants (and, where applicable, the participants of other qualified defined contribution plans sponsored by an Employer), and all those persons claiming through or under any of them, shall be deemed to have agreed. Nothing contained in the Plan (or in such other plans), either expressly or by implication, shall be deemed to impose any powers, duties, or responsibilities on the Trustee, other than those set out in this Trust Agreement. The Trustee hereby accepts this Trust and agrees to continue to hold the Trust assets previously held by the Prior Trustee, and all additions and accretions thereto, subject to all the terms and conditions of this Trust Agreement.


_________________________
End of Article I

                                  ARTICLE II

                          PLAN AND TRUST COMPLEMENTARY
                          ----------------------------


     2.1  Complementary.  This Trust Agreement forms a part of each Plan
          -------------
sponsored by an Employer and for which the Employer has chosen the medium of this Trust to fund benefits and invest assets of such Plan. However, notwithstanding any inference to the contrary contained in the Plan, the Trustee's rights, powers, titles, duties, responsibilities, discretion, and immunities shall be governed solely by this Trust Agreement without reference to the provisions of the Plan.

     2.2  Intent to Qualify.  The Plan and Trust are intended to satisfy the
          -----------------
requirements of sections 401 and 501 of the Code and the requirements of the ERISA, and all provisions hereof shall be construed to that result.


_________________________
End of Article II

                                  ARTICLE II

                                 CONTRIBUTIONS
                                 -------------


     3.1  Contributions.  In general, all Employer contributions made to the
          -------------
Trust are conditioned by the Employer on the deductibility of such contribution under section 404 of the Code in the year for which such contribution is made. The Trustee shall hold all assets previously held by the Prior Trustee and all contributions which are delivered to it in cash, Employer Securities, or in other property acceptable to the Trustee. All transferred assets so received, together with all other contributions and transfers received hereunder, and all income and any other increments thereon, shall be held, managed, and administered by the Trustee pursuant to the terms of the Trust without distinction between principal and income. The Trustee shall be accountable to the Employer for the funds contributed to it by the Employer (or on behalf of the Employer), but shall have no duty to administer the Plan nor to determine that the contributions received from the Employer (or on behalf of the Employer) comply with the provisions of the Plan or that the assets of the Trust are adequate to provide any benefit payable pursuant to the Plan. The Trustee shall not be obligated to collect any contributions from the Employer.

    3.2  Commingling of Funds.   Unless otherwise directed by the Committee, the
         --------------------
Trustee shall hold, invest, and administer the Trust assets as a single fund without identification of any part of the Trust assets to the Employer or to any Participant or group of Participants or their Beneficiaries. Nonetheless, the Trustee shall keep separate accounting records for each Plan that is invested through this Trust. Notwithstanding the commingling of Trust assets for investment purposes contemplated in this Section 3.2, the assets of each separate defined contribution plan invested hereunder shall only be available to pay the liabilities of such separate plan, and each such plan shall be treated as a "single plan," as defined in the Treasury Regulations promulgated under section 414(l) of the Code.

    3.3  Contributions Not Recoverable.   Except in circumstances in which
         -----------------------------
contributions are required or permitted to be returned to an Employer by the provisions of the Plan, as permitted or required by ERISA or by the Code, no part of the principal or income of this Trust shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or Beneficiaries and defraying reasonable expenses of administering the Plan and Trust.

_________________________
End of Article III

                                  ARTICLE IV

                              PAYMENTS FROM TRUST
                              -------------------


   4.1  Distributions.  Payments shall be made from the Trust by the Trustee to
        -------------
such persons, in such manner, at such times, and in such amounts as the Committee shall from time to time direct in writing.

   4.2  Direction by Committee.  The Trustee shall not be liable for any
        ----------------------
distribution made by it pursuant to direction of the Committee. If any distribution made by the Trustee is returned unclaimed, the Trustee shall notify the Committee and shall dispose of the distribution as the Committee shall direct in writing. The Trustee shall not be obligated to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee shall be accountable only to the Committee for any payment or distribution made by it on the written order or direction of the Committee.

   4.3  Exclusive Benefit of Participants.   Subject to Section 4.5 hereof, it
        ---------------------------------
shall be impossible, at any time, for any part of the Trust, other than such part as is required to pay taxes and administration expenses, to revert to an Employer, or to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, Former Participants, or their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Subject to Section 4.5, it shall be impossible for an Employer to recover any portion of the Trust. The term "liability" as used herein includes both fixed and contingent obligations owed to the Participants and their Beneficiaries.

   4.4  Liability for Payments.   The liability of the Trustee to make payments
        ----------------------
from the Trust is limited to the available assets of the Trust.

    4.5 Return of Employer Contributions.   Notwithstanding any provisions
        --------------------------------
herein to the contrary, upon an Employer's request, a contribution which was made upon a mistake of fact or conditioned upon either initial qualification of the Plan or deductibility of the contribution under section 404 of the Code shall be returned to the Employer within one year after payment of the mistaken contribution, failure of the Plan to be qualified or disallowance of the deduction (to the extent disallowed), as the case may be. In addition, refunds shall be permitted to the extent consistent with the requirements of sections 403(c) or (d) of ERISA.


_________________________
End of Article IV

                                  ARTICLE IV

                             POWERS OF THE TRUSTEE
                             ---------------------


   5.1  Trustee's Powers .  Subject to the provisions of Article VI, the Trustee
        -----------------
shall have the following authority and powers, without being limited by any state statute or state rule of law regarding investments by trustees, with respect to any and all moneys, securities, or other property at any time held by it and constituting part of the Trust hereunder:

        (a) Investments. To retain in its original form without liability for
            -----------
so doing, any and all property delivered or transferred to Trustee from any source whatever, and from time to time to invest and reinvest all or any part of the Trust corpus in bonds, debentures, promissory notes, common or preferred stocks, with or without par value, real estate, guaranteed investment contracts and other similar arrangements offered by insurance companies, and other additional property. Up to 100% of the assets of the Trust may be invested in Employer Securities.

        (b) Common Funds. To invest in an undivided interest, or undivided
            ------------
interests, in common with any other trust, however created, or any other individual, including investments in so-called "common funds," or in partnerships or joint ventures, operated or created by any person, trust or corporation. The records of the Trustee shall at all times show such Trust's interest in the corpus and income from each such common investment, common fund, partnership or joint venture, and if there be a common fund, partnership or joint venture, its records shall likewise show the interest of each investor.

        (c) Sales. At any time and for any reason, by either public offering or
            -----
private negotiation, for such price and on such terms, with such covenants of warranty and with such security for deferred payments as the Trustee shall deem reasonable, to sell, exchange, assign, transfer or otherwise dispose of all or any part of any real or personal property belonging to the Trust, with authority to grant options for the purchase thereof, and in such manner as the Trustee shall deem proper, to partition between the Trustee and any other person or persons, any property in which the Trust shall hold an undivided interest. No purchaser of or co-tenant in any such property shall ever be obliged to see to the application of any money or other proceeds paid or delivered to the Trustee upon any such sale. In connection with the conveyance of property, the Trustee may procure and pay for policies of title insurance.

        (d) Leases. To rent or lease real or personal property held in trust and
            ------
to make a lease to commence in the future or to extend beyond the termination of the Trust, or to grant to the lessee an option, exercisable during or at the termination of the lease or of any extension thereof, to purchase the leased property.

        (e) Real Estate. To acquire any real estate or estate in land by
            -----------
purchase or lease, or as a result of any foreclosure, liquidation or other salvage of any investment previously made, or otherwise; to improve, develop, manage, administer or operate any real estate held in trust hereunder; to construct, alter, repair, reconstruct, wreck, or remove buildings, structures or improvements on any such real estate; to settle boundary lines and easements and other rights with respect to such real estate; to partition and to join with co-owners and others in dealing with such real estate in any way.

    (f) Oil and Gas.  To enter into and to execute, on such terms as the Trustee
        -----------
shall deem proper, oil, gas, and other mineral leases, unitization, pooling and repressurization agreements, and any and all other agreements and instruments pertaining to the development, production, conservation, processing, or sale, of oil, gas, and other minerals; provided, however, that Trustee shall never drill any oil or gas well, but the Trustee is hereby authorized to enter into contracts whereby a well may be drilled for it, if and only if, some interest in the property will be accepted in full payment of the cost of drilling.

    (g) Collections and Claims.  To collect and receipt for any and all amounts
        ----------------------
ever payable in respect of any property at any time held in trust hereunder, and likewise, subject to the consent of the Employer or Committee, to settle or compromise any and all disputes, of every kind and character, in respect of the administration of a trust, or any property held in trust, or the rights of any person interested hereunder (but not of the Employer or the Committee), and in addition, any and all other claims of every kind and character, in favor of or against the trust or the Trustee, including, but not limited to, taxes of every kind.

   (h)  Borrowing.  To borrow money or to guaranty (by guaranty, co-signature,
        ---------
take-out letter or otherwise) the borrowing of money by any person or entity to enable the Trustee to do whatever it is hereby expressly, or impliedly, authorized to do, and to secure payment of such indebtedness or contingent indebtedness in such manner as it shall deem proper. No lender shall be required to see to the propriety of trustee's action in borrowing or to the use of the money borrowed.

   (i)  Incorporations.  To form, or be a party to the formation of, a
        --------------
corporation, should the Trustee deem it advantageous in the administration of the Trust, or any part of the corpus thereof, and to subscribe and pay for the Trust's part of the stock, either in cash or property or partly one and partly the other.

   (j)  Corporate Stock.  To vote, in person or by proxy, any stocks or other
        ---------------
properties having voting rights; to exercise any options, rights, or privileges pertaining to any property held in trust hereunder; to participate in, support, or oppose any liquidation, merger, reorganizations or consolidation affecting any part of the property held in trust hereunder, and in connection therewith to take any action which an individual could take with respect to property owned outright by such individual, including the payment of expenses or assessments, the deposit of stock, securities, or property with a protective or reorganization committee and to delegate to such committee powers with respect thereto, the acceptance or retention of new stock, securities, or property received in pursuance thereof, and the payment of such amounts of money as may seem advisable in connection with any such protective or reorganization committee. The Trustee may or, if directed by the Committee, shall permit Plan participants to direct the voting of Employer Securities allocated to their accounts in accordance with procedures established by the Committee and to the extent consistent with ERISA.

        (k) Banks. If the Trustee is a bank, to contract or otherwise enter into
            -----
transactions between itself as Trustee and as a bank, between itself as Trustee and the Employer, its subsidiaries and affiliates or any of them, or between itself as Trustee and any other institution for which it then, theretofore or thereafter may be acting as Trustee, subject to the provisions of ERISA and any other relevant law.

        (l) Deposits of Cash. To deposit cash for purposes of paying benefits
            ----------------
under the Plan in any depository, without liability for paying interest thereon, including the banking department of the Trustee or its affiliate and any organization acting as a fiduciary with respect to the Trust, as long as the Trustee deems such to be advisable for the Trust.

        (m) Use of Nominee. To cause any investment held in trust hereunder to
            --------------
be registered in, or transferred into, the name of any trustee, or the name of the nominee or nominees (including the Company) of the Trustee, or to retain them unregistered or in form permitting transferability by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the property held in trust hereunder.

        (n) Agents. To employ and compensate such agents, accountants, brokers,
            ------
attorneys-in-fact, attorneys-at-law, tax specialists, realtors, appraisers and other assistants, and advisers deemed by the Trustee necessary or appropriate for the proper administration of the Trust created hereunder.

        (o) Documents. To make, execute, and deliver any and all deeds, leases,
            ---------
mortgages, contracts, waivers, releases, guaranties, pledges, powers of attorney or other instruments in writing necessary or proper for the accomplishment of any of the powers herein granted or considered incident to the purpose of the Trust.

        (p) Mortgages. To renew or extend or participate in the renewal or
            ---------
extension of any debt or mortgage, upon such terms as may be deemed advisable by the Trustee, and to agree to a reduction in the rate of interest thereon or to any other modification or change in the terms thereof or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed in the best interest of the Trust; to waive any default, whether in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure and to exercise and enforce, in any action, suit or proceedings at law or in equity, any rights or remedies in respect of any debt, mortgage, or guarantee.

        (q) General Authorization. To transact any business whatever connected
            ---------------------
with the Trust.

   5.2  Collective Investment Trust.   In addition to the powers granted in
        ---------------------------
Section 5.1 hereof, the Trustee is expressly authorized to invest all or any portion of the assets comprising the Trust in any collective investment trust which at the time of the investment provides for the pooling of the assets of plans described in section 401(a) of the Code. This authorization applies only if the Trustee has received satisfactory evidence to the effect that the that the Internal Revenue Service has determined that the collective investment trust is exempt from Federal income tax. The provisions of the collective investment trust agreement, as amended by the Trustee from time to time, are by this reference incorporated as a part of the Plan and this Trust to the extent that such provisions are consistent with the provisions of this Trust Agreement. The provisions of the collective investment trust shall govern any investment of Trust assets in that trust, only, but the provisions of this Trust Agreement shall otherwise control all aspects of the Trustee's performance.

     Notwithstanding any other provision of this Trust Agreement, the Trustee may cause any part or all of the money or other property of this Trust to be commingled with the money or other property of trusts created by others by causing such assets to be invested as a part of any one or more of the funds created by the bank trust, and assets of this Trust so added to all of the provisions of the bank trust, as it is from time to time amended.

   5.3  Asset Transfers.  The Trustee may transfer assets either to or from the
        ---------------
Trust and another plan and trust which satisfies the requirements of sections 401(a) and 501(a) of the Code. Asset transfers shall be made in accordance with
Section 5.4 of the Plan.

   5.4  Power to Do All Necessary Acts.   Enumeration of any power herein shall
        ------------------------------
not be by way of limitation but shall be cumulative and construed as full and complete power in favor of the Trustee. In addition to the authority specifically herein granted, the Trustee shall have such power to do all acts as may be deemed necessary for full and complete administration of the Trust and in order to carry out the purposes of this Trust Agreement.

   5.5  Separate Investment Funds .  The Committee may direct the Trustee to
        --------------------------
maintain separate Investment Funds to which each Plan participant may allocate portions of his accounts in the Plan for investment therein. As of the valuation dates for each Plan limitation year, the Trustee shall allocate and credit the net income (or net loss) of the portions of each Investment Fund allocable to each Plan, to the extent that the assets of each Plan are invested in such Investment Funds. In the event that the Committee directs the Trustee to maintain one or more separate Investment Funds, as provided in Article VI, the Trustee shall have no duty or authority with respect to decisions regarding the selection of Investment Funds or the direction of the investment of Trust into the Investment Funds. Except as provided in Section 5.6, and until such time as it is directed otherwise in writing by the Committee, the Trustee shall have no duty or authority to exercise any of the powers granted to it by this
Article V with respect to those Investment Funds for which it is not the Investment Manager, other than the timely and prudent execution of written investment directions from the Committee.

    5.6 Short Term Investments .  Notwithstanding the provisions of Section 5.5,
        -----------------------
the Trustee shall invest for short term purposes any cash in its custody that is subject to and pending deposit into an Investment Fund in bonds, notes and other evidences of indebtedness, United States Treasury bills, commercial paper, banker's acceptances and certificates of deposit, undivided interests or participations therein and (if subject to withdrawal on a daily or weekly basis) participations in common or collective funds composed thereof and regulated investment companies, such short term investment to be at the Trustee's discretion.

   5.7  Ancillary Trustee.  Whenever and as often as the Trustee deems such
        -----------------
action desirable, it may by written instrument appoint any person or corporation in any state of the United States to act as "Ancillary Trustee" (herein so called) with respect to any portion of the Trust then held or about to be acquired on behalf of the Trust. Each such Ancillary Trustee shall have such rights, powers, duties, and discretions as are delegated to it by the Trustee, but shall exercise the same subject to limitations or further directions of the Trustee as shall be specified in the instrument evidencing its appointment. The Ancillary Trustee may resign or may be removed by the Trustee as to all or any portion of the assets so held at any time or from time to time by written instrument delivered one to the other, and the Trustee may thereupon appoint another Ancillary Trustee as successor to whom such assets shall be transferred, or may itself receive such assets in termination of the Ancillary Trusteeship to that extent. Each Ancillary Trustee shall be accountable solely to the Trustee. The Trustee may pay the Ancillary Trustee reasonable compensation and may absolve it from any requirement that it post bond or other security.

   5.8  Securities Laws.  If the Trustee invests any part of the Trust in any
        ---------------
stock or security of the Employer, and the Trustee thereafter elects to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, requires registration of the securities under the federal Securities Act of 1933 or qualification of the securities under the securities laws of any state, the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification or otherwise necessary to effect a sale of such securities in compliance with applicable federal and state securities laws.


_________________________
End of Article V

                                  ARTICLE VI

                              DIRECTED INVESTMENTS
                              --------------------


   6.1  General.
        -------

        (a) Committee Powers. Although the Trustee is authorized under Article V
            ----------------
to invest the Trust, the Committee shall, to the exclusion of the Trustee, have full authority to direct the investment and administration of the Trust. The Trustee is required to follow written investment instructions which it receives from the Committee. Without limiting the generality of the Committee's powers granted hereunder, and subject to Section 6.1(b) hereof, such powers include the authority:

            (1) to direct the Trustee to invest all or any portion of the Trust in notes or other obligations of an Employer;

            (2) to direct the Trustee to purchase from or sell to an Employer or any member of the Committee, notes or other obligations of the Employer, or lease to or from any such persons or the Employer any real or personal property;

            (3) to direct the Trustee as to the purchase, retention, sale, or voting of Employer Securities;

            (4) to direct the Trustee as to the sale or retention of any investment and with regard to the exercise of the Trustee's powers with respect thereto;

            (5) to determine the terms of any investment, lease, sale, or other disposition; and

            (6) to direct the Trustee to maintain separate Investment Funds and to direct the Trustee as to the investment in each separate Investment Fund.

        (b) Committee Direction. Except to the extent provided in Sections
            -------------------
6.1(a) and 6.1(b), the Trustee shall timely and prudently make every sale, investment or retention of investment and otherwise act in the exercise of its powers with respect to the Trust as directed by the Committee in writing. However, to the extent that the Trustee has not received such written directions to the contrary, it shall have all powers granted to it by Article V and shall invest and administer the Trust accordingly. Once a separate Investment Fund has been established, the Trustee shall have no duty to ascertain if the Committee desires the Trustee to recommence exercising its general investment powers with regard to such Investment Fund, other than those duties specified in Sections
5.5 and 5.6, and those duties the Trustee assumes as an Investment Manager under
Section 6.3.

        (c) Participant Directions. To the extent that Participants are
            ----------------------
permitted to direct the investment of their accounts under the Plan in the Investment Funds, such investment instructions shall given pursuant to procedures established by the Administrator and in accordance with Section 6.2.

   6.2  Participant Directed Investments
        ---------------------------------

        (a) Conditional Effectiveness. If the Committee so notifies the Trustee,
            -------------------------
all or any portion of the Trust will be subject to Participants' investment directions according to this Section. The Committee may further elect for any such portion of the Trust to be administered consistent with the regulations and announcements issued under section 404(c) of ERISA.

        (b) Directed Investments. Except as provided in subsections (c) and (j),
            --------------------
and except to the extent of a loan from a Participant's Account, a Participant may direct the investment of his accounts in the Plan (the "Directed Accounts") into any of the Investment Funds.

        (c) Percentage Limitations. Participants are permitted to direct that up
            ----------------------
to 10% of their salary deferral contributions (described in Section 5.1 of the Plan) be invested in an Employer Securities fund. Otherwise, Participant's investment directions must be in the percentages and in increments of his Directed Accounts that are specified by the Committee. A Participant's directions must cover the entire amount of his Account, except to the extent that a loan is considered a directed investment according to the Plan. The Committee may specify a minimum percentage or amount that a Participant may transfer from one Investment Fund to another.

        (d) Participant Directions Limited. A Participant's directed investments
            ------------------------------
under this Section may not exceed the total value of the Participant's Accounts corresponding to the Directed Account. A Participant may invest his Directed Accounts in the Investment Funds selected by the Committee. The Committee may cause the Trustee to limit Participants' investment choices to an administratively efficient number of specific types of investments or funds. The Committee may designate administratively convenient times for Participants to exercise their rights under this Section.

        (e) Communication of Directions. To the extent that a Participant may
            ---------------------------
direct investments according to the Plan and the Trust, investment directions must be communicated to the Committee within a reasonable period of time prior to the date Investment Funds are valued or according to procedures established by the Administrator. A Participant's investment directions under this Section are continuing directions until a timely request for a change in investments is received by the Committee. The Committee may change and announce a different minimum notice period for Participant directions (and direction changes) under this Section or any of its subsections and also to change and announce the date or one or more dates during the year on which Participant directions will be executed.

        (f) Separation from Service. If a Participant is separated from service
            -----------------------
and his Directed Account is to be distributed in installments or if distribution is to be delayed more than six months after the normal payment date for a lump-sum distribution, the Trustee may invest that Participant's postponed distribution account in cash or the short-term fund.

        (g) Charges and Expenses. If not paid by the Company, a Participant's
            --------------------
Directed Account may be charged for the reasonable expenses of carrying out his investment directions, provided that reasonable procedures are established to inform the Participant of any charges. Each Participant must also receive periodic reports on the actual expenses incurred with respect to his Directed Account.

        (h) Investment Information. If the Committee has elected for the Plan to
            ----------------------
be treated as an ERISA 404(c) plan, the Committee will provide Participants with sufficient information concerning the Investment Funds to permit the Participant to make an informed investment decision and such other information required or permitted to be disclosed under Labor Regulation section 2550.404c-1.

        (i) Selection of Investment Fund. The Committee may designate one or
            ----------------------------
more Investment Funds from which the Participant may choose for investment of his Directed Account.

        (j) Right to Decline. Any Fiduciary may decline to implement any
            ----------------
Participant direction under this Section which, if implemented

            (1) would not be in accordance with the documents and instruments governing the Plan, insofar as such documents are consistent with Title I of ERISA;

            (2) would cause the Trustee to maintain indicia of ownership of any asset of the Plan outside the jurisdiction of the district courts other than as permitted by section 404(b) of ERISA and Labor Reg. (S) 404b-1;

            (3) would jeopardize the plan's tax-qualified status under section 401(a) of the Code;

            (4) would result in a direct or indirect:

                (A) sale, exchange or lease of property (other than Employer Securities) between the Employer and the Plan;

                (B) loan to the Employer or an affiliate; or

                (C) acquisition or sale of any Employer real property (as defined in section 407(d)(2) of ERISA);

            (5) would result in a prohibited transaction described in section 406 of ERISA or section 4975 of the Code for which there is no applicable exemption;

            (6) would result in a loss in excess of the Participant's Account balance; or

            (7) would generate taxable income to the Trust.

        (k) Definitions. For purposes of this Section, the following definitions
            -----------
apply:

            (1) Directed Account means the Accounts or portion of Accounts over
                ----------------
       which the Participant exercises investment control.

            (2) Investment Manager means, for purposes of this Section, (i) an
                -----------------
    Investment Manager as defined in Article I hereof, and (ii) any person who exercises discretionary authority or control over the assets of the Plan or a Look-Through Investment or who provides investment advice with respect to such assets for a fee.

            (3) Look-Through Investment means an Investment Fund which is
                -----------------------

                (A) an investment company described in section 3(a) of the Investment Company Act of 1940, or a series investment company described in section 18(f) of such Act, or any of the segregated portfolios of such company;

                (B) a common or collective trust fund or a pooled investment fund maintained by a bank, a bank deposit, or a guaranteed investment contract of a bank;

                (C) a pooled separate account or a guaranteed investment contract of an insurance company qualified to do business in a state; or

                (D) any entity whose assets include Plan assets by reason to the Plan's investment in the entity.

       (l) Employer Securities. If the Committee elects for the Plan to be
           -------------------
administered consistently with 404(c) with respect to an Investment Fund that is invested in Employer Securities, the Committee shall ensure that the procedures required under Labor Reg. (S) 2510.404c-1(d)(2)(ii)(E)(4) are sufficient to safeguard the confidentiality of the information described therein, and that such procedures are being followed. The Committee shall appoint an independent fiduciary to carry out the activities described in the preceding sentence in those situations in which the Committee determines that there is a potential for under Employer influence upon Participants with regard to the exercise of direct or indirect shareholder rights.

        6.3 Investment Manager. The Committee may appoint one or more Investment
            ------------------
Managers to exercise full investment management authority with respect to all or a portion of the assets of the Trust and to authorize payment of the fees and expenses of such Investment Manager from the assets of the Trust.

             (a) If the Committee exercises this right, it shall certify in writing to the Trustee and such Investment Manager the appointment and the scope of the duties and responsibilities of the Investment Manager. Upon its appointment, the Investment Manager shall certify and acknowledge in writing to the Committee and the Trustee that he is a fiduciary with respect to the Plan and Trust, and that he has assumed the duties and responsibilities conferred upon him by the Committee.

            (b) The duties, responsibilities, and authority of any such Investment Manager may be revoked or modified by the Committee at any time by written notice to such Investment Manager and to the Trustee. Any Investment Manager duly appointed and authorized by the Committee, shall, during the period of his appointment, possess fully and absolutely those powers, rights, and duties of the Trustee (to the extent delegated by the Committee and to the extent permissible under the terms of this Trust Agreement) with respect to the investment or reinvestment of that portion of the plan assets over which such Investment Manager has investment management authority.

            (c) During any period of time when such Investment Manager (other than the Trustee) is so appointed and serving, and with respect to those assets of the Trust over which such Investment Manager exercises investment management authority, the Trustee's responsibility shall be limited to holding such assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing such investment instructions only as directed in writing by such Investment Manager.

            (d) Except as otherwise provided by ERISA, the Trustee shall not be responsible for any acts or omissions of such Investment Manager, unless the Trustee is the Investment Manager. Any certificates or other instruments duly signed by such Investment Manager (or the authorized representative of such Investment Manager), which reasonably evidence any instruction, direction or order of such Investment Manager with respect to the investment of those assets of the plan over which the Investment Manager has investment management authority shall be accepted by the Trustee as conclusive proof thereof. The Trustee shall also be entitled to act in good faith upon any notice, instruction, direction, order, certificate, opinion, letter, telegram, or other document reasonably believed by the Trustee to be genuine and to be by such Investment Manager (or the authorized representative of such Investment Manager). Except as otherwise provided by ERISA, the Trustee shall not be liable for any action taken or omitted by such Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith upon written direction of such Investment Manager.

    6.4  Investment of Matching Contributions.  Notwithstanding any provision of
         ------------------------------------
the Plan and Trust, all Employer contributions to the Plan that are based on salary deferral contributions elected by Participants to the Plan (i.e., "matching contributions") shall be invested in Employer Securities. Neither the Trustee nor any other fiduciary of the Plan or Trust shall have any discretionary authority with respect to directing the investment of such Employer matching contributions. To the extent that Employer Securities are not otherwise available in the Trust for such investment, the Trustee shall acquire Employer Securities as soon as administratively feasible from the Company or any holder of Employer Securities.


_________________________
End of Article VI

                                  ARTICLE VII

                           ADMINISTRATIVE PROVISIONS
                           -------------------------


   7.1  Accounts and Records.  The Trustee shall maintain accurate records and
        --------------------
accounts of all transactions hereunder, which shall be available at all reasonable times for inspection or audit by any person designated by the Committee.

   7.2  Committee Action.  Any part of the authority reserved by the Committee
        ----------------
in this Trust Agreement may be exercised by any authorized agent, representative or member of the Committee.

   7.3  Valuation of Trust.  The Trustee shall value the Trust as of each
        ------------------
valuation date under the Plan to determine the fair market value of the assets of each plan invested hereunder. The Trustee shall value the Trust on such other date(s) as may be necessary for the purpose of the Plan and Trust.

        (a) If separate Investment Funds are established hereunder, as of the valuation date for each Plan limitation year, the Trustee shall allocate and credit the net income (or net loss) to each plan invested hereunder to the extent invested in each such Investment Fund.

        (b) If the Trustee believes it cannot value any asset which is held with respect to a separate Investment Fund, it shall give written notice thereof to the Committee on or before the valuation date for the Plan year for which the valuation is being done. The Committee shall employ the necessary consultants, secure a valuation and provide a copy of such valuation to the Trustee. The Trustee shall be fully protected in valuing such assets based on the valuation provided to it by the Committee.

   7.4  Employer Action.  Any action by an Employer hereunder, pursuant to the
        ---------------
Plan, shall be evidenced by a copy of a resolution of its board of directors or other governing body, or by written instrument executed by any person authorized by the Employer to take such action, and the Trustee shall be fully protected in acting in accordance with such written instrument or resolution delivered to it.

   7.5  Court Proceedings.  The Trustee may institute, maintain, or defend any
        -----------------
litigation necessary in connection with the administration of the Trust, provided that if the litigation is not against the Committee, the Employer or any of their agents, the Trustee shall not be obligated by this Trust Agreement to do so unless it shall have been indemnified to its satisfaction against all expenses and liabilities which it may sustain or reasonably anticipate by reason thereof.

   7.6  Parties to Litigation.  Except as otherwise provided by ERISA, only the
        ---------------------
Company, the Committee, the Trustee, and any appropriate Employer shall be necessary parties to any court proceeding involving the Trustee or the Trust. No Participant or Beneficiary shall be entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding shall be binding upon the Company, each Employer, the Committee, the Trustee, Participants, and Beneficiaries.

   7.7  Third Party.  No person dealing with the Trustee shall be obligated to
        -----------
see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request, or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and shall not be liable to any person whomsoever in so doing. The certificate of the Trustee that it is acting in accordance with the Plan shall be conclusive in favor of any person relying on the certificate.

   7.8  Authorization with Respect to Taxes.  The Trustee may pay out of the
        -----------------------------------
Trust all real and personal property taxes, income taxes, and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust, or against the Trustee by reason of its office. The Trustee is further authorized, but not required, to withhold from distributions to any payee such sum necessary to cover Federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment or distribution hereunder, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from any payee or distributee as the Trustee shall reasonably deem necessary for its protection.

   7.9  Consultation With Counsel.  The Trustee may consult with legal counsel,
        -------------------------
who may be counsel for the Company, if appropriate, with respect to any of its rights, duties, or obligations hereunder.

   7.10 No Interest in Employer.  Neither the creation of this Trust nor
        -----------------------
anything contained in this Trust Agreement shall be construed as giving any person entitled to benefits hereunder or other employee of an Employer any equity or other interest in the assets, business, or affairs of the Employer.

   7.11 Fees and Expenses .  Except as otherwise provided herein or in the Plan,
        ------------------
the Trustee shall be reimbursed for all of its expenses and shall be paid such reasonable fees as may be agreed upon from time to time by the Company and the Trustee. Such fees and compensation shall be paid from the Trust if not paid by the Company.

   7.12 Bonding of Trustee .  Unless the Trustee is a corporation, the Company
        -------------------
shall obtain a fidelity bond, or other security, for the performance of the Trustee's powers and duties hereunder that, at least, satisfies the requirements of ERISA and any other applicable law, unless the Trustee is exempt from such bonding requirement by ERISA.

   7.13 Rule Against Perpetuities .  The Trust created hereunder is intended to
        --------------------------
be permanent unless otherwise prohibited by law. However should it be determined that the rule against perpetuities applies to this Trust, then, unless previously terminated, this Trust shall terminate and cease to exist 21 years after the death of the last survivor of the Beneficiaries (including Participants and Former Participants) of the Trust living on the date of its creation at which time the Trustee shall forthwith wind up the affairs of the Trust and distribute to the then Participants and Beneficiaries the entire Trust according to their beneficial interests therein; and provided further, that if at the time of distribution required because of a rule against perpetuities, the Trust may be continued in force without violation of such rule or any other laws of the applicable state, then the Trust will remain in effect until otherwise terminated as provided herein.


_________________________
End of Article VII

                                 ARTICLE VIII

                               FIDUCIARY DUTIES
                               ----------------


   8.1  General Fiduciary Standards.  Pursuant to the requirements of ERISA,
        ----------------------------
the Trustee shall discharge duties specifically allocated to it hereunder solely in the interest of the Participants and their beneficiaries and

        (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

        (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

        (c) In accordance with the documents and instruments governing the Trust, insofar as such documents and instruments are consistent with the provisions of Title I of ERISA.

   8.2  Allocation of Responsibilities.  The Trustee shall have the
        ------------------------------
responsibilities and duties specified in this Trust Agreement, subject, however, to direction by the Committee as specified herein.

        (a) Certain provisions of the Plan are intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Fiduciaries unless such sharing shall be provided for in a provision of this Trust Agreement or the Plan.

        (b) With the consent of the Committee, the Fiduciaries of the Plan may allocate their responsibilities and duties in accordance with the terms of the Plan. Any allocation of fiduciary responsibilities pursuant to this Section shall be made by filing a written notice thereof with the Committee which specifically designates the person or persons to whom such responsibilities or duties are allocated and specifically setting out the particular duties and responsibilities with respect to which the allocation or designation is made.

  8.3   Liability Among Co-Fiduciaries.
        ------------------------------

        (a) General. Except for any liability which may exist under ERISA, the
            -------
Trustee shall not be liable for the breach of a fiduciary duty or responsibility by another Fiduciary of the Plan except in the following circumstances:

            (1) It participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary, knowing such act or omission is a breach;

              (2) By its failure to comply with the general fiduciary standards set out in Section 8.1 hereof in the performance of its specific responsibilities which give rise to its status as a Fiduciary, it has enabled such other Fiduciary to commit a breach; or

              (3) It has knowledge of a breach by such other Fiduciary and it does not undertake reasonable efforts under the circumstances to remedy the breach.


     (b) Co-Trustees.  In the event that there are two or more Trustees serving
         -----------
under this Trust Agreement, each should use reasonable care to prevent a co-Trustee from committing a breach of fiduciary responsibility and they shall jointly manage and control assets of the Plan, except that in the event of an allocation of responsibilities, obligations, or duties, a Trustee to whom such responsibilities, obligations, or duties have not been allocated shall not be liable to any person by reason of this Section, either individually or as a Trustee, for any loss resulting to the Plan arising from the acts or omissions on the part of the Trustee to whom such responsibilities, obligations, or duties have been allocated.

    (c)  Liability When Allocation is in Effect.  To the extent that fiduciary
         --------------------------------------
responsibilities are specifically allocated by the Trustee to any person or persons, then the Trustee shall not be liable for any act or omission of such person in carrying out such responsibility except to the extent that the Trustee violated Section 8.1 hereof (i) with respect to such allocation or designation,
(ii) with respect to the establishment or implementation of the procedure for making such an allocation or designation, (iii) in continuing the allocation or designation, or (iv) the Trustee would otherwise be liable in accordance with this Section.

    (d)  Liability Resulting from Committee and Employer Direction.  Except to
         ---------------------------------------------------------
the extent provided by law, the Trustee shall not be liable for any action taken or omitted in good faith upon written direction of the Committee or the Employer. If at any given time the Committee or the Employer should fail to give written directions or instructions to the Trustee as provided in this Trust Agreement, the Trustee shall act or refrain from acting without such directions or instructions and may exercise its own discretion and judgment as seems appropriate and advisable under the circumstances in carrying out the purposes of this Trust Agreement. In addition, if the Employer or Committee were required hereunder to give written direction or instruction to the Trustee and failed or refused to do so within a reasonable time after receiving notice from the Trustee, then the Trustee may exercise its own reasonable discretion and judgment in carrying out its responsibilities hereunder and, except to the extent required by law, shall not be liable to the Employer or Committee in so doing.

    (e)  No Responsibility for Employer Action.  The Trustee shall not have any
         -------------------------------------
obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under the Plan, nor shall the Trustee, or the Committee be required to collect any contribution required under the Plan, or determine the correctness of the amount of any Employer contribution.

        (f) No Duty to Inquire. Except as specified in Section 8.3(a), the
            ------------------
Trustee shall have no obligation to inquire into or be responsible for any action or failure to act on the part of any other Fiduciary.

        (g) Liability of Trustee Where Investment Manager Appointed. If an
            -------------------------------------------------------
Investment Manager has been appointed hereunder, except as otherwise provided by law, the Trustee shall not be liable for the acts or omissions of such Investment Manager, or be under any obligation to invest or otherwise manage any assets of the Trust which are subject to the management of such Investment Manager.

        (h) Successor Fiduciary. The Trustee shall not be liable with respect to
            -------------------
any breach of fiduciary duty if such breach was committed before he became a Trustee or after he ceased to be a Trustee.

  8.4   Reliance on Written Instrument .  The Trustee shall be fully protected
        -------------------------------
in acting upon any instrument, certificate, resolution, instruction, direction, order, opinion, letter, telegram, or other document believed by it to be genuine, and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

  8.5   Liability for Payment of Funds .  The Trustee shall not be liable for
        -------------------------------
its action in making payment or delivery of any cash or other property to any person at the written direction of the Committee and, in the event of litigation, the Trustee shall not be liable for declining to make delivery thereof until final adjudication shall be made in a court of competent jurisdiction or by agreement of the parties. The Trustee, at its discretion, may bring any action in the nature of an interpleader, but shall not be obligated to do so.

   8.6  Trustee Indemnification .  If the Trustee is an individual or
        ------------------------
individuals, he shall be indemnified and held harmless by the Company against expenses reasonably incurred or imposed on the Trustee in connection with, or resulting from, the defense of such action, suit, or proceeding or in connection with, or resulting from, any appeal therein, except with respect to matters as to which it is adjudged in such action, suit, or proceeding that the Trustee is liable for reckless or willful misconduct in the performance of his duties. As used herein, the term "expenses" shall include all obligations incurred by any such person for the payment of money including, without limitation, attorneys' fees, awards, judgments, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceeding, to the extent such expenses are not otherwise covered by insurance or other right of indemnification. As used herein, "individual" means a private person.


_________________________
End of Article VIII

                                  ARTICLE XI

                            SUBSTITUTION OF TRUSTEE
                            -----------------------


    9.1 Trustee.  The Trustee shall be determined from time to time by the
        -------
Company. The Trustee shall serve until a successor Trustee shall be named by the Company, or until the Trustee's dissolution, resignation, death or removal, in which event the Company shall name a successor Trustee; provided that if the Trustee is a group of individuals, the Company is not required to name a successor Trustee so long as there is at least one Trustee. The word "Trustee" as used herein shall include the original and any successor Trustee or Trustees.

    9.2 Resignation.  The Trustee, or any individual who is a Trustee, may
        -----------
resign at any time upon giving 60 days' written notice in advance to the Company and the Committee unless such notice shall be waived.

    9.3 Removal.  The Company may remove the Trustee, or any individual who is
        -------
a Trustee, with or without cause by giving 60 days' written notice in advance to the Trustee unless such notice shall be waived.

    9.4 Judicial Appointment.  If the Company and the Committee fail to name a
        --------------------
successor trustee within a reasonable time after the Trustee's dissolution, resignation, or removal, the Trustee may request a court of competent jurisdiction to name a successor trustee.

    9.5 Succession of Trustee.  Each successor Trustee shall succeed to the
        ---------------------
title to the Trust vested in its predecessor by accepting in writing its appointment as successor Trustee and filing the acceptance with the former Trustee and the Company without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, shall execute all documents and do all acts necessary to vest the title of record in any successor Trustee. Each successor Trustee shall have and enjoy all of the powers, both discretionary and ministerial, conferred under this Trust Agreement upon its predecessor. No successor Trustee shall be liable for any act or failure to act of any predecessor Trustee.

    9.6 Merger of the Trustee.  If a corporate Trustee should, before or after
        ---------------------
qualification, change its name, become consolidated or merged with another corporation or otherwise should reorganize, any resulting corporation which succeeds to the fiduciary business of such Trustee shall become a Trustee hereunder in lieu of such corporate Trustee.

_________________________
End of Article IX

                                   ARTICLE X

                           AMENDMENT AND TERMINATION
                           -------------------------


  10.1  Amendment.  The Company shall have the right at any time by an
        ---------
instrument in writing to amend the Trust in any manner, provided no amendment shall:

        (a) Authorize or permit any of the Trust (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries.

        (b) Cause or permit any portion of the Trust to revert to or become the property of the Employer (except for those situations described in Section 4.5).

        (c) Except as may be otherwise required by law, increase duties or responsibilities of the Trustee without the written consent of the Trustee.

Any amendment made hereto by the Company pursuant to the provisions of this Section shall be deemed to have been made by any Employer that has previously adopted this Trust without the necessity of such Employer taking any formal action with respect to such amendment.

  10.2  Termination.  The Trust may be terminated at any time by the Company by
        -----------
delivery to the Trustee of a copy of a resolution specifying such termination, or by delivery of written notice of the intent to terminate the Plan or Trust. In the event of termination of the Trust, the Trustee shall distribute all property then constituting the Trust, less any amounts constituting charges against the Trust, in such manner and at such times as may be directed in writing by the Committee. This Trust shall automatically terminate when no cash or other property remains in the Trust.

   10.3 Amendment and Termination Procedures.   Pursuant to section 402(b)(3) of
        ------------------------------------
ERISA, the Company must comply with the following procedures before an amendment to the Trust is effective:

        (a) The Trust may only be modified or terminated by a written amendment that is authorized by the Company, or as otherwise provided in this Article X.

        (b) The Company's authorization of the amendment must be evidenced by any of the following: (i) a resolution of the board of directors; (ii) execution of the amendment by the chief executive officer, president or secretary of the Company; or (iii) ratification of the amendment by a resolution of the board of directors or written approval by the chief executive officer, president or secretary of the Company.

        (c) Notice of an amendment that terminates the Trust or modifies the duties of the Trustee must be provided to the Trustee.

        (d) The Company need not provide notice of the amendment to Plan participants or employees, except as may be required by section 204(h) of ERISA.

  10.4  Suspension of Contributions.  Nothing in this Trust Agreement shall be
        ---------------------------
construed to prevent an Employer from suspending contributions to the Trust for any period whatsoever or permanently. Such a suspension, whether temporary or permanent, shall not, of itself, terminate the Trust.

  10.5  Merger or Consolidation.  The Plan and this Trust shall not be merged
        -----------------------
or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless (a) the transferee or successor plan is a qualified plan within the meaning of section 401(a) of the Code, and (b) each Participant in the transferee or successor plan (if the transferee or successor plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participants, respectively, would have been entitled to receive under the Plan immediately before the merger, consolidation, or transfer (if the Plan had been terminated). Where the foregoing requirement is satisfied, the Company or the Committee may direct that the Plan be merged, consolidated with, or transfer its assets and liabilities to another qualified plan.


_________________________
End of Article X

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------


   11.1 Continuation by Successor.  Any entity succeeding to the interest of an
        -------------------------
Employer by sale, transfer, merger, bankruptcy, or otherwise may elect, with the consent of the Company, to continue this Trust by adopting this Trust Agreement and assuming the duties and responsibilities of the Plan and Trust. Any entity that similarly succeeds to the interest of the Company shall automatically be treated as the Company hereunder.

   11.2 Limitation on Participants' Rights.  Participation in this Trust shall
        ----------------------------------
not give any Employee the right to be retained as an Employee of an Employer or any right to interest in this Trust other than as herein provided. Each Employer reserves the right to dismiss any Employee without any liability for any claim either against this Trust, except to the extent provided herein, or against the Employer. All benefits payable hereunder shall be provided solely from the assets of the Trust.

   11.3 Receipt or Release.  Any payment to any Participant or Beneficiary in
        ------------------
accordance with the provisions of this Trust shall, to the extent thereof, be in full satisfaction of all claims against the Company, the Trustee, the Committee, and any Employer, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

   11.4 Alienation.  Except as determined by the Committee in the case of a
        ----------
qualified domestic relations order (as defined in section 414(p) of the Code),
(a) the benefits, proceeds, payments, or claims of any Participant or Beneficiary payable from the Trust assets shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for support of a spouse or former spouse, (b) any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy, or otherwise dispose of or execute upon any right or benefit payable hereunder shall be null and void, and (c) the Trust assets shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Participant entitled to benefits hereunder and such benefits shall not be considered an asset of the Participant in the event of his insolvency or bankruptcy.

   11.5 Accounting Period.  This fiscal year of the Trust for accounting
        -----------------
purposes is the 12 month period beginning January 1 and ending December 31 of each year.

   11.6 Title to Assets.  The legal and equitable title and ownership of all
        ---------------
assets at any time constituting a part of the Trust shall be and remain with the Trustee and neither an Employer nor any Participant shall ever have any legal or equitable estate therein, save and except that a Participant shall be entitled to receive distributions as and when lawfully made under the terms hereof, and an Employer may receive a return of contributions to the extent provided for in
Section 4.5.

   11.7 Headings.  The titles and headings of Articles and Sections are
        --------
included for convenience of reference only and are not to be considered in construction of the provisions hereof.

   11.8 Governing Law.  All questions arising with respect to the provisions of
        -------------
this Trust Agreement shall be determined by application of the laws of the State of Washington except to the extent Washington law is superseded by federal law.

   11.9 Venue.  All legal actions arising under this Trust or with respect to
        -----
the relationship between the Trustee, the Employer or the Committee, or any of their employees, agents, officers, or directors, shall be brought in a court of competent subject-matter jurisdiction in the State of Washington, County of King. The Trustee, the Employer and the Committee hereby agree to accept service of, make appearance in, and be subject to the jurisdiction of said court.

  11.10 Reliance on Communications.  In acting upon instructions hereunder, the
        --------------------------
Trustee may rely upon any communications that it believes to be genuine and presented by an authorized person.

  11.11 Execution and Counterparts.  This Trust Agreement may be executed in
        --------------------------
multiple counterparts, each of which shall be deemed an original.


_________________________
End of Article XI

                   PHAMIS, INC. SALARY DEFERRAL SAVINGS PLAN

                           LOAN PROCEDURES DOCUMENT
                           ------------------------

        This document is the "Loan Procedures Document" referenced in the Phamis, Inc. Salary Deferral Savings Plan (the "Plan") and is intended to comply with section 2550.408b-1(d) of the Department of Labor Regulations. Pursuant to the Article IX of the Plan, this document constitutes a part of the Plan. In addition to the terms and conditions contained in Article IX and other provisions of the Plan, the following provisions shall apply to Participant loans:

        1. Loan Application Procedure. Any Plan participant may apply for a
           --------------------------
participation loan (a "Loan") by sending a written request therefor to the administration committee of the Plan (the "Committee") on the form prescribed by the Committee. Such request shall state the amount desired to be borrowed, the purpose for which the Loan proceeds will be used and any facts and circumstances that the participant wishes the Committee to consider in deciding whether to grant or deny such Loan. A Plan participant must pay a Loan administration fee of $100 to the Committee at the time of the Loan is disbursed, or any such higher fee charged to the Committee by a third-party administrator of the Plan, which may be deducted from the Loan amount.

        2. Basis for Granting or Denying Loans. The authority to grant or deny a
           -----------------------------------
Loan shall be vested in the Committee. In deciding whether to grant or deny a Loan, the Committee shall consider only those factors that would be considered in a normal commercial setting by an entity in the business of making similar types of loans.

        3. Limiting on Loans. there are no limitations on the types of Loans
           -----------------
offered except as otherwise stated herein, in the Plan, or as required by section 72(p) of the Code or other applicable law. The amount of a Loan must be at least $1,000 and may not exceed 50% of a Plan participant's vested accrued benefit.

        4. Procedure for Determining Interest Rate. In determining the
           ---------------------------------------
"Prevailing Interest Rate" (defined as the rate available for similar loans on commercially reasonable terms), the Administration Committee shall contact at least two commercial lending institutions.

        5. Collateral. The Committee shall not grant a Loan if the Loan is not
           ----------
"adequately secured" (as required by applicable law). In addition, as provided in the Plan, if, during the term of the Loan, the value of the collateral securing the Loan decreases so that the Loan is no longer "adequately secured," then the Committee may require the participant to provide additional collateral for the Loan. The Committee will consider the following as collateral for a loan:

           a. The value of a Plan participant's vested accrued benefit.

           b. If the Loan is for the acquisition of the participant's primary residence, the value of such primary residence, provided that the Plan is able to acquire acceptable evidence of a security interest therein (e.g. deed of trust, mortgage).

       6. Terms of Repayment. As provided in Article IX of the Plan, a loan
          ------------------
generally must be repaid through level amortization over a period that does not exceed five years. However, if the loan is for the purpose of acquiring the participant's primary residence, the period for repayment of the loan must be reasonable, as determined by the Committee, but in all events shall not exceed 30 years. All loans must be repaid through automatic payroll deduction. [Prepayment]

       7. Default. Upon the occurrence of a "Default" (as hereinafter defined or
          -------
as otherwise specified in the Plan), the Plan may accelerate the indebtedness outstanding under a Loan and exercise the rights and remedies specified in the Plan, the rights and remedies available to a creditor under applicable law, and any additional rights and remedies that my be specified in the promissory note, mortgage, deed of trust, or other instruments evidencing the Participant's Loan or any security therefor (collectively, the "Loan Papers"). "Default" means the occurrence of any one or more of the following events: (a) the failure or refusal of the Participant to pay any portion of the Loan, as the same becomes due in accordance with the terms of such Participant's Loan Papers, (b) the failure or refusal of the Participant to punctually and properly perform, observe, and comply with any provision of any of the Loan Papers, or (c) such other events as may be stated in such Participant's Loan Papers.

        8. Amendment. This Loan Procedures Document may be amended by the
           ---------
Committee in a writing that is approved by a majority of the members of the Committee. An amendment must be in writing that is executed by any member of the Committee pursuant to such Committee approval. The Committee may, but need not provide notice of an amendment to Plan participants, the Plan trustee, Phamis, Inc., or any other party. In addition, the Company may amend this Loan Procedures Document in accordance with the provisions for Plan amendments set forth in the Plan.

        IN WITNESS WHEREOF, Phamis, Inc. has adopted this Loan Procedures Document, to be effective for all loans granted or renewed at any time prior to January 1, 1994, on this________day of_____________, 1994.



                                                   PHAMIS, INC.



                                                   ______________________

     IN WITNESS WHEREOF, this Trust Agreement has been executed below, which may be in multiple counterparts, each of which shall be deemed an original, as of the date first written above.

                          A S   T H E   C O M P A N Y
                          - -   - - -   - - - - - - -

                                  PHAMIS INC.


                                /s/ Frank T. Sample
                          By:   _________________________________


                          A S   T R U S T E E
                          - -   - - - - - - -


                          __________________________________
                          Gregg Blodgett


                          /s/ Kathy Dellplain
                          __________________________________
                          Kathy Dellplain


                          /s/ Malcolm Gleser
                          __________________________________
                          Malcolm Gleser

     IN WITNESS WHEREOF, this Trust Agreement has been executed below, which may be in multiple counterparts, each of which shall be deemed an original, as of the date first written above.

                          A S   T H E   C O M P A N Y
                          - -   - - -   - - - - - - -

                                  PHAMIS INC.



                          By:   _________________________________


                          A S   T R U S T E E
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                           /s/ Gregg Blodgett
                          __________________________________
                          Gregg Blodgett


                          __________________________________
                          Kathy Dellplain


                          __________________________________
                          Malcolm Gleser


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